As filed with the Securities and Exchange Commission on November 12, 2024

Registration No. 333-282300

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

CYBER APP SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

_____________________________________

Nevada	7371	98-1585090
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2000 Bering Drive, Suite 875
Houston, Texas 77057
(713) 400-2987
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Steven Looper
Chief Executive Officer
Cyber App Solutions Corp.
2000 Bering Drive, Suite 875
Houston, Texas 77057
(713) 400-2987
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Michael A. Hedge, Esq.
K&L Gates LLP
1 Park Plaza
Twelfth Floor
Irvine, California 92614
Telephone: (949) 253-0900

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated November 12, 2024

Cyber App Solutions Corp.

3,305,788 Shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of up to an aggregate of 3,305,788 shares of common stock, par value $0.001 per share (“common stock”), of Cyber App Solutions Corp. (the “Company,” “we,” “us,” or “our”) issuable upon the conversion of 8,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) that were issued to the Selling Stockholders pursuant to a Securities Purchase Agreement, dated as of August 8, 2024 (the “Series A Preferred Stock Purchase Agreement”), by and among the Company and the Selling Stockholders in a private placement that closed on August 8, (the “Private Placement”).

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of such shares.

Until the securities are listed or quoted on a national securities exchange or the OTC Markets’ “OTCQX” or “OTCQB” tiers, the shares of common stock offered by the Selling Stockholders will only be sold at a fixed price range between $4.00 and $6.00 per share. Upon listing of our securities on a national securities exchange or the OTCQX or OTCQB tiers of the OTC Markets, the Selling Securityholders may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at fixed prices, prevailing market prices or at negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their shares hereunder.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on OTC Pink Open Markets under the symbol “CYRB.” On July 12, 2024, the last reported sale price of our common stock was $4.99 per share.

We are a “smaller reporting company” and have elected to comply with certain reduced public company reporting requirements. In addition, we are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 7 of this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read this prospectus together with the additional information described below under the heading “Where You Can Find More Information.” We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits.

Unless the context indicates otherwise, in this prospectus, the terms “Cyber App Solutions,” the “Company,” “our company,” “we,” “us,” or “our,” are intended to refer to Cyber App Solutions Corp., a Nevada corporation, and its consolidated subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Annual Report on Form 10-K”), and the other risk factors and other cautionary statements contained in our other filings with the SEC. These forward-looking statements are based on management’s current beliefs as of the date of this prospectus, based on currently available information, as to the outcome and timing of future events.

You should not place undue reliance on these forward-looking statements. Forward-looking statements may included statements about:

•        our ability to achieve steady state operations at our first helium plant in the St. Johns Field;

•        the adequacy and availability of capital resources, credit and liquidity, including, but not limited to, debt refinancing, exchanges or repurchases of debt, issuances of debt or equity securities, and our ability to generate sufficient cash flow from operations to fund our capital expenditures and meeting working capital needs;

•        our future financial performance;

•        potential actions of our stakeholders and lenders;

•        our ability to continue as a going concern;

•        our ability to cure defaults under our debt agreements;

•        our business strategy;

•        our helium and carbon dioxide (“CO2”) reserves;

•        our liquidity and capital resources;

•        the future of our operations;

•        our drilling prospects, inventories, projects and programs;

•        our ability to replace the reserves we produce through drilling and property acquisitions;

•        our realized helium and CO2 prices;

•        the timing and amount of our future production of helium and CO2;

•        our competition and government regulations;

•        our ability to obtain permits and governmental approvals; and

•        our pending legal matters.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.

ii

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

iii

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus.

Overview

Cyber App Solutions Corp. (the “Company,” “CYRB” “we,” “us,” or “our”) is a corporation established under the corporation laws in the State of Nevada on February 19, 2021.

We are a growth-driven, industrial gas exploration and production company focused on an integrated approach to the commercial development of helium and CO2 resources in the Southwestern United States known as the “Four Corners” Region, comprising of the four states, Arizona, New Mexico, Colorado and Nevada. We currently hold leases and 100% operatorship to 170,500 gross acres in Apache County, Arizona with an initial development plan consisting of 10.3 billion cubic feet (“BCF”) of contingent helium resources and 763.0 BCF of contingent beverage grade CO2 resources intended to be developed and sold.

We are focused on the acquisition, exploration, development and production of helium and beverage grade carbon dioxide (“CO2”) and we have CO2 reservoirs that are capable of storing captured CO2. Our assets are concentrated in the St. Johns Field located in Apache County, Arizona of the United States (the “St. Johns Field”).

Effective July 17, 2023 (the “Closing Date”), the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Proton Green, LLC (“Proton Green”), and the members of Proton Green (the “Proton Green Members”). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding membership interests of Proton Green held by the Proton Green Members for shares of common stock of the Company. At the Closing Date, the Company issued 68,000,000 new shares of common stock to the Proton Green Members, representing approximately 94.4% of the issued and outstanding shares of common stock of the Company following such issuance. Proton Green became a wholly owned subsidiary of ours.

We have a history of recurring losses from operations and had a working capital deficit as of June 30, 2024 and December 31, 2023. We have no committed capital to address our material liquidity needs over the next twelve months from the date of this prospectus and there is no assurance that we will raise the capital required. Additionally, we have no assurance of future profitability. These matters raise substantial doubt about our ability to continue as a going concern for a period of one year after the date of this prospectus. As a result, our independent registered public accounting firm included an explanatory paragraph in its report dated April 1, 2024, on our consolidated financial statements for the year ended December 31, 2023, with respect to this uncertainty.

Our shares of common stock remain quoted on the OTC Pink Open Market operated by the OTC Markets Group, Inc. (the “OTC”) under the symbol “CYRB”.

Our principal executive offices are located at 2000 Bering Drive, Suite 875, Houston, Texas, 77057. Our main telephone number is (713) 400-2987. Our website is www.protongreen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Recent Developments

Series A Convertible Preferred Stock Offering

On August 8, 2024, we entered into that certain Series A Preferred Stock Purchase Agreement (the “Series A Preferred Stock Purchase Agreement”), pursuant to which we agreed to issue and sell 8,000 shares of the Company’s 10.0% Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $8,000,000 (such offering, the “Series A Preferred Stock Offering”). Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, cumulative dividends in-kind, at a rate of 10.000% per annum on the $1,000 liquidation preference per share of Series A Preferred Stock, payable annually in arrears, commencing on August 8, 2025. If the Series A Preferred Stock does not convert into our common stock based on the conversion features within two (2) years from the effective date of the Series A Preferred Stock Purchase Agreement, the Company is required to redeem the Series A Preferred Stock, which shall include accumulated in-kind dividends, at the $1,000 liquidation preference per share of Series A Preferred Stock. Proceeds were used to paydown $4,000,000 on our convertible promissory notes and the remainder will be used to partially fund the equipment at our next planned helium and CO2 processing plant and to partially fund general and administrative expenses. We plan to issue additional shares of our Series A Preferred Stock under the Series A Preferred Stock Purchase Agreement.

Forbearance Agreement

On September 16, 2024, we entered into that certain Forbearance and Settlement Agreement (the “Forbearance Agreement”) by and between Kips Bay Select LP, a Delaware limited partnership (“Kips Bay”) and Cyber One, Ltd., a Cayman Islands limited company (“Cyber One” and together with Kips Bay, the “Holders”). Pursuant to the Forbearance Agreement, the Holders have agreed to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against us under the convertible promissory notes, dated November 21, 2023 issued the Holders pursuant to the Securities Purchase Agreement, dated as of November 21, 2023 (the “SPA”) in exchange for (i) 1,708,320 shares of Common Stock to Kips Bay (the “Kips Bay Shares”), (ii) 1,254,986 shares of Common Stock to Cyber One (the “Cyber One Shares” and together with the Kips Bay Shares the “Forbearance Shares”) and (iii) up to $13,700,000 in cash to the Holders at the dates and times as set forth in the Forbearance Agreement, which once issued and paid in accordance with the terms of the Forbearance Agreement will result in a full and final settlement of the amounts owing under the Notes and the SPA to the Holders.

On October 15, 2024, the Company entered into that certain Amendment to Forbearance and Settlement Agreement (the “First Amendment to Forbearance Agreement”) by and between the Holders. Pursuant to the First Amendment to Forbearance Agreement, the Holders have agreed to shift the dates and amounts of certain cash payments due under the Forbearance Agreement and to continue to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against the Company under the 2023 Convertible Notes in exchange for (i) 850,000 shares of Common Stock to Kips Bay (the “Kips Bay First Amendment Shares”) and (ii) 850,000 shares of Common Stock to Cyber One (the “Cyber One First Amendment Shares” and together with the Kips Bay Amendment Shares the “First Amendment Forbearance Shares”).

On November 6, 2024, the Company entered into that certain Amendment to Forbearance and Settlement Agreement (the “Second Amendment to Forbearance Agreement” and together with the First Amendment to Forbearance Agreement, the “Amended Forbearance Agreement”) by and between the Holders. Pursuant to the Second Amendment to Forbearance Agreement, the Holders have agreed to further shift the dates and amounts of certain cash payments due under the Forbearance Agreement and to continue to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against the Company under the 2023 Convertible Notes in exchange for (i) 5,000,000 shares of Common Stock to Kips Bay (the “Kips Bay Second Amendment Shares”) and (ii) 5,000,000 shares of Common Stock to Cyber One (the “Cyber One Second Amendment Shares” and together with the Kips Bay Second Amendment Shares the “Second Amendment Forbearance Shares”), provided that if the Company meets its payment obligations under the Second Amendment to Forbearance Agreement then the Holders will each return 2,000,000 shares of Common Stock received pursuant to the Second Amendment to Forbearance Agreement.

RISK FACTOR SUMMARY

Our business is subject to many significant risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these summary risks, together with the risks set forth under the section titled “Risk Factors” and all of the other information in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our securities. If any of the risks discussed in this prospectus actually occur, our business, prospects, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

•        we are an early-stage company with limited proved helium and CO2 reserves, and we have a number of important milestones that we must achieve;

•        we have a history of operating losses, and we may not generate sufficient revenues to support our operations or to become profitable;

•        we have limited experience in the acquisition, exploration, development and production of helium and CO2 and may never be successful in our business plan;

•        because we have a limited operating history, we may not be able to successfully operate our business or execute our business plan;

•        the United States government is selling its helium reserves and the effects of this action are unknown at this time;

•        we are significantly leveraged;

•        the exercise of secured creditor rights could result in a significant or complete loss;

•        our notes feature certain operating covenants that could adversely affect us;

•        we need additional capital to develop the St. Johns field, pay debt obligations and fund corporate overhead, we may not be able to raise such capital or such capital may be available to us only on unfavorable terms;

•        there is substantial doubt as to whether we will continue operations without additional financing;

•        if we fail to manage our growth effectively, we may be unable to execute our business plan;

•        our outstanding obligations and ability to issue additional shares of Common Stock could result in significant dilution to stockholders;

•        our competitors include larger, better-financed and more experienced companies;

•        continuing or worsening inflation could adversely affect our business;

•        our focus on developing and operating in the St. Johns field that has limited infrastructure and producing wells exposes us to greater risks than are generally encountered in businesses focused on operating in well developed fields;

•        there are risks associated with the exploration, development and production of natural resources such as helium and beverage grade CO2;

•        the marketability of our production is dependent upon transportation means and other facilities, which we do not control, if and when these transportation means and facilities are unavailable, our operations could be interrupted and our revenues would be adversely affected;

•        we rely on independent experts and technical or operational service providers over whom we may have limited control;

•        shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plan;

•        our review of properties cannot assure that all deficiencies or environmental risks may be identified or avoided;

•        we may not be able to fully insure against all risks related to our proposed operations, which could result in substantial claims for which we are underinsured or uninsured;

•        we may have limited control over activities of other operators, which could reduce our production and revenues;

•        estimating our helium and CO2 reserves and resources, production and future net cash flows is difficult to do with any certainty;

•        our properties may be subject to substantial impairment of their recorded value;

•        asset retirement obligations for our helium and CO2 assets and properties are estimates, and actual costs could vary significantly;

•        we are increasingly dependent on information technology and disruptions, failures or security breaches of our information technology infrastructure could have a material adverse effect on our operations;

•        we depend on certain key personnel;

•        we are required to indemnify our directors and officers;

•        we may not have adequate internal controls over financial reporting;

•        there may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm us;

•        we have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters;

•        our CEO, President and Director, is affiliated with VVC exploration (“VVC”), which is our shareholder as well as a company engaged in business activities similar to ours, and, accordingly, may have conflicts of interest in allocating his time and determining to which entity a particular business opportunity should be presented;

•        our Chairman of the Board is affiliated with our co-tenant, Pantheon Resources LLC, accordingly may have conflicts of interest with respect to the shared space and the related expenses;

•        certain trends and the corresponding laws and regulations could materially adversely affect us and our industry;

•        helium and CO2 are industrial gases subject to price volatility based on multiple factors outside the control of producers, and low prices may make properties uneconomic;

•        a change in the jurisdictional characterization of some of our assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of our assets, which may cause our operating expenses to increase, limit the rates we charge for certain services and decrease our profitability;

•        federal and state legislative and regulatory initiatives relating to pipeline safety that require the use of new or more stringent safety controls or result in more stringent enforcement of applicable legal requirements could subject us to increased capital costs, operational delays and costs of operation;

•        environmental laws and regulations applicable to our industry are costly and stringent;

•        conducting operations in the helium and CO2 industry subjects us to complex laws and regulations other than the environmental regulations that can have a material adverse effect on the cost, manner or feasibility of doing business;

•        any future climate change initiatives by the executive branch of the United States government, by congress or by state regulatory or legislative bodies could negatively affect our business and operations;

•        the price of our common stock may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment;

•        a more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly, which could lead to costly litigation for us;

•        we need to raise additional capital to meet our future business requirements and such capital raising may be costly or difficult to obtain and could dilute the ownership interest of current stockholders;

•        if shares of our common stock become subject to the penny stock rules, it would become more difficult to trade our shares;

•        our three largest stockholders collectively own approximately 51% of our common stock and will be able to exert a controlling influence over our business affairs and matters submitted to our stockholders for approval;

•        we do not expect to pay dividends in the foreseeable future;

•        sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock;

•        upon dissolution of our company, you may not recoup all or any portion of your investment;

•        if securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline;

•        we are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock less attractive to investors;

•        our management team is required to devote substantial time to public company compliance initiative;

•        investors who buy shares of Common Stock from the selling stockholders at different times will likely pay different prices;

•        a substantial number of shares of our Common Stock may be issued upon conversion of, and in payment of dividends on, the preferred stock, which could cause the price of our Common Stock to decline;

•        sales of substantial amounts of our Common Stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

THE OFFERING

Common stock offered by the Selling Stockholders	Up to 3,305,788 shares of common stock issuable upon the conversion of 8,000 shares of Series A Preferred Stock.
Common Stock Outstanding	95,819,047 shares of common stock as of November 7, 2024
Plan of Distribution

Each Selling Stockholder will determine when and how it will dispose of the shares of common stock issuable upon conversion of the Series A Preferred Stock registered under this prospectus, as described in “Plan of Distribution.”

Use of Proceeds

We are not selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. To the extent the Series A Preferred Stock are exercised through the payment of cash, we will receive the exercise price thereof. We currently expect to use such nominal net proceeds of any such exercise for working capital and general corporate purposes.

The OTC Pink Open Markets Symbol	CYRB
Risk Factors

An investment in shares of common stock involves a high degree of risk. Please see the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and other information included in this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements” and below “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business and Operations

We Are an Early-Stage Company with Limited Proved Helium and CO2 Reserves, and We Have a Number of Important Milestones That We Must Achieve

Our business plan is to engage in acquisition, exploration, development and production of helium and beverage grade carbon dioxide (“CO2”), along with the capabilities for carbon capture and storage. The Company’s assets are concentrated in the St. Johns Field located in Apache County, Arizona (the “St. Johns Field”). We commenced production at our helium processing plant in July 2023 and had our first sale of helium produced from the St. Johns Field in August 2023. However, our helium plant has not reached “steady state” production. We have encountered significant difficulties to date at the helium plant because of mechanical issues and design limitations, resulting in inefficient operations and lower helium recovery rates, which has limited our revenues generated and led to recurring losses incurred. In June 2024, we idled the helium plant and in July 2024 sent a termination letter to the contractor that the helium plant is leased from and operated by to cancel the Master Service Agreement and Helium Purchase Agreement we have with the contractor. Our expansion plans for helium and CO2 extraction and processing require financing from external sources to complete the work. In view of our extremely limited history in the helium and CO2 exploration, processing and carbon capture business, an investor may have difficulty in evaluating us and our business, both current and future activities. An investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. For our business plan to succeed, we must successfully undertake most of the following activities:

•        complete a financing or similar transaction that will provide us with sufficient funds;

•        develop the St. Johns Field to a stage at which helium and CO2 are being produced in commercially viable quantities;

•        contract with offtakers of our commercial production of helium and CO2 upon the commencement of such production;

•        develop distribution channels to sell and transport our products; and

•        identify and enter into binding agreements with suitable third parties (such as joint venture partners and contractors) to construct and/or operate our processing facilities.

There can be no assurance that we will be successful in raising sufficient funds and undertaking the activities listed above. Our failure to undertake successfully most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations.

We Have a History of Operating Losses, and We May Not Generate Sufficient Revenues to Support Our Operations or to Become Profitable

We have incurred operating losses since our inception. For the years ended December 31, 2023 and 2022, we incurred net operating losses of $5,835,871 and $8,054,770, respectively, and for the six month ended June 30, 2024, we incurred net operating losses of $3,200,785. As of June 30, 2024, we had an accumulated deficit of $48,346,217. We expect our net operating losses to continue until we are able to raise sufficient capital to expand our producing and processing capabilities. If our revenues do not increase substantially or if our expenses exceed our expectations, we may never become profitable. There can be no assurance that our exploration and processing activities at the

St. Johns Field will produce helium and CO2 in commercially viable quantities. Moreover, even if we succeed in producing helium and CO2 at the St. Johns Field, we expect to incur net operating losses until such time, if ever, that we produce and sell a sufficient volume of our helium and CO2 to cover direct production costs as well as corporate overhead. There can be no assurance that sales of our helium and CO2 production will ever generate significant revenues, that we will ever generate positive cash flow from our operations or that, if ever attained, we will be able to sustain profitability in any future period. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues in the next twelve months sufficient to support our operations and therefore may rely solely on the cash we raise from investments.

We have limited experience in the acquisition, exploration, development and production of helium and CO2 and may never be successful in our business plan.

Notwithstanding the prior experience of individuals on our management team in resource extraction projects, we are still a relatively young organization with respect to the acquisition, exploration, development and production of helium and CO2 and our management team is new to working together. While we were successful in commencing production at our helium plant in July 2023, we were unable to get the plant to reach “steady state” production and we idled the helium plant in June 2024. Because we have limited experience in the acquisition, exploration, development and production of helium and CO2, there is no guarantee that our management team will be successful in implementing our business plan and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Because We Have a Limited Operating History, We May Not Be Able to Successfully Operate Our Business or Execute Our Business Plan

Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. Such risks include, but are not limited to, the following:

•        expected continuing losses for the foreseeable future;

•        insufficient capital to fully realize our operating plan;

•        our ability to anticipate and adapt to developing markets;

•        limited marketing experience;

•        a competitive environment characterized by well-established and well-capitalized competitors;

•        the ability to identify, attract and retain qualified personnel; and

•        operating in an environment that is highly regulated.

Because we are subject to these risks, evaluating our business may be difficult, our business strategy may be unsuccessful and we may be unable to address such risks in a cost-effective manner, if at all. If we are unable to successfully address these risks our business, prospects, financial condition and results of operations could be materially and adversely affected.

The United States Government is Selling its Helium Reserves and the Effects of This Action are Unknown at This Time

In January 2024, the United States government accepted a bid at an auction it conducted to sell off its federal helium reserves, which are near Amarillo, Texas, to a private company. The United States government announced on June 27, 2024 that it had closed on the sale of its federal helium reserves. Nonetheless, the effects of this action are unknown at this time. On the one hand, concerns have been raised about an interruption in the supply of helium due to this transaction, and in particular a supply chain crisis. Another potential outcome of this transaction is that the buyer of the United States government’s helium reserves will attempt to put those helium reserves into the market shortly after the transaction closes, increasing the supply of helium and, therefore, likely putting downward pressure on the market price of helium. There could also potentially be effects from this transaction on the demand for helium. In short, at the current time, it is impossible to accurately predict what the effects of this action will be on our company, although it is possible that this action will materially and adversely impact our business, prospects, financial condition and results of operations.

We Are Significantly Leveraged

On November 21, 2023, we entered into a securities purchase agreement (the “SPA”) with Kips Bay Select LP (“Kips Bay”) and Cyber One LTD (“Cyber One”). Pursuant to the SPA, we have issued and sold to Kips Bay and Cyber One notes for an aggregate principal amount of $16,000,000, which resulted in cash proceeds to us in the aggregate amount of $8,000,000 (the “2023 Convertible Notes”), and issued to each of Kips Bay and Cyber One 3,846,154 common stock warrants (the “Warrants”). The 2023 Convertible Notes bore interest at 5% per annum before an event of default, computed on the basis of a 360-day year and twelve 30-day months, not compounded, and payable on a monthly basis in cash. The 2023 Convertible Notes are in default and the interest increased to 18% per annum. The 2023 Convertible Notes are secured by all of our assets owned directly or indirectly. The use of secured indebtedness to finance our business is referred to as leveraging. Leveraging increases the risk of loss to us if and to the extent we have insufficient revenue to pay our debt obligations. Cash from other sources are required to cure the event of default. Unless we generate or raise such cash, we will not have sufficient funds to cure the event of default. Additionally, we entered into the Amended Forbearance Agreement with the Holders in which the Holders have agreed to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against the Company under the 2023 Convertible Notes in exchange for the Commitment Shares and certain payments to the Holders, as set forth in the Amended Forbearance Agreement, which once issued and paid in accordance with the terms of the Amended Forbearance Agreement will result in a full and final settlement of the amounts owing under the 2023 Convertible Notes and SPA to the Holders. However, if we fail to make any payments under the Amended Forbearance Agreement the Holders will be free to exercise its rights against the Company with respect to the defaults and event of defaults which currently exist under the SPA. If we are not successful in raising cash from other sources or violate any terms of the Amended Forbearance Agreement, we might be required to sell our assets and properties to meet our obligations.

The Exercise of Secured Creditor Rights Could Result in a Significant or Complete Loss

Although the Holders have agreed to forbear exercising their rights under the 2023 Convertible Notes pursuant to the Amended Forbearance Agreement, we are still in default on the 2023 Convertible Notes and, if we violate any of the terms for the Amended Forbearance Agreement, the remedies available to our noteholders are (among other things) to institute proceedings against our assets and properties to sell them to satisfy the amounts owed pursuant to the Notes. This could result in the partial or total loss of our assets and properties. We have no assurance that, upon the exercise of our noteholders’ secured creditor rights, we would receive a return of anything on our assets and properties.

The loss of our assets and properties by the exercise of our noteholders secured creditor rights would most likely materially and adversely affect our business, financial condition or assets, and could result in a total loss to our stockholders.

Our Notes Feature Certain Operating Covenants That Could Adversely Affect Us

The 2023 Convertible Notes contain operating covenants that prohibit us from certain actions (“negative operating covenants”) and that require us to continually undertake other actions (“affirmative operating covenants”). The negative operating covenants could preclude us from taking actions that we believe to be in the best interests of the Company and our stockholders. The affirmative operating covenants will require us to incur continuing costs and expenses and could require us to take actions that we believe are not in our best interests. Moreover, our failure to comply with either negative operating covenants or affirmative operating covenants would most likely be a default under the 2023 Convertible Notes, giving to our noteholders the rights described above.

We Need Additional Capital to Develop the St. Johns Field, Pay Debt Obligations and Fund Corporate Overhead; We May Not Be Able to Raise Such Capital or Such Capital May be Available to Us Only on Unfavorable Terms

We need additional capital to develop the St. Johns Field, pay debt obligations and fund corporate overhead and we are actively engaged in efforts to complete a capital raising transaction for these purposes. We are using the services of firms that specialize in capital procurement, and we are pursuing our own capital raising initiatives. If funds are not procured pursuant to these arrangements, we will be constrained to seek alternative financing. We have no assurance that we will be successful in completing a transaction that will provide us with required funds. Failure to procure funds needed to develop operations sufficient to generate enough cash to retire the 2023 Convertible Notes as they become due could result in noteholders’ eventual exercise of the rights of a secured creditor and the possible loss of all or a large part of our assets. If either of the preceding events were to occur, we could be forced to cease our current business plan, which could result in a complete loss to our stockholders. Our future liquidity will depend upon numerous factors, including the success of our business efforts and our capital-raising activities. If we obtain funds through the issuance of equity securities, the following results will or may occur:

•        the percentage ownership of our existing stockholders will be reduced;

•        the new equity securities could have rights, preferences or privileges senior to those of the holders of our common shares.

We cannot assure you of our ability to raise funds for any purpose or on commercially reasonable terms.

There is Substantial Doubt as to Whether We Will Continue Operations Without Additional Financing

There is substantial doubt about our ability to continue to operate as a going concern for the twelve months following the date of this prospectus. Key to this determination is our lack of any significant revenues historically and our ability to settle our debt obligations due under the SPA. We continue to finance our business through private sales of our common stock and preferred stock. Pursuant to the terms of the SPA and the transaction documents, we are unable to raise any indebtedness until after the 2023 Convertible Notes have been converted into shares of common stock or have been repaid in full and we are unable to issue or sell, without the prior consent of the debt holders, among other things, any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of common stock. Notwithstanding the preceding, we still need additional funds. There can be no assurance that we will be successful in securing funding, becoming profitable, or continuing our business without either a temporary interruption or a permanent cessation.

If We Fail to Manage Our Growth Effectively, We May Be Unable to Execute Our Business Plan

If we are successful in growing our business as we plan, our operations may expand rapidly and significantly. Any rapid growth could place a significant strain on our management, operational and financial resources. In order to manage the growth of our operations, we will be required to improve and expand existing operations; to implement new operational, financial and inventory systems, procedures and controls, including improvement of our financial and other internal management systems; and to train, manage and expand our staffing. If we are unable to manage growth effectively, our business, results of operations and financial condition will be materially and adversely affected.

Our Outstanding Obligations and Ability to Issue Additional Shares of Common Stock Could Result in Significant Dilution to Stockholders

The 2023 Convertible Notes and unpaid interest outstanding as of the date of the filing of this prospectus are convertible into approximately 146.7 million shares of common stock, and the number of shares of common stock into which these 2023 Convertible Notes and unpaid interest may be converted may increase in the future. An aggregate of approximately 7.7 million shares of our common stock can be acquired upon the exercise of the outstanding Warrants. Additionally, an aggregate of 1,673,724 shares of common stock are issuable upon the conversion of the Series A Preferred Stock, including accrued dividends. The conversion price of the 2023 Convertible Notes and the Series A Preferred Stock and the exercise price of the Warrants may be less than the then current market price of the shares of common stock at the time of conversion and exercise. Moreover, we may register additional shares of common stock for issuance pursuant to our equity incentive plan to employees, officers, directors, and outside consultants to compensate them for services provided or to provide incentives to them for issuance in the future. Future issuance of additional shares pursuant to the 2023 Convertible Notes, Warrants, Series A Preferred Stock or the equity incentive plan, or otherwise, could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such transactions. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the common stock. Moreover, any shares of common stock issued as described above would further dilute the percentage ownership of existing stockholders. The terms on which we could obtain additional capital while the 2023 Convertible Notes, the Warrants or the Series A Preferred Stock are outstanding may be adversely affected because of the potential dilution described in this risk factor.

Our Competitors Include Larger, Better-Financed and More Experienced Companies

The helium and CO2 business is highly competitive in the exploration for and acquisition of reserves, the acquisition of mineral leases, equipment and personnel required to find and produce reserves, in the gathering and marketing of helium and CO2, as well as the distribution of these products. As an early-stage company, we must compete against the independent exploration and production companies as well as larger industrial gas and integrated oil and natural gas companies that may have greater financial and technical resources than we have and substantially more experience in our industry. These competitive advantages may better enable our competitors to sustain the impact of higher exploration and production costs, any helium and CO2 price volatility, productivity variances among properties, overall industry cycles, transportation and supply chain issues, and other factors related to our industry. The advantages of our competitors may also negatively impact our ability to acquire prospective properties, develop reserves, attract and retain quality personnel and raise capital.

Continuing or Worsening Inflation Could Adversely Affect Our Business

Global markets have recently experienced high rates of inflation. Inflationary pressures have increased, and are likely to continue to increase, our operating and capital costs and the costs of our planned exploration, development and processing activities. Expectations of lingering or increasing inflationary pressures in our industry are becoming widespread. In addition to price increases by third-party service companies, it may become more costly for us to recruit and retain key employees, particularly specialized/technical personnel, in the face of increased competition for specialized and experienced field and corporate employees. In addition, governmental responses to inflation, such as any increase in interest rates or the effects of previous interest rate increases, may have a significant negative impact on the economy generally, which could have a material adverse effect on our business. In the current environment, assumptions about future commodity prices, exchange rates, interest rates, costs of inputs and customer credit performance are subject to greater variability than normal, which could, in the future, significantly affect the valuation of our assets, both financial and non-financial, and may have a material adverse effect on our business, results of operations and financial condition.

Our Focus on Developing and Operating in the St. Johns Field That Has Limited Infrastructure and Producing Wells Exposes Us to Greater Risks Than Are Generally Encountered in Businesses Focused on Operating in Well Developed Fields

Our initial activity involves drilling and/or developing wells and installing helium and CO2 processing facilities in the St. Johns Field. Test wells have been drilled in the St. Johns Field; however, there is limited history of commercial scale production of helium and CO2 in the St. Johns Field. Furthermore, we do not have a history of helium and CO2 processing facilities processing gas with the gas composition from our wells. The helium and CO2 processing facilities may take longer than expected, if ever, to reach nameplate production capacity.

Additionally, because the St. Johns Field is undeveloped and in a remote location, it has limited resources of manpower and lease and well service providers. Such limited resources may slow down the process of getting shut-in wells and damaged equipment back online and may limit our ability to hire qualified field personnel. All of these factors may impact whether a drilling program will generate cash flows sufficient to provide a suitable return on investment. If we experience a series of failed drilling projects, our business, results of operations and financial condition could be materially and adversely affected. Additionally, electricity to the site is not provided by Proton Green and thus we are reliant on third parties to power our equipment.

There Are Risks Associated With the Exploration, Development and Production of Natural Resources Such As Helium and Beverage Grade CO2

Exploring and developing natural resource projects bears a high potential for all manner of risks. Many exploration projects do not successfully achieve development due to factors that cannot be predicted or foreseen. Moreover, even one such factor may result in the economic viability of a project being detrimentally impacted, such that it is neither feasible nor practical to proceed. Natural resource exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have a direct or indirect interest will be subject to all the hazards and risks normally incidental to exploration, development and production of natural resources, any of which could result in work stoppages, damages to property, and possible environmental damage. If any of our exploration programs are successful, there is a degree of uncertainty attributable to the calculation of resources and corresponding grades and in the analysis of the economic viability of future development and mineral extraction. Until actually extracted and processed, the quantity of helium and beverage grade CO2 reserves and resources must be considered as estimates only. In addition, the quantity of reserves and resources may vary depending on helium and CO2 prices and various technical and economic assumptions. Any material change in quantity of resources, reserves, grade or recovery ratio, may affect the economic viability of our properties. In addition, there can be no assurance that results obtained in projects will be duplicated in larger scale tests under on-site conditions or during production. We closely monitor our activities and those factors which could impact them, and employ experienced consulting, engineering, and legal advisors to assist us in our risk management reviews where it is deemed necessary.

Our operations are subject to all of the risks normally incident and inherent to the operation and development of natural resource properties and the drilling of wells, including, without limitation, equipment failures; fires; formations with abnormal pressures; uncontrollable flows of gases or well fluids; release of contaminants into the environment and other environmental hazards and risks; and well control events. In addition, our operations are sometimes near residential areas, which adds additional risks. The nature of these risks is such that some liabilities could exceed our insurance policy limits or otherwise be excluded from, or limited by, our insurance coverage, as in the case of environmental fines and penalties, for example, which are excluded from coverage as they cannot be insured.

We could incur significant costs related to these risks that could have a material adverse effect on our results of operations, financial condition and cash flows or could have an adverse effect upon the profitability of our operations. Additionally, a portion of our production activities may involve CO2 injections into fields with wells plugged and abandoned by prior operators. It is often difficult (or impracticable) to determine whether a well has been properly plugged prior to commencing injections and pressuring the CO2 reservoirs.

We may incur significant costs related to these risks that could have a material adverse effect on our results of operations, financial condition and cash flows or could have an adverse effect upon the profitability of our operations. We may incur significant costs in connection with remedial plugging operations to prevent environmental contamination and to otherwise comply with federal, state and local regulations relative to the plugging and abandoning of our helium and CO2 wells. In addition to the increased costs, if wells have not been properly plugged, modification to those wells may delay our operations and reduce our production.

Development activities are subject to many risks, including the risk that we will not recover all or any portion of our investment in such wells and helium and CO2 processing facilities. For example, in June 2024 we idled our helium plant because it was unable to reach “steady state” production and we had encountered significant difficulties at the plant due to mechanical issues and design limitations, resulting in inefficient operations and lower helium recovery rates, which limited our revenues generated and led to recurring losses incurred. In July 2024, we sent a termination letter to the contractor that the helium plant is leased from and operated by to cancel the Master Service Agreement and Helium Purchase Agreement we have with the contractor. The contractor questioned the validity of the termination and proposed evaluation of strategies that may allow us to restart the helium plant and generate sufficient cash flows to cover the helium plant operating costs. We may continue to incur costs of $50,000 per month through April 2028 for leased equipment. More details on the leased equipment are below in the Helium Recovery Unit section of Contractual Obligations and Commitments. In addition, we anticipate shut-in royalties would be approximately $250,000.

The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Further, our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including:

•        unexpected drilling conditions;

•        pressure or irregularities in the composition of fluids or quality of encountered formations;

•        equipment failures or accidents;

•        adverse weather conditions that can disrupt, delay or impede operations and damage processing facilities and delivery systems;

•        compliance with environmental and other governmental requirements;

•        the cost of, or shortages or delays in the availability of, drilling rigs, equipment, pipelines and services; and

•        title problems.

Our helium and CO2 gas processing operations are subject to all the risks and operational hazards inherent in gathering, compressing, processing, fractionating, storing, loading and transporting helium and CO2, including:

•        damages to pipelines, terminals and facilities, related equipment and surrounding properties caused by fires, severe weather, and other natural disasters, the frequency and severity of which may be impacted by climate change, and acts of terrorism;

•        maintenance, repairs, mechanical or structural failures at our helium and CO2 processing facilities on which our operations are dependent, including electrical shortages, power disruptions and power grid failures;

•        loss of or no availability of railroads, trucks, terminals and other means of delivering processed helium and CO2;

•        rail car derailments, fires, explosions and spills;

•        disruption or failure of information technology systems and network infrastructure due to various causes, including unauthorized access or attack;

•        curtailments of operations due to severe seasonal weather;

•        protests, strikes, lockouts or other industrial disturbances;

•        availability and reliability of electric power; and

•        other hazards.

These risks could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage, as well as business interruptions or shutdowns of our helium and CO2 gas processing facilities. Any such event or unplanned shutdown could have a material adverse effect on our business, financial condition and results of operations.

The Marketability of Our Production is Dependent Upon Transportation Means and Other Facilities, Which We Do Not Control; If and When These Transportation Means and Facilities Are Unavailable, Our Operations Could Be Interrupted and Our Revenues Would Be Adversely Affected

The marketability of our helium and CO2 production depends, in part, upon the availability, proximity and capacity of transportation means, which includes trucking and railcars, owned by third parties. In general, we do not control these transportation facilities, and our access to them may be limited or denied. A significant disruption in the availability of, and access to, these transportation lines or other production facilities could adversely impact our ability to deliver to market or produce our helium and CO2 and thereby cause a significant interruption in our operations. In some cases, we may be required to shut in wells, at least temporarily, for lack of a market because of the inadequacy or unavailability of transportation means. If that were to occur, we would be unable to timely realize revenue from those wells until arrangements were made to deliver our production to market. Moreover, our ability to produce and market helium and CO2 could be negatively impacted by:

•        government regulations; and

•        government transportation, tax and energy policies.

We Rely on Independent Experts and Technical or Operational Service Providers Over Whom We May Have Limited Control

We are, and will continue to be, engaging independent contractors to provide us with technical assistance and services. These include the services of geologists, geophysicists, chemists, landmen, engineers and scientists. We also are and will be relying upon them to analyze the other future prospects to determine methods in which they may be developed in a cost-effective manner and to select drill sites. In addition, we intend to rely on the owners and operators of drilling equipment, and on providers of field services, to drill and develop our wells. Moreover, if our properties hold commercial quantities of helium and CO2, we may need to rely on third-party gathering and processing facilities and operators, trucking, and railcars to process and transport our production. Our limited control over the activities and business practices of these providers, any inability on our part to maintain satisfactory commercial relationships with them or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

Shortages of Rigs, Equipment, Supplies and Personnel Could Delay or Otherwise Adversely Affect Our Cost of Operations or Our Ability to Operate According to Our Business Plan

If drilling activity increases in the U.S., a general shortage of drilling and completion rigs, field equipment and qualified personnel could develop. As a result, the costs and delivery times of rigs, equipment and personnel could be substantially greater than in the past. From time to time, these costs have sharply increased and could do so again. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail development activities, which could in turn adversely affect our results of operations.

Our Review of Properties Cannot Assure That All Deficiencies or Environmental Risks May Be Identified or Avoided

We plan on undertaking reviews that we believe are consistent with industry practice for our drilling programs. However, these reviews will often be limited in scope, and may not reveal all existing or potential problems, or permit us to become sufficiently familiar with the related properties to assess all potential problems. Moreover, we may not perform an inspection on every platform or well, and our inspections may not reveal all structural or environmental problems. Our mineral rights with respect to the St. Johns Field contain no indemnification for environmental liabilities. Accordingly, we will pursue our drilling programs on an “as is” basis, which could require us to make substantial expenditures to remediate environmental contamination. If a property deficiency or environmental problem cannot be satisfactorily remedied to warrant commencing drilling operations on a property, we could lose our entire investment in the asset.

We May Not Be Able to Fully Insure Against All Risks Related to Our Proposed Operations, Which Could Result in Substantial Claims for Which We Are Underinsured or Uninsured

While we have insurance for our helium and CO2 exploration and production activities, there is no assurance that such insurance will cover all the risks we confront. Losses and liabilities arising from uninsured and underinsured events, which could arise from even one catastrophic event, could materially and adversely affect our business, results of operations and financial condition. Our exploration, drilling and other activities are subject to a variety of risks, including without limitation:

•        fires and explosions;

•        abnormally pressured formations;

•        mechanical failures of drilling equipment;

•        personal injuries and death, including insufficient worker compensation coverage for third-party contractors who provide drilling services; and

•        natural disasters, such as adverse weather conditions, seismic activity or meteorite impact.

We May Have Limited Control Over Activities of Other Operators, Which Could Reduce Our Production and Revenues

We expect that we will operate all of our wells. However, some of our future business activities could be conducted through joint operating agreements with other operators under which we would own partial interests in certain helium and CO2 properties. In such a situation, we may not operate the related properties and in some cases we may not have the ability to remove the operator in the event of poor performance. As a result, we may have a limited ability to exercise influence over normal operating procedures, expenditures or future development of underlying properties and their associated costs. The failure of an operator of our wells to adequately perform operations, or an operator’s breach of the applicable agreements, could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our and the operator’s control, including:

•        timing and amount of capital expenditures;

•        expertise and financial resources; and

•        inclusion of other participants.

Estimating Our Reserves and Resources, Production and Future Net Cash Flows is Difficult to Do With Any Certainty

Estimating quantities of proved and contingent helium and CO2 reserves and resources requires interpretations of available technical data and various assumptions, including future production rates, production costs, severance taxes, and capital expenditures. Forecasting the amount of recoverable helium and CO2 reserves and resources, and the production rates anticipated therefrom, requires estimates. Actual results most likely will vary from our estimates. Also, the use of a 10% discount factor for reporting purposes, as prescribed by the SEC, may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business, and other natural resource extraction and processing industries in general, are subject. Any significant inaccuracies in these interpretations or assumptions, or changes of conditions, could result in a revision of the quantities and net present value of our reserves and resources.

The proved helium reserves data and contingent helium and CO2 resources represent estimates only. Quantities of proved reserves and contingent resources are estimated based on economic conditions, including expected price of helium and CO2. The Company used actual contract prices for helium. The CO2 prices were estimated based on current negotiations with offtakers and limited market data. The representative helium and CO2 prices used in estimating our January 1, 2024 reserves were $610 per MCF for helium and $200 per ton of CO2. Our reserves and resources and future cash flows may be subject to revisions based upon changes in economic conditions, including the helium and CO2 prices, as well as due to production results, results of future development, operating and development costs, and other factors. Downward revisions of our reserves and resources could have an adverse effect on our financial condition and operating results. Actual future prices and costs may be materially higher or lower than the prices and costs used in our estimates.

Our Properties May Be Subject to Substantial Impairment of Their Recorded Value

The accounting rules for our properties require us to review periodically their carrying value for possible impairment. If helium and CO2 prices decrease or if the recoverable reserves on a property are revised downward, we may be required to record impairment write-downs, which would result in a negative impact to our financial position. We also may be required to record impairment write-downs for properties lacking economic access to markets and must record impairment write-downs for expiring mineral leases or when we expect such mineral leases to expire without an extension, both of which could also negatively impact our financial position.

Asset retirement obligations for our helium and CO2 assets and properties are estimates, and actual costs could vary significantly.

We are required to record a liability for the discounted present value of our estimated asset retirement obligations (“ARO”) to plug and abandon the wells and reclaim the associated pads and other supporting infrastructure when the wells are no longer producing. The Company did not add any ARO during the year ended December 31, 2023 or 2022. Although management has used its best efforts to determine future ARO, assumptions and estimates can be influenced by many factors beyond management’s control, including, but not limited to, changes in regulatory requirements, which may be more restrictive in the future, changes in costs for abandonment related services and technologies, which could increase or decrease based on supply and demand, and/or extreme weather conditions, such as cyclones, tornadoes, lightning storms, and other extreme weather events, which may cause structural or other damage to our helium and CO2 assets and properties. Accordingly, our estimate of future asset retirement obligations could differ materially from actual costs that may be incurred.

We are Increasingly Dependent on Information Technology and Disruptions, Failures or Security Breaches of Our Information Technology Infrastructure Could Have a Material Adverse Effect on Our Operations

Information technology is critically important to our business operations. We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic and financial information, to manage a variety of business processes and activities, including planning, production, financial, logistics, sales, marketing and administrative functions. We depend on our information technology infrastructure to communicate internally and externally with employees, customers, suppliers and others. We also use information technology networks and systems to comply with regulatory, legal and tax requirements. These information technology systems, many of which are managed by third parties or used in connection with shared service centers, may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, computer viruses, attacks by computer hackers or other cybersecurity risks, telecommunication failures, user errors, natural disasters, terrorist attacks or other catastrophic events. If any of our significant information technology systems suffer severe damage, disruption or shutdown, and our disaster recovery and business continuity plans do not effectively resolve the issues in a timely manner, our product sales, financial condition and results of operations may be materially and adversely affected, and we could experience delays in reporting our financial results.

In addition, if we are unable to prevent physical and electronic break-ins, cyber-attacks and other information security breaches, we may encounter significant disruptions in our operations including our production and manufacturing processes, which can cause us to suffer financial and reputational damage, be subject to litigation or incur remediation costs or penalties. Any such disruption could materially and adversely impact our reputation, business, financial condition and results of operations.

Such breaches may also result in the unauthorized disclosure of confidential information belonging to us or to our partners, customers, suppliers or employees which could further harm our reputation or cause us to suffer financial losses or be subject to litigation or other costs or penalties. The mishandling or inappropriate disclosure of non-public sensitive or protected information could lead to the loss of intellectual property, negatively impact planned corporate transactions or damage our reputation and brand image. Misuse, leakage or falsification of legally protected information could also result in a violation of data privacy laws and regulations and have a negative impact on our reputation, business, financial condition and results of operations.

We Depend on Certain Key Personnel

We believe that our future success will depend in large part on our ability to retain and attract highly qualified management, sales and other personnel. Competition for these individuals is intense, and there can be no assurance that we can attract, assimilate or retain necessary personnel in the future. The loss of the services of any member of management, including the lack of sufficient time to devote to our operations, could materially and adversely affect our operations. Any member of management may discontinue providing their services to us at any time and for any reason, and even thereafter commence competition with us. Moreover, we do not currently maintain key man life insurance on any member of management.

We Are Required to Indemnify Our Directors and Officers

Our Articles of Incorporation and Bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Nevada law, provided that the officer or director did not act in bad faith or breach his or her duty to us or our stockholders, or that it is more likely than not that it will ultimately be determined that the officer or director has met the standards of conduct which make it permissible for under Nevada law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

We May Not Have Adequate Internal Controls Over Financial Reporting

While we are in the process of improving our control systems, our management has determined that our disclosure controls, procedures and controls over financial reporting are not sufficiently effective to ensure that information required to be disclosed by us in the reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission. We have implemented a number of disbursing, accounting and financial statement preparation and review processes, and added accounting personnel and as a result the financial controls of the Company have been improved. If we do not have adequate internal accounting controls, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under applicable securities laws.

There May Be Limitations on the Effectiveness of Our Internal Controls, and a Failure of Our Control Systems to Prevent Error or Fraud May Materially Harm Us

We do not expect that internal control over financing reporting, even if timely and well established, will prevent all errors and fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially and adversely affect our business.

We Have Not Voluntarily Implemented Various Corporate Governance Measures, in the Absence of Which, Stockholders May Have More Limited Protections Against Interested Director Transactions, Conflicts of Interest and Similar Matters

Certain legislation, including the Sarbanes Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. Possibly if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Although we intend to bolster our corporate governance capabilities as funds become available for this purpose, prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Our CEO, President and Director, is Affiliated with VVC Exploration (“VVC”), Which is Our Shareholder As Well As a Company Engaged in Business Activities Similar to Ours, and, Accordingly, May Have Conflicts of Interest in Allocating His Time and Determining to Which Entity a Particular Business Opportunity Should Be Presented

We intend to produce helium and beverage grade CO2. VVC engages in a similar business and may compete for the sale of helium in certain territories with us. Our CEO, President and Director, Mr. Steven Looper, has been a member of the VVC board of directors since September 2023. Mr. Looper may hold stock in VVC. As a result, Mr. Looper could have conflicts of interest, including in respect of our contractual relationships with business partners, allocation of management’s time between us and VVC, and decisions of whether to present business opportunities to us or to VVC. These conflicts may not be resolved in our favor, which may result in the terms of our contractual relationships being not as advantageous to us as they would be absent any conflicts of interest, management spending less time on our business than they would absent any conflicts of interest, or potential business opportunities being presented to VVC instead of us. We have no formal code of ethics or policy in place for vetting potential conflicts of interest, and our Board will review any potential conflicts of interest on a case-by-case basis.

Our Chairman of the Board is Affiliated with Our Co-Tenant, Pantheon Resources LLC; Accordingly May Have Conflicts of Interest With Respect to the Shared Space and the Related Expenses

Our independent director and the Chairman of the Board, Mr. David Hobbs, is the executive chairman of Pantheon (“Pantheon”). In October 2023, the Board approved a co-tenancy arrangement whereby we expanded the leased space in our Houston office and share the expanded space with Pantheon. Under this arrangement, we share equally the costs of the lease and office supplies with Pantheon. However, Mr. Hobbs may have conflicts of interest with respect to the shared space and the related expenses. These conflicts may not be resolved in our favor, which may result in the terms of our contractual relationships being not as advantageous to us as they would be absent any conflicts of interest. We have no formal code of ethics or policy in place for vetting potential conflicts of interest, and our Board will review any potential conflicts of interest on a case-by-case basis.

Risks Relating to Our Industry

Certain Trends and the Corresponding Laws and Regulations Could Materially Adversely Affect Us and Our Industry

Worldwide concern over the risks of climate change is growing. This has led to the following developments and could lead to further movement in the following directions:

•        Laws are being adopted or considered to reduce greenhouse gas including CO2. These laws include carbon taxes, trade tariffs, minimum renewable usage requirements, restrictive permitting, increased efficiency standards, and incentives or mandates for alternative resources. Governments and other activists are also seeking to promote their climate change agendas indirectly, such as by seeking to reduce the availability of or increase the cost for the financing and investment in our industry and taking actions intended to promote changes in business strategy for companies in this industry. In August 2023, we were selected by the U.S. Department of Energy (“DoE”) as a member of a consortium of companies to receive an approximately $11,600,000 grant for plans to develop the Southwest Regional Direct Air Capture (“DAC”) Hub (the “DoE DAC Grant”), see “Business — U.S. Department of Energy Program”;

•        Change of laws and policies with respect to carbon capture could cause the loss of DoE DAC Grant and any future government funding of this type; and

•        Consumer sentiment seems to be shifting against fuel sources that leave a large carbon footprint in favor of products that use alternative energy sources. As a result, some investors are increasingly sensitive to environmental, social, and governance (“ESG”) matters, opting to divest their holdings of, or not acquire investments in, companies in our industry. Organizations provide information to investors on corporate governance and related matters and have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. As participants in an industry subject to many federal, state and local laws and regulations, any changes to such laws and regulations could have negative impacts on the price of our common stock, and on our access to capital markets directly, as well as indirectly through impacts on companies in our industry, our distributors, vendors and business partners.

Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address such current trends and concerns may apply to production of CO2 and impact our business, any such future laws and regulations imposing reporting obligations on, or limiting emissions from, our equipment and operations could require us to incur costs to reduce emissions of CO2 associated with our operations. Substantial limitations on CO2 emissions could also adversely affect demand for it. Activists concerned about the potential effects of CO2 on climate change may turn their attention at sources of funding for CO2 producers, which may result in certain financial institutions, funds and other sources of capital restricting or eliminating their investment in CO2 production and related activities. Ultimately, this could make it more difficult for us to secure funding for certain infrastructure projects that are crucial to our operations. Furthermore, some scientists have concluded that increasing concentrations of greenhouse gasses in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events; if any such effects were to occur, they could have an adverse effect on our operations or our exploration and production operations, which in turn could affect demand for our services.

Helium and CO2 Are Industrial Gases Subject to Price Volatility Based on Multiple Factors Outside the Control of Producers, and Low Prices May Make Properties Uneconomic

Helium and CO2 are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. The markets for helium and CO2 may be volatile in the future. The prices a producer may charge and the level of production depend on numerous factors beyond our control. Lower helium and CO2 prices may not only decrease revenues on a per unit basis, but also may reduce the volume of helium and CO2 that can be economically produced. Lower prices will also negatively impact the value of proved reserves and contingent resources. Additionally, the helium and CO2 markets are very opaque and are not tied to an exchange. Therefore, we cannot hedge our production and sales, and are subject to fluctuations in price.

Risks Relating to Legislative or Regulatory Actions

A Change in the Jurisdictional Characterization of Some of Our Assets by Federal, State or Local Regulatory Agencies or a Change in Policy by Those Agencies May Result in Increased Regulation of Our Assets, Which May Cause Our Operating Expenses to Increase, Limit the Rates We Charge for Certain Services and Decrease Our Profitability

We believe that our helium and CO2 gas gathering pipelines meet the traditional tests that the Federal Energy Regulatory Commission (“FERC”) uses to determine that pipelines perform primarily a gathering function and are, therefore, not subject to FERC jurisdiction. The distinction between FERC-regulated interstate transportation services and federally unregulated gathering services, however, has been the subject of substantial litigation, and FERC determines whether facilities are gathering facilities on a case-by-case basis, so the classification and regulation of our gathering facilities is subject to change based on future determinations by FERC, the courts or Congress. If FERC were to consider the status of an individual facility and determine that the facility or services provided by it are not exempt from FERC regulation under the Natural Gas Act of 1938 (“NGA”), and that the facility provides interstate transportation service, the rates for, and terms and conditions of, services provided by such facility would be subject to regulation by FERC under the NGA or the Natural Gas Policy Act (“NGPA”). Such regulation could decrease revenue, increase operating costs, and depending upon the facility in question, adversely affect our results of operations and cash flow. In addition, if any of our facilities were found to have provided services or otherwise operated in violation of the NGA or NGPA, this could result in the imposition of substantial civil penalties, as well as a requirement to disgorge revenues collected for such services in excess of the maximum rates established by FERC.

Even though we consider our helium and CO2 gathering facilities to be exempt from the jurisdiction of FERC under the NGA, FERC regulation of interstate natural gas transportation pipelines may indirectly impact gathering services. FERC’s policies and practices across the range of its natural gas regulatory activities, including, for example, its policies on interstate open access transportation, ratemaking, capacity release, and market center promotion may indirectly affect intrastate markets and gathering services. In recent years, FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, we cannot assure you that the FERC will continue to pursue this approach as it considers matters such as pipeline rates and rules and policies that may indirectly affect the gas gathering services.

Gas gathering may receive greater regulatory scrutiny at the state level; therefore, our helium and CO2 gathering operations could be adversely affected should they become subject to the application of state regulation of rates and services. Our gathering operations could also be subject to safety and operational regulations relating to the design, construction, testing, operation, replacement and maintenance of gathering facilities. We cannot predict what effect, if any, such changes might have on our operations, but we could be required to incur additional capital expenditures and increased operating costs depending on future legislative and regulatory changes.

Federal and State Legislative and Regulatory Initiatives Relating to Pipeline Safety That Require the Use of New or More Stringent Safety Controls or Result in More Stringent Enforcement of Applicable Legal Requirements Could Subject Us to Increased Capital Costs, Operational Delays and Costs of Operation

The U.S. Department of Transportation (“DOT”), through its Pipeline and Hazardous Materials Safety Administration agency (“PHMSA”) and state agencies, enforces safety regulations with respect to the design, construction, operation, maintenance, inspection and management of certain of the pipeline facilities. The PHMSA requires pipeline operators to implement integrity management programs, including more frequent inspections and other measures to ensure pipeline safety in high-consequence areas (“HCAs”), defined as those areas that are unusually sensitive to environmental damage, that cross a navigable waterway, or that have a high population density. The regulations require operators to (i) perform ongoing assessments of pipeline integrity, (ii) identify and characterize applicable threats to pipeline segments that could impact a HCA, (iii) improve data collection, integration and analysis, (iv) repair and remediate pipelines as necessary and (v) implement preventive and mitigating actions. These regulations contain requirements for the development and implementation of pipeline integrity management programs, which include the inspection and testing of pipelines and the correction of anomalies. The PHMSA’s regulations also require that pipeline operation and maintenance personnel meet certain qualifications and that pipeline operators develop comprehensive spill response plans, including extensive spill response training for pipeline personnel.

The Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011, also known as the Pipeline Safety and Job Creation Act, and the Protecting our Infrastructure of Pipelines and Enhancing Safety Act of 2016, also known as the PIPES Act, are the most recent enactments of federal legislation to amend the Natural Gas Pipeline Safety Act of 1968, or NGPSA, and the Hazardous Liquids Pipeline Safety Act of 1979, or HLPSA, which are pipeline safety laws requiring increased safety measures for natural gas and hazardous liquids pipelines. Among other things, the Pipeline Safety and Job Creation Act directs the Secretary of Transportation to promulgate regulations relating to expanded integrity management requirements, automatic or remote-controlled valve use, excess flow valve use, leak detection system installation, material strength testing and verification of the maximum allowable pressure of certain pipelines. The Pipeline Safety and Job Creation Act also increases the maximum penalty for violation of pipeline safety regulations from $100,000 to $200,000 per violation per day of violation and from $1.0 million to $2.0 million for a related series of violations. To account for inflation, those maximum civil penalties have increased to $213,268 per violation per day, with a maximum of $2,132,679 for a related series of violations. The PIPES Act ensures that the Pipeline and Hazardous Materials Safety Administration, or PHMSA, completes the Pipeline Safety and Job Creation Act requirements; reforms PHMSA to be a more dynamic, data-driven regulator; and closes gaps in federal standards.

Traditionally not applicable to our scope of operations, PHMSA recently issued another final rule, entitled “Safety of Gas Gathering Pipelines,” that establishes new safety standards and reporting requirements for certain historically unregulated onshore gas gathering lines, effective as of May 16, 2022. The final rule creates a new Type C category of regulated onshore gas gathering lines in Class 1 locations that are subject to PHMSA’s safety standards and reporting requirements. The final rule also creates a new Type R category of reporting-only onshore gas gathering that are subject to PHMSA’s incident and annual reporting requirements. We are revising our operating and inspection procedures to address these requirements and are in the process of implementing these changes. We may incur expenses related to compliance activities but do not expect our operations to be affected any differently than similarly situated midstream companies.

PHMSA is in the process of developing other regulations to address congressional mandates and for other purposes. The adoption of these new PHMSA rules and implementation of new mandates on the federal and state levels could impact our gas gathering pipeline assets and operations by requiring the installation of new or modified safety controls and the implementation of new capital projects or accelerated maintenance programs, all of which could require us to incur increased operational costs that could be significant. We may also be affected by lost cash flows resulting from shutting down our pipelines during the pendency of any repairs and any testing, maintenance, and repair of pipeline facilities downstream from our own facilities. While we cannot predict the outcome of legislative or regulatory initiatives, such legislative and regulatory changes could materially adversely affect our business, financial condition and results of operations.

Environmental Laws and Regulations Applicable to Our Industry Are Costly and Stringent

Our operations are subject to complex and stringent federal, state, and local laws and regulations governing, among other things, the discharge of substances into the environment or otherwise relating to the protection of human health and the protection of endangered species. These laws and regulations and related public policy considerations affect the costs, manner, and feasibility of our operations and require us to make significant expenditures in order to comply. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory and remedial obligations, and the issuance of injunctions that could limit or prohibit our operations. Some of these laws and regulations may impose joint and several, strict liability for contamination resulting from spills, discharges, and releases of substances, including helium and CO2 and other wastes, without regard to fault or the legality of the original conduct. Under such laws and regulations, we could be required to remove or remediate previously disposed substances and property contamination, including wastes disposed or released by prior owners or operators.

Conducting Operations in the Helium and CO2 Industry Subjects Us to Complex Laws and Regulations other than the Environmental Regulations That Can Have a Material Adverse Effect on the Cost, Manner or Feasibility of Doing Business

In addition to any applicable environmental laws and regulations, companies that explore for and develop, produce and sell helium and CO2 are subject to extensive government laws and regulations, including complex tax laws, and are required to obtain various permits and approvals from government agencies. If these permits are not issued or unfavorable restrictions or conditions are imposed on our drilling activities, we may not be able to conduct our operations as planned. Alternatively, failure to comply with these laws and regulations, including the requirements to obtain any permits, may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Compliance costs can be significant. Further, these laws and regulations could change in ways that substantially increase our costs and associated liabilities. We cannot be certain that existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations will not harm our business, results of operations and financial condition. For example, matters subject to regulation and the types of permits required include:

•        drilling permits;

•        reclamation;

•        spacing of wells;

•        occupational safety and health;

•        air quality, noise levels and related permits;

•        rights-of-way and easements;

•        calculation and payment of royalties; and

•        taxation.

Under these laws and regulations, we could be liable for:

•        personal injuries;

•        property damage;

•        discharge of hazardous materials;

•        remediation and clean-up costs;

•        fines and penalties; and

•        natural resource damages.

Any Future Climate Change Initiatives by the Executive Branch of the United States Government, by Congress or by State Regulatory or Legislative Bodies Could Negatively Affect Our Business and Operations

In addition to the environmental laws and regulations currently applicable to us, there is a possibility of a future change in initiatives, laws and regulations applicable to us based on the change of scope of the current laws and regulations or reclassification of certain relevant aspects of our business. The United States government periodically evaluates and re-evaluates the U.S. position with respect to global initiatives, laws and regulations with respect to climate change and specifically the Paris Climate Agreement and its target reduction of greenhouse gas emissions. A number of governmental bodies have introduced or are contemplating regulatory changes in response to various proposals to combat climate change and how it should be dealt with, including heightened CO2 regulation. Legislation and increased regulation regarding climate change or CO2 standards or procedures could have a direct or indirect impact on us and impose significant costs on us and possibly affect our financial condition and operating performance.

Risks Related to Ownership of Our Securities

The Price of Our Common Stock May Be Subject to Substantial Volatility, and Stockholders May Lose All or a Substantial Part of Their Investment

Our Common Stock currently trades on the OTC Pink Open Market operated by OTC Markets Group, Inc. (the “OTC Pink”). There is very limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

A More Active, Liquid Trading Market for our Common Stock May Not Develop, and the Price of Our Common Stock May Fluctuate Significantly, Which Could Lead to Costly Litigation For Us

Historically, the market price of our Common Stock has fluctuated over a wide range. During the less than 12-month period prior to the date of this prospectus, our Common Stock traded as high as $4.99 per share and as low as $1.03 per share on the OTC Pink. In addition, the Company sold shares in private offerings through Subscription Agreements. There has been very limited trading volume in the market for our Common Stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our Common Stock may adversely affect a stockholder’s ability to sell its shares of Common Stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of Common Stock and our ability to acquire other companies or assets by using shares of our Common Stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our Common Stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock could fluctuate widely in response to several factors, including:

•        our quarterly or annual operating results;

•        changes in our earnings estimates;

•        investment recommendations by securities analysts following our business or our industry;

•        additions or departures of key personnel;

•        changes in the business, earnings estimates or market perceptions of our competitors;

•        our failure to achieve operating results consistent with securities analysts’ projections;

•        changes in industry, general market or economic conditions; and

•        announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the technological and healthcare industry. The changes often appear to occur without regard to specific operating performance. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If litigation is instituted against us, it could result in substantial costs and a diversion of our management’s attention and resources, regardless of the outcome of such litigation.

We Need to Raise Additional Capital to Meet Our Future Business Requirements and Such Capital Raising May Be Costly or Difficult to Obtain and Could Dilute the Ownership Interest of Current Stockholders

We have relied upon cash from financing activities and, in the future, we expect to rely on the proceeds from future debt and/or equity financings, and we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility.

Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, we may not be able to fully develop our assets, in which case you would likely lose the entirety of your investment in us.

We do not have any firm commitments or other identified sources of additional capital from third parties or from our officers and directors or from other stockholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing will involve dilution to our existing stockholders. If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our product development and/or business operations, which could have a material adverse effect on our business and financial results. In such a scenario, investors would be at risk of losing all or a part of any investment in our Company.

If Shares of Our Common Stock Become Subject to the Penny Stock Rules, It Would Become More Difficult to Trade Our Shares

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain a listing on certain national securities exchanges or are not authorized for quotation on certain automated quotation systems and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Our Three Largest Stockholders Collectively Own Approximately 44.5% of our Common Stock and Will Be Able to Exert a Controlling Influence Over Our Business Affairs and Matters Submitted to Our Stockholders For Approval

Our three largest stockholders, who include one member of our senior management team, collectively own approximately 44.5% of our common stock. As a result, if they were to act collectively, they would have control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination, and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders, including public stockholders like you.

We Do Not Expect to Pay Dividends in the Foreseeable Future

We have never declared or paid any cash dividends. We anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations, and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors, subject to applicable laws, and dependent upon a number of factors, including our earnings, capital requirements, and overall financial conditions. In addition, our ability to pay dividends on our common stock may be restricted by the terms of any future debt or preferred securities issuances. Accordingly, your only opportunity to achieve a return on your investment in our Company may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. We cannot assure you of a positive return on your investment or that you will not lose the entire amount of your investment.

Sales of a Significant Number of Shares of Our Common Stock in the Public Markets, or the Perception That Such Sales Could Occur, Could Depress the Market Price of Our Common Stock

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Upon Dissolution of Our Company, You May Not Recoup All or Any Portion of Your Investment

In the event of a liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, our assets would be used to pay all of our debts and liabilities, and only thereafter would any remaining assets be distributed to our stockholders, subject to rights of the holders of our preferred stock, if any, on a pro rata basis. There can be no assurance that we will have assets available from which to pay any amounts to our stockholders upon such a liquidation, dissolution or winding-up. In such an event, you would lose all of your investment.

If Securities or Industry Analysts Do Not Publish Research or Publish Inaccurate or Unfavorable Research About Our Business, Our Stock Price and Trading Volume Could Decline

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We Are an “Emerging Growth Company” and the Reduced Disclosure Requirements Applicable to Emerging Growth Companies May Make Our Common Stock Less Attractive to Investors

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted by SEC rules and plan to rely on exemptions from certain disclosure requirements that are applicable to other SEC-registered public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Our Management Team is Required to Devote Substantial Time to Public Company Compliance Initiatives

As a publicly reporting company, we incur significant legal, accounting, and other expenses. Our management and other personnel devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

Risks Relating to the Offering

Investors Who Buy Shares of Common Stock from the Selling Stockholders at Different Times Will Likely Pay Different Prices

The Selling Stockholders may resell all, some or none of such shares at any time or from time to time in their sole discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholders in this offering at different times will likely pay different prices for those shares, and so may experience different outcomes on their investment. Investors may experience a decline in the value of the shares they purchase from the selling stockholders in this offering as a result of future sales made by the selling stockholders at prices lower than the prices such investors paid for their shares in this offering.

A Substantial Number of Shares of Our Common Stock May Be Issued Upon Conversion of, and in Payment of Dividends on, the Preferred Stock, Which Could Cause the Price of Our Common Stock To Decline

Each holder of the Series A Preferred Stock has the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid non-assessable shares of the Company’s common stock. Additionally, all outstanding shares of Series A Preferred Stock shall automatically convert into shares of common stock (i) in a firm-commitment underwritten public offering pursuant to an effective registration statement, resulting in gross proceeds to the Company of at least $40.0 million or (ii) at the close of the first trading day upon an uplisting of the common stock (the “Uplisting Conversion Date”) to any of the following markets or exchanges: the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, NYSE American or any other National Securities Exchange.

The Series A Preferred Stock is convertible into common stock at a conversion price of $4.84 (the “Conversion Price”). In the event the closing price of our common stock closes on the Uplisting Conversion Date at a price below the Conversion Price, the Conversion Price shall be reduced to equal the closing price of the common stock on the Uplisting Conversion Date, provided that in no event will the Conversion Price be less than $3.02.

In addition, each holder of the Preferred Stock will be entitled to receive an annual dividend, whether or not declared, set aside for payment or otherwise by the Board, at a rate of 10.000% per annum payable in-kind, commencing on August 8, 2025.

If the holders of the Preferred Stock had elected to convert the shares of Preferred Stock in full on the date of this prospectus, we would have issued 1,673,724 shares of our common stock to the holders. The issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline.

Sales of Substantial Amounts of Our Common Stock by the Selling Stockholders, or the Perception That These Sales Could Occur, Could Adversely Affect the Price Of Our Common Stock

The sale by the Selling Stockholders of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition of shares of the common stock issuable upon conversion of the Series A Preferred Stock by the Selling Stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear any broker or similar commissions with respect to sales of shares of our common stock.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

MARKET INFORMATION

There is no “established trading market” for our shares of common stock. Since May 8, 2023, our common stock has been quoted on the OTC Pink under the ticker symbol “CYRB”. There can be no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The last reported closing price was $4.99 on July 12, 2024. As of November 7, 2024, the Company had 153 stockholders of record. The number of shareholders does not include beneficial owners holding shares through nominee names.

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those shares of common stock issuable upon the conversion of the Series A Preferred Stock previously issued to the Selling Stockholders. For additional information regarding the issuances of those shares of common stock, see “Series A Convertible Preferred Stock Offering” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock as of November 7, 2024. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The maximum number of shares of our common stock that may be offered by the Selling Stockholder as set forth below is calculated based on an assumed conversion of all 8,000 outstanding shares of the Series A Preferred Stock held by the selling stockholder plus assumed number of shares issued in payment of accrued dividends as of the date of this prospectus. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances as set forth in the Certificate of Designations. Accordingly, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock beneficially owned and offered by the Selling Stockholders pursuant to this prospectus may increase or decrease from that set forth in the below table and elsewhere in this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

In the fifth column in the table below, the percentage of shares owned after the offering is based on 95,819,047shares of common stock outstanding as of November 7, 2024. This information has been obtained from the Selling Stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Cyber App Solutions Corp., 2000 Bering Drive, Suite 875, Houston, Texas, 77057.

	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	After Offering
Name and Address			Number of shares of Common Stock Owned After Offering	Percentage of Shares Beneficially Owned
Purpose Driven Ventures; 28610 Hwy 290, Suite F09-336, Cypress TX 77433(1)	—	1,897,109	1,897,109	1.94%
Daniel and Haylee Bercaw; 14403 Dustin Ln., Crosby, TX 77532(2)	—	73,914	73,914	0.08%

BUSINESS

Business Overview

Cyber App Solutions Corp. (the “Company,” “CYRB” “we,” “us,” or “our”) is a corporation established under the corporation laws in the State of Nevada on February 19, 2021.

We are a growth-driven, industrial gas exploration and production company focused on an integrated approach to the commercial development of helium and CO2 resources in the Southwestern United States known as the “Four Corners” Region, comprising of the four states, Arizona, New Mexico, Colorado and Nevada. We currently hold leases and 100% operatorship and sole working interest to 170,500 gross acres in Apache County, Arizona with an initial development plan consisting of 10.3 billion cubic feet (“BCF”) of contingent helium resources and 763.0 BCF of contingent beverage grade CO2 resources intended to be developed and sold.

We are focused on the acquisition, exploration, development and production of helium and beverage grade carbon dioxide (“CO2”) and we have CO2 reservoirs that are capable of storing captured CO2. Our assets are concentrated in the St. Johns Field located in Apache County, Arizona of the United States (the “St. Johns Field”).

Effective July 17, 2023 (the “Closing Date”), the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Proton Green, LLC (“Proton Green”), and the members of Proton Green (the “Proton Green Members”). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding membership interests of Proton Green held by the Proton Green Members for shares of common stock of the Company. At the Closing Date, the Company issued 68,000,000 new shares of common stock to the Proton Green Members, representing approximately 94.4% of the issued and outstanding shares of common stock of the Company following such issuance. Proton Green became a wholly owned subsidiary of ours.

Our shares of common stock remain quoted on the OTC Pink Open Market operated by the OTC Markets Group, Inc. (the “OTC”) under the symbol “CYRB”.

Our principal executive offices are located at 2000 Bering Drive, Suite 875, Houston, Texas, 77057. Our main telephone number is (713) 400-2987. Our website is www.protongreen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Estimation and review of helium reserves and helium and CO2 contingent resources

Proved helium reserve and helium and CO2 contingent resources estimates as of January 1, 2024 were prepared by William M. Cobb & Associates, Inc. (“Cobb”), our independent petroleum engineers. Cobb does not own an interest in any of our properties, nor are they employed by us on a contingent basis. A copy of our independent petroleum engineer’s proved helium reserve report, helium and CO2 contingency resources reports and helium and CO2 contingency resources reports addendums as of January 1, 2024 are attached as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 to this prospectus.

Cobb is recognized as an industry leader in identifying and solving complex technical problems and offer considerable experience and expertise in the areas of reservoir analyses, waterflood studies, miscible and immiscible gas injection projects, reserve analyses, property evaluations, geology and petrophysics, economic studies, and expert witness testimony. Cobb was founded in 1983 and performs consulting petroleum engineering services as a Registered Engineering Firm (F-84) in Texas. Within Cobb, the technical person primarily responsible for preparing the estimates set forth in the Cobb reports is the President Randal M. Brush, a Registered Professional Engineer (#85165) in Texas. Mr. Brush holds a B.S. in Chemical Engineering with honors from Rice University and a M.S. in Petroleum Engineering from Stanford University and has over 40 years of experience. Mr. Brush is a member of the Society of Petroleum Engineers, where he has served on several committees and Society of Petroleum Evaluation Engineers. Mr. Brush is now Senior Engineering Advisor with Haas & Cobb Petroleum Consultants, formed by the January 2024 merger of William M. Cobb & Associates, Inc. and Haas Engineering.

This technical principal meets and exceeds the education, training, and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. He is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.

Cobb is very familiar with the St. Johns Field assets and has prepared reserves and contingent resource reserves reports for the properties and previous owners over the past 15 years. Our internal staff of petroleum engineers and geoscience professionals worked closely with our independent petroleum engineers to ensure the integrity, accuracy and timeliness of the data used to calculate the proved helium reserves and contingent helium and CO2 resources relating to our assets. Our internal technical team members met with our independent petroleum engineers periodically to discuss the assumptions and methods used in the proved reserve estimation process. We provided both new and historical information to our independent petroleum engineers for our properties, such as ownership interest, historical production, well test data, helium and CO2 prices, subsurface geologic data and estimated operating and development costs. Our Chief Technology Officer is primarily responsible for overseeing the preparation of our reserves and contingent resources estimates. Our Chief Technology Officer has over 35 years of experience across multiple facets of the energy industry including assisting with the preparation of reserves and contingent resources reports. He obtained a BSc. in Geochemistry with Honors from the University of London, and MS in Geologic Engineering from the Colorado School of Mines.

The preparation of our proved helium reserve and contingent helium and CO2 resources estimates as of January 1, 2024 was completed in accordance with internal control procedures. These procedures, which are intended to ensure reliability of reserves and contingent resource estimations, include the following:

•        review and verification of producing formations, well targets and the development plan by our Chief Technology Officer;

•        review by our Chief Technology Officer of all of our reported proved helium reserves and contingent helium and CO2 resources; and

•        verification of property ownership interest by our Chief Technology Officer and Land department.

Proved helium reserves report

We had one producing well as of December 31, 2023. The Cobb report for proved helium reserves as of January 1, 2024 was prepared to evaluate the reserves and cash flows associated with the one producing well. The reserves evaluation is based on the estimates of in-place and potentially recoverable helium gas volumes in the St. Johns Field. Because these gases are not hydrocarbons, they are not subject to the SEC’s or the petroleum industry’s hydrocarbon reserves definitions. However, to put these reserves estimates into a technical context, the corresponding reserves category would be “proved developed producing reserves”, as defined by the petroleum industry’s Petroleum Resources Management System, revised in June 2018 (the PRMS).

The PRMS defines “proved reserves” as “ those quantities of petroleum that, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable from known reservoirs and under defined technical and commercial conditions.” It defines “developed producing reserves” as those “…expected to be recovered from completion intervals that are open and producing at the time of the estimate.” While not petroleum, the helium gas currently produced by the subject well otherwise fits these definitions.

Contingent helium and CO2 resources report

The goals of this feasibility study include estimating, or incorporating other experts’ estimates, of the following: (1) the volume of total gas in place within our leased minerals in the St. Johns Field; (2) the amount of gas that might be produced under reasonable development scenarios; (3) the resulting volumes of recoverable helium and CO2; (4) the approximate cost and timing of wells and facilities required to recover those volumes; and (5) the overall potential economic value of the project. All these results are estimates with significant uncertainty associated with their values. These values will change, and the uncertainty will be reduced, as additional information is gathered in the Field as a result of development activities.

Because these gases are not hydrocarbons, they are not subject to the SEC’s or the petroleum industry’s hydrocarbon reserves definitions. However, to put these volumes into a technical context, this report treats them as “contingent resources” associated with the Field’s remaining development, as defined by the petroleum industry’s Petroleum Resources Management System, revised in June 2018 (the PRMS).

The PRMS defines “contingent resources” as “Those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations by application of development projects, but which are not currently considered to be commercially recoverable owing to one or more contingencies.” The “contingent” aspect of this resource relates to the current absence of a budgeted development project for the wells beyond the one producing well.

Commitments to the execution of a development project would remove this contingency for those portions of the Field subject to those commitments. Reserves could then be assigned to those portions of the Field associated with production and would increase as wells are brought on production either through reactivation or drilling and completion.

In contrast to this project’s commercial contingency, several of the technical uncertainties associated with this project have been addressed by the extensive data gathering and well testing programs carried out by the prior operators of the field. This evaluation was based on well data, production test data, and prior studies supplied by us. Cobb has reviewed those studies, considers them reliable, and has incorporated their results into this evaluation where appropriate.

For the Proved helium reserves report and the Contingent helium and CO2 resources reports, Cobb did not review the agreements, if any, under which the St. Johns Field would be developed and operated, nor any sales agreements and relied on the company and its 3rd party consultants. No on-site field inspection or review of the title to the properties were carried out by Cobb. Also, Cobb did not review permitting requirements of this project, nor of the ability of us to obtain any such needed permits or approvals.

The results presented in the referenced reports are based on geologic and engineering judgment, and as such are estimates. There are uncertainties in the analysis of the available data. Any estimated future production volumes may or may not, in fact, occur. Volumes may increase or decrease as a result of future operations, or as the result of unforeseen geological conditions. Therefore, those results are not warranted or guaranteed as to their accuracy, but represent opinions based on the interpretation of technical data.

St. Johns Field

The St. Johns Field is a known deposit of naturally occurring underground CO2 with associated helium located in Apache County, Arizona. Proton Green acquired the St. John’s Field from Kinder Morgan in 2020 with the intent to commence commercial helium production.

The St. Johns field has 170,500 acres comprising what we believe is one of the largest helium and CO2 reservoirs in North America. Prior to our acquisition of the St. Johns Field, prior operators had drilled 26 wells to confirm the size, and deliverability of the CO2, resulting in an estimated total gas in place of 9,307 BCF, representing approximately 450.0 million metric tons of CO2 and up to 33.4 BCF of helium with no associated hydrocarbons.

The St. Johns Field has access to power within the current acreage position and year-round road access. We believe that we could add rail connection to a rail line within 1 mile of our proposed processing facilities.

Finally, we have a development plan that would include 15 well locations, from two drilling pads targeting ~ 1,500-foot Laterals, to access a portion of the resource. To execute this development plan, we have begun to file necessary permits for drilling, and the installation of gathering and processing facilities.

The St. Johns Gas Unit Agreement

We are the operator (the “Unit Operator”) and sole working interest owner of the St. Johns Gas Unit Agreement dated February 1, 2009 (the “Unit Agreement”) for the development and operation of the St. Johns Field, which consists of approximately 170,500 acres. The Parties to the Unit Agreement are the owners of working, royalty or other gas interests in the unit area subject to this agreement. As Unit Operator, we have the exclusive right, privilege, and duty of exercising any and all rights of the Parties which are necessary or convenient for prospecting for, producing, storing, allocating, and distributing the unitized substances. All the land committed to the Unit Agreement is referred to as the “unitized land” and all the CO2, helium, nitrogen and non-commercial quantities of hydrocarbons and other gases included with the preceding in any and all formations of the unitized land are unitized under the terms of the Unit Agreement and are referred to as “unitized substances”. Approximately 79.5%, 16.8%, and 3.7% of the unitized land is state, private, and federal, respectively, owned acreage.

Separate Participating Areas shall be established for those pools or deposits of unitized substances that contain helium in concentrations of greater than three-tenths of one percent (0.3%) of the unitized substances (the “Limit”) and for those pools or deposits that contain helium in concentrations of less than or equal to the Limit. It is the intent of the Unit Agreement that a Participating Area shall represent the area known or reasonably proved to contain proved or probable reserves of unitized substances with helium concentrations of greater than the Limit or with helium concentrations of less than the Limit or which are necessary for unit operations.

All unitized substances produced from a Participating Area established under the Unit Agreement shall be allocated to each tract within the Participating Area in proportion to the volumes of unitized substances originally in place under reservoir conditions under each tract as of effective date of the Unit Agreement. Prior to commercial sales, we, as the sole working interest owners, have had to pay to each royalty owner whose interest under a lease has been committed to the Unit Agreement, a rental payment equal to the shut-in royalty payable to that royalty owner in accordance with the terms of its lease.

We have a right to resign as the Unit Operator at any time. If at any point we, as the Unit Operator, are not the sole working interest owner, we may, upon default or failure in the performance of our duties or obligations under the Unit Agreement, be subject to removal by vote of the working interest owners participating in the Unit Agreement. The resignation or removal of us as Unit Operators shall not terminate our right, title, or interest as the owner of a working interest or other interest in the unitized substances.

On January 24, 2022, the Unit Agreement was amended (the “Amended Unit Agreement”) and approved by all necessary Parties to extend the termination date of the Unit Agreement for five years to January 31, 2027. The Amended Unit Agreement shall remain in effect thereafter so long as unitized substances can be produced in quantities sufficient to pay for the cost of producing from wells on unitized land within any Participating Area established hereunder.

Project Commercialization

We completed the installation of our first helium processing plant with processing capacity of approximately 4 million cubic feet per day of inlet gas and commenced production and generated our first helium revenues during the third quarter of 2023. However, in June 2024 we idled the helium plan because it was not able to reach “steady state” production and we had encountered significant difficulties at the plant due to mechanical issues and design limitations, resulting in inefficient operations and lower helium recovery rates, which has limited our revenues generated and led to recurring losses incurred. This plant was designed to confirm the deliverability and quality of our helium reserves. We utilized one of the acquired wells for our initial production phase.

Future development will consist of drilling new wells and the recompletion of existing wells after obtaining permits from the state of Arizona. However, we are analyzing the production and processing performance and plans to expand the capacity of this first helium processing plant to 20 million cubic feet per day of inlet gas.

We are also focused on the commercialization of our CO2 reserves. Front-end engineering design (“FEED”) studies are underway for beverage grade CO2 plants with a plan to install multiple modular CO2 plants at the St. Johns Field, each capable of processing up to 500 tons per day each of liquid CO2. The pace of installation will initially rely upon availability of external financing and negotiation of long-term sales agreements. However, as internally generated cash flow builds, we will continue to add CO2 plants that are capable of processing up to 500 metric tons per day of liquid CO2 on a routine basis. We have engaged with multiple plant equipment providers to determine the most economical and productive construction partner following the completion of the FEED studies.

Helium and CO2 can be delivered in a variety of ways. Helium is primarily delivered via truck and can be transported overseas via tanker. We are primarily focused on North America, mainly the United States, which transportation can be satisfied via truck. To date, we have connected tube trailers to the tailgate of our helium processing plant and we will produce directly into the tube trailers. The tube trailers have been transported via truck. As we commercialize, we plan to utilize tube trailers and bulk trailers that can be connected to the tailgate of the helium processing plant and produce directly into the trailers that can be transported via truck. Title, possession, and control to purchasers will be contract contingent, but we anticipate that title, possession and control will occur at the tailgate of the helium processing plant, which has been the case for all sales to date. The trailers are capable of being used for storage.

CO2 can be transported via truck or rail. We plan to produce CO2 into onsite storage tanks and bulk trailers and railcars can be connected directly to the onsite storage tanks to transfer the CO2. Like helium, title, possession and control to purchasers will be contract contingent, but we anticipate that title, possession, and control will occur when the CO2 is delivered at the tailgate of the onsite storage tanks.

Market Conditions

Helium

Helium is a unique element in that it is the second most abundant in the universe, the most stable, yet rare and difficult to capture and store on the Earth, found in only a few locations spanning about twenty production fields globally. Its unique qualities make it a non-renewable and limited natural resource, highly demanded in many growing industries such as medical technology, high-tech, space exploration and national defense. Specific uses for helium include: semiconductor and fiber-optics manufacturing, cooling superconducting magnets in MRI machines, leak detection, as a purge gas and pressurizing agent in spacecraft, leak detection, airbags, deep sea diving oxygen tanks, and more.

Production of helium goes back to 1900s. Since that time, the industry has experienced four notable periods of shortage between 2006 and today, with helium production currently experiencing a shortage started in 2022 driven by the increased demand from growing industries and technologies and decreased production. Decreased production is partially attributable to the US government, one of the world’s largest and most dependable suppliers of helium, selling off its national helium reserve located near the Hugoton-Panhandle field that spans across Texas, Oklahoma, and Kansas and sanctions imposed on Russian exports. The demand for helium was estimated at 5.9 billion cubic feet (Bcf) for 2023 and expected to increase to about 8 Bcf by 20301. The United States has been a leading producer of helium2 and currently holds roughly 40% of the global production market share, which is expected to decrease to about 30% by year 2030. The next leading producers of helium have been Russia, Algeria and Qatar.

We believe that demand for helium will continue to grow as applications in the manufacturing, medical device and aerospace industries expands. The pricing of helium is normally set through direct negotiations with either distributors or end-users and generally are not disclosed. We have opportunities to enter into long-term agreements with a fixed price which we will consider based upon alternative options available to us.

Our helium sales to date have occurred under our initial offtake agreement (the “Initial Offtake Agreement”). The buyer under the Initial Offtake Agreement is also the contractor with whom we entered into a master services agreement (the “MSA”) with to provide helium removal and purification services using its pressure swing absorption process and equipment (the “PSA”). We dedicated up to 9 million cubic feet (Mmcf) of total gas production per day (the “Dedicated Amount”) from certain wells and leases feeding the PSA to the Initial Offtake Agreement and once obligations under the Initial Offtake Agreement have been fulfilled, any incremental volumes of feed gas above the Dedicated Amount in each month are free from the dedication thereunder. Title, possession, and control of helium gas passes from us to the buyer at the tailgate of the PSA. The Initial Offtake Agreement and the MSA have congruent terms, which commenced in April 2023 and has an initial term of 5-years, and automatically continues on a month-to-month basis until terminated by any party with written advance notice. Each month, the buyer remits us 80% of the proceeds it receives for the resale of the helium. Since we commenced helium sales under the Initial Offtake Agreement in August 2023, we have realized an average sales price of approximately $475 per thousand cubic feet (Mcf) of helium. As part of our commercialization efforts, we are in ongoing negotiations with industrial gas majors, regional distributors and end users for the sale of our helium and CO2.

CO2

The U.S. carbon dioxide market size was valued at $3.2 billion in 2021 and is expected to expand at a compound annual growth rate (CAGR) of 8.4% from 2022 to 2030. The food & beverages segment led with a revenue share of 34.52% in the year 2021.3 In the U.S. beverage industry, CO2 is commonly utilized for carbonating soft drinks and beer. Additional uses for CO2 are enhanced oil recovery, dry ice production, wastewater treatment, welding, fire suppression, plant growth, food preservation, food refrigeration and freezing, and more. Characteristics of its use include creating carbonation for desired fizziness, diverse sources (industrial processes, fermentation), adherence to food-grade standards, reliance on a stable supply chain, and transportation/storage in liquid or compressed gas forms. Industry-specific details are recommended for the latest information.

CO2 for beverages can come from various sources: fermentation processes (alcoholic beverage production), industrial processes (chemical manufacturing), natural sources (natural springs), dry ice production, biogas production (anaerobic digestion), and upstream oil and gas operations (natural gas processing). Regardless of the source, CO2 must meet strict quality standards to ensure safety and taste in the final beverage product, often involving purification processes by manufacturers.

____________

1        https://www.gasworld.com/feature/the-2023-worldwide-helium-market/2128890.article/; https://www.sciencedirect.com/science/article/abs/pii/B9780128233771501531

2        https://www.usgs.gov/news/national-news-release/usgs-seeks-public-comment-helium-supply-risk

3        https://www.grandviewresearch.com/industry-analysis/us-carbon-dioxide-market-report

The largest single food and beverage grade CO₂ supplier in the U.S. is located at Jackson Dome, Mississippi (the “Jackson Dome”). Supply was disrupted recently due to geologic contamination of the reservoir, although it has begun to come back online. Additionally,

ExxonMobil announced in a November 2, 2023 press release that it had completed the acquisition of Denbury, Inc., who was the primary operator at the Jackson Dome. Based on ExxonMobil’s July 13, 2023 press release, the acquisition allows them to serve a range of hard-to-decarbonize industries with a comprehensive carbon capture and sequestration offering, which we believe means they are focused on carbon capture and sequestration in the Jackson Dome rather than CO2 production. The curtailment of CO₂ plants here and elsewhere in the country, we believe, has led and will lead to a shortage of CO₂ supply to the food and beverage industry.

Pricing for CO2 is often negotiated between the producer, and wholesalers or end buyers. We believe that the food and beverage grade market will continue to need to secure supply of CO2 providing us with multiple potential customer relationships. Furthermore, we will work with distribution companies to negotiate direct-to-customer sales and delivery agreements. We anticipate that we will sell a portion of our produced CO2 on fixed price, fixed delivery sales contractions and a portion will be sold month to month at prevailing prices.

Competition

Our main competition comes from the major industrial gas companies who have long term agreements with producers. These companies benefit from the decades it took them to build national distribution networks and win offtake contracts. We are in advanced discussions with a national transportation partner to overcome the risks of being squeezed out of these distribution networks and allow delivery directly to customer sites. In general, the industrial gas majors do not own the sources of production — typically exhaust gas treatment for CO2 from Ammonia, Ethanol and other industrial process plants and geologic sources for helium. They compensate for this lack of ownership of the underlying resource by managing the distribution and sales activities.

Specifically for CO2, ethanol producers are the main competition in the United States. Ethanol produces CO2 as a byproduct and is further processed to beverage grade. Unlike at the St. Johns Field, CO2 produced from ethanol is reliant on the economics to produce and sell ethanol and the levels of subsidy provided to these producers. Natural gas prices are a key cost variable to ethanol producers and such plants are not seen as reliable suppliers at times of political or energy volatility. Additionally, ethanol production is mostly concentrated around the mid-continent United States while we plan to exploit markets in the southwest and western United States.

Competition in helium production comes predominantly from geological sources in North America of which ExxonMobil is the largest. There are small regional helium producers, many in Canada, that also compete with us for helium supply, but these lack the estimated reserves or per well production demonstrated in the St. Johns Field. Helium is still in a deficit in North America with additional growth opportunities as more of the gas is used in medical and high-tech applications. International helium supply is predominantly associated with Liquified Natural Gas facilities, with Qatar and Russia providing the bulk of such supply. A new breed of dedicated international helium exploration companies have attracted funding and southern and eastern Africa are potential supply competitors.

U.S. Department of Energy Program

In August 2023, we received notice regarding a potential financial award from the U.S. Department of Energy (“DoE”) that we, as a member of a consortium of companies, which includes us, Black & Veatch, Carbon Collect, CarbonCapture, Carbon Solutions, Arizona State University, University of New Mexico, University of Utah, Tallgrass, and the Arizona Geological Survey, had been selected to receive an approximately $11,600,000 grant for plans to develop the Southwest Regional Direct Air Capture (“DAC”) Hub to advance the design of a regional DAC hub. The program aims to expedite the deployment of a nationwide network of large-scale DAC CO2 removal sites to address legacy CO2 pollution and complement rapid emission reduction in the region. We will work alongside our consortium partners to develop a storage field development plan to securely sequester CO2 captured from the atmosphere into our St. Johns Field basin. Under the program, we expect that we will receive reimbursement for certain overhead fees incurred. The negotiations of the DoE award are ongoing. We are uncertain of when negotiations will be finalized.

Segment Information

We manage our business globally within one reportable segment, which is consistent with how our management reviews the business, prioritizes investment and resource allocation decisions and assesses operating performance.

Government Regulation

Our proposed business is subject to various international, national, federal, state, and local laws, regulations and policies in jurisdictions in which we intend to operate. Some laws, regulations and policies would impact multiple areas of our business, such as securities, anti-discrimination, anti-fraud, data protection and security and anti-corruption and bribery laws and regulations or government economic sanctions, including applicable regulations under the U.S. Treasury’s Office of Foreign Asset Control and the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA and similar anti-corruption and bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or generating business. Other laws, regulations and policies primarily affect one of our areas of business: real estate development activities; marketing and sales activities; financial services activities; and resort management activities. We will continue to be subject to applicable new legislation, rules and regulations that have been proposed, or may be proposed, by federal, state and local authorities relating to our business.

Environmental Matters

We expect to be subject to certain requirements and potential liabilities under various U.S. federal, state and local and foreign environmental, health and safety laws and regulations and incur costs in complying with such requirements. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. In addition to investigation and remediation liabilities that could arise under such laws, we may also face personal injury, property damage, fines, or other claims by third parties concerning environmental compliance or contamination. We expect to use and store hazardous and toxic substances, such as compressor oils, methanol and glycol we expect to generate certain wastes in connection with our planned operations. We may, from time to time, be responsible for investigating and remediating contamination at some of our developed facilities, In some cases, we may be entitled to indemnification from the party that caused the contamination pursuant to our management, construction, or renovation agreements, but there can be no assurance that we would be able to recover all or any costs we incur in addressing such problems.

Employees

As of November 7, 2024, we had ten full-time employees, including our executives. Our employees are all based in the United States. We have never experienced a work stoppage and believe that we maintain positive relationships with our employees. We have no unionized employees.

Intellectual Property

We have no issued patents or trademarks.

Fair Value Measurement

Our financial instruments measured at fair value on a recurring basis consist of convertible promissory notes issued on November 21, 2023 (the “2023 Convertible Notes”) and the freestanding warrants issued along with the 2023 Convertible Notes. We use significant unobservable inputs (Level 3) to measure the fair value of the instruments. For the three months ended June 30, 2024 and 2023, there was an unrealized gain $1,193,188 and $185,011, respectively, and for the six months ended June 30, 2024 and 2023, there was an unrealized gain of $2,176,621 and $185,011, respectively, on mark-to-market of the warrants and change in fair value of the notes payable recorded in the accompanying Condensed Consolidated Statement of Operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section entitled “Summary Historical Financial Data” and consolidated financial statements and notes thereto appearing elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, market prices for helium and CO₂, production volumes, estimates of proved reserves, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in this prospectus, particularly in “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

Cyber App Solutions Corp. (the “Company,” “CYRB” “we,” “us,” or “our”) is a corporation established under the corporation laws in the State of Nevada on February 19, 2021.

We are a growth-driven, industrial gas exploration and production company focused on an integrated approach to the commercial development of helium and CO2 resources in the Southwestern United States known as the “Four Corners” Region, comprising of the four states, Arizona, New Mexico, Colorado and Nevada. We currently hold leases and 100% operatorship to 170,500 gross acres in Apache County, Arizona with an initial development plan consisting of 10.3 billion cubic feet (“BCF”) of contingent helium resources and 763.0 BCF of contingent beverage grade CO2 resources intended to be developed and sold.

We are focused on the acquisition, exploration, development and production of helium and beverage grade carbon dioxide (“CO2”) and we have CO2 reservoirs that are capable of storing captured CO2. Our assets are concentrated in the St. Johns Field located in Apache County, Arizona of the United States (the “St. Johns Field”).

Effective July 17, 2023 (the “Closing Date”), the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Proton Green, LLC (“Proton Green”), and the members of Proton Green (the “Proton Green Members”). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding membership interests of Proton Green held by the Proton Green Members for shares of common stock of the Company. At the Closing Date, the Company issued 68,000,000 new shares of common stock to the Proton Green Members, representing approximately 94.4% of the issued and outstanding shares of common stock of the Company following such issuance. Proton Green became a wholly owned subsidiary of ours.

Our shares of common stock remain quoted on the OTC Pink Open Market operated by the OTC Markets Group, Inc. (the “OTC”) under the symbol “CYRB”.

Our principal executive offices are located at 2000 Bering Drive, Suite 875, Houston, Texas, 77057. Our main telephone number is (713) 400-2987. Our website is www.protongreen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

St. Johns Field

The St. Johns Field is a known deposit of naturally occurring underground CO2 with associated helium located in Apache County, Arizona. Proton Green acquired the St. John’s Field from Kinder Morgan in 2020 with the intent to commence commercial helium production.

The St. Johns field has 170,500 acres comprising what we believe is one of the largest helium and CO2 reservoirs in North America. Prior to our acquisition of the St. Johns Field, prior operators had drilled 26 wells to confirm the size, and deliverability of the CO2, resulting in an estimated total gas in place of 9,307 BCF, representing approximately 450.0 million metric tons of CO2 and up to 33.4 BCF of helium with no associated hydrocarbons.

The St. Johns Field has access to power from a power plant located within the current acreage position and year-round road access. We believe that we could add rail connection to a rail line within 1 mile of our proposed processing facilities.

Finally, we have a development plan that would include 15 well locations, from two drilling pads targeting approximately 1,500-foot Laterals, to access a portion of the resource. To execute this development plan, we have begun to file necessary permits for drilling, and the installation of gathering and processing facilities.

Project Commercialization

We completed the installation of our first helium processing plant with processing capacity of approximately 4 million cubic feet per day of inlet gas and commenced production and generated our first helium revenues during the third quarter of 2023. However, in June 2024 we idled the helium plan because it was not able to reach “steady state” production and we had encountered significant difficulties at the plant due to mechanical issues and design limitations, resulting in inefficient operations and lower helium recovery rates, which has limited our revenues generated and led to recurring losses incurred. This plant was designed to confirm the deliverability and quality of our helium reserves. We utilized one of the acquired wells for our initial production phase.

Future development will consist of drilling new wells and the recompletion of existing wells after obtaining permits from the state of Arizona. However, we are analyzing the production and processing performance and plan to expand the capacity of this first helium processing plant to 20 million cubic feet per day of inlet gas.

We are also focused on the commercialization of our CO2 reserves. Front-end engineering design (“FEED”) studies are underway for beverage grade CO2 plants with a plan to install multiple modular CO2 plants at the St. Johns Field, each capable of processing up to 500 tons per day each of liquid CO2. The pace of installation will initially rely upon availability of external financing and negotiation of long-term sales agreements. However, as internally generated cash flow builds, we will continue to add CO2 plants that are capable of processing up to 500 metric tons per day of liquid CO2 on a routine basis. We have engaged with multiple plant equipment providers to determine the most economical and productive construction partner following the completion of the FEED studies.

Market Conditions

Helium

Helium is a unique element in that it is the second most abundant in the universe, the most stable, yet rare and difficult to capture and store on the Earth, found in only a few locations spanning about twenty production fields globally. Its unique qualities make it a non-renewable and limited natural resource, highly demanded in many growing industries such as medical technology, high-tech, space exploration and national defense. Specific uses for helium include: semiconductor and fiber-optics manufacturing, cooling superconducting magnets in MRI machines, leak detection, as a purge gas and pressurizing agent in spacecraft, leak detection, airbags, deep sea diving oxygen tanks, and more.

Production of helium goes back to 1900s. Since that time, the industry has experienced four notable periods of shortage between 2006 and today, with helium production currently experiencing a shortage started in 2022 driven by the increased demand from growing industries and technologies and decreased production. Decreased production is partially attributable to the US government, one of the world’s largest and most dependable suppliers of helium, selling off its national helium reserve located near the Hugoton-Panhandle field that spans across Texas, Oklahoma, and Kansas and sanctions imposed on Russian exports. The demand for helium was estimated at 5.9 billion cubic feet (Bcf) for 2023 and expected to increase to about 8 Bcf by 20301. The United States has been a leading producer of helium2 and currently holds roughly 40% of the global production market share, which is expected to decrease to about 30% by year 2030. The next leading producers of helium have been Russia, Algeria and Qatar.

We believe that demand for helium will continue to grow as applications in the manufacturing, medical device and aerospace industries expands. The pricing of helium is normally set through direct negotiations with either distributors or end-users and generally are not disclosed. We have opportunities to enter into long-term agreements with a fixed price which we will consider based upon alternative options available to us.

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1        https://www.gasworld.com/feature/the-2023-worldwide-helium-market/2128890.article/; https://www.sciencedirect.com/science/article/abs/pii/B9780128233771501531

2        https://www.usgs.gov/news/national-news-release/usgs-seeks-public-comment-helium-supply-risk

CO2

The U.S. carbon dioxide market size was valued at $3.2 billion in 2021 and is expected to expand at a compound annual growth rate (CAGR) of 8.4% from 2022 to 2030. The food & beverages segment led with a revenue share of 34.52% in the year 2021.3 In the U.S. beverage industry, CO2 is commonly utilized for carbonating soft drinks and beer. Additional uses for CO2 are enhanced oil recovery, dry ice production, wastewater treatment, welding, fire suppression, plant growth, food preservation, food refrigeration and freezing, and more. Characteristics of its use include creating carbonation for desired fizziness, diverse sources (industrial processes, fermentation), adherence to food-grade standards, reliance on a stable supply chain, and transportation/storage in liquid or compressed gas forms. Industry-specific details are recommended for the latest information.

CO2 for beverages can come from various sources: fermentation processes (alcoholic beverage production), industrial processes (chemical manufacturing), natural sources (natural springs), dry ice production, biogas production (anaerobic digestion), and upstream oil and gas operations (natural gas processing). Regardless of the source, CO2 must meet strict quality standards to ensure safety and taste in the final beverage product, often involving purification processes by manufacturers.

The largest single food and beverage grade CO₂ supplier in the U.S. is located at Jackson Dome, Mississippi (the “Jackson Dome”). Supply was disrupted recently due to geologic contamination of the reservoir, although it has begun to come back online. Additionally,

ExxonMobil announced in a November 2, 2023 press release that it had completed the acquisition of Denbury, Inc., who was the primary operator at the Jackson Dome. Based on ExxonMobil’s July 13, 2023 press release, the acquisition allows them to serve a range of hard-to-decarbonize industries with a comprehensive carbon capture and sequestration offering, which we believe means they are focused on carbon capture and sequestration in the Jackson Dome rather than CO2 production. The curtailment of CO₂ plants here and elsewhere in the country, we believe, has led and will lead to a shortage of CO₂ supply to the food and beverage industry.

Pricing for CO2 is often negotiated between the producer, and wholesalers or end buyers. We believe that the food and beverage grade market will continue to need to secure supply of CO2 providing us with multiple potential customer relationships. Furthermore, we will work with distribution companies to negotiate direct-to-customer sales and delivery agreements. We anticipate that we will sell a portion of our produced CO2 on fixed price, fixed delivery sales contractions and a portion will be sold month to month at prevailing prices.

U.S. Department of Energy Program

In August 2023, we received notice regarding a potential financial award from the U.S. Department of Energy (“DoE”) that we, as a member of a consortium of companies, which includes us, Black & Veatch, Carbon Collect, CarbonCapture, Carbon Solutions, Arizona State University, University of New Mexico, University of Utah, Tallgrass, and the Arizona Geological Survey, had been selected to receive an approximately $11,600,000 grant for plans to develop the Southwest Regional Direct Air Capture (“DAC”) Hub to advance the design of a regional DAC hub. The program aims to expedite the deployment of a nationwide network of large-scale DAC CO2 removal sites to address legacy CO2 pollution and complement rapid emission reduction in the region. We will work alongside our consortium partners to develop a storage field development plan to securely sequester CO2 captured from the atmosphere into our St. Johns Field basin. Under the program, we expect that we will receive reimbursement for certain overhead fees incurred. The negotiations of the DoE award are ongoing. We are uncertain of when negotiations will be finalized.

Segment Information

We manage our business globally within one reportable segment, which is consistent with how our management reviews the business, prioritizes investment and resource allocation decisions and assesses operating performance.

Fair Value Measurement

Our financial instruments measured at fair value on a recurring basis consist of convertible promissory notes issued on November 21, 2023 (the “2023 Convertible Notes”) and the freestanding warrants issued along with the 2023 Convertible Notes. We use significant unobservable inputs (Level 3) to measure the fair value of the instruments. For

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3        https://www.grandviewresearch.com/industry-analysis/us-carbon-dioxide-market-report the three months ended June 30, 2024 and 2023, there was an unrealized gain $1,193,188 and $185,011, respectively, and for the six months ended June 30, 2024 and 2023, there was an unrealized gain of $2,176,621 and $185,011, respectively, on mark-to-market of the warrants and change in fair value of the 2023 Convertible Notes payable recorded in the accompanying Condensed Consolidated Statement of Operations.

Results of Operations and Financial Condition

Three Months Ended June 30, 2024 Compared to the Three Months Ended June 30, 2023

	For the Three Months Ended June 30,		Change
	2024	2023	$	%
Helium revenue	$195,954	$—	$195,954	100%

Operating expenses
Depreciation, depletion, amortization and accretion	72,755	13,536	59,219	437%
Lease and well operating expenses	49,547	189,333	(139,786)	(74)%
Shut-in expenses	(10,872)	51,673	(62,545)	(121)%
Gathering and processing expenses	260,143	—	260,143	100%
Production taxes	6,735	—	6,735	100%
General and administrative expenses	1,177,068	582,972	594,096	102%
General and administrative expenses – related parties	15,000	2,500	12,500	500%
Total operating expenses	1,570,376	840,014	730,362	87%
Net loss from operations	(1,374,422)	(840,014)	(534,408)	64%
Other income (expense)
Interest expense	(808,391)	(542,297)	(266,094)	49%
Event of default fees	(788,320)	(1,959,785)	1,171,465	(60)%
Interest income	6,363	1	6,362	636,200%
Unrealized gain on fair value of notes payable	1,154,274	—	1,154,274	100%
Unrealized gain on derivatives mark-to-market	38,914	185,011	(146,097)	(79)%
Total other expense	(397,160)	(2,317,070)	1,919,910	(83)%
Net loss	$(1,771,582)	$(3,157,084)	$1,385,502	(44)%

Revenue

Helium revenue.    For the three months ended June 30, 2024 and 2023, helium revenue was $195,954 and $0, respectively. The 100% increase in helium revenues was due to the completion and startup of our first helium plant in the St. Johns Field during the third quarter of 2023. We sold approximately 402 thousand cubic feet of helium during the three months ended June 30, 2024 compared to none during the three months ended June 30, 2023.

Operating Expenses

Depreciation, depletion, amortization and accretion.    For the three months ended June 30, 2024 and 2023, depreciation, depletion, amortization and accretion was $72,755 and $13,536, respectively. The 437% increase in depreciation, depletion, amortization and accretion primarily relates to depreciation on the gas processing plant costs in the amount of $18,640 that began production during the third quarter of 2023 and depletion expense in the amount of $39,905, which began in the third quarter of 2023 with the startup of production at our first well. Similar costs were not incurred during the three months ended June 30, 2023.

Lease and well operating expenses.    For the three months ended June 30, 2024 and 2023, lease and well operating expenses were $49,547 and $189,333, respectively. The 74% decrease is primarily due to contractor fees of approximately $184,695 incurred to commission and startup our helium plant during the three months ended June 30, 2023. The decrease was partially offset by $34,695 of compression costs and $7,700 of lease operators fees incurred during the three months ended June 30, 2024.

Shut-in expenses.    For the three months ended June 30, 2024 and 2023, shut-in expenses were a gain of $10,872 and expense of $51,673, respectively. The 121% decrease in shut-in expenses was due to the reversal of an accrual in the amount of $62,556 during the three months ended June 30, 2024 with no actuals offsetting the reversal. It was determined that we did not owe a shut-in royalty to one of our significant mineral lease owners.

Gathering and processing expenses.    For the three months ended June 30, 2024 and 2023, gathering and processing expenses were $260,143 and $0, respectively. Gathering and processing expenses are the cost incurred to operate the helium plant. The 100% increase is because we commenced production of helium during the third quarter of 2023 and were producing for the three months ended June 30, 2024 compared to no production during the same period in 2023. The increase was primarily due to an increase of $90,000 related to the amortization of leased equipment recorded in right-of-use assets, $111,281 for electricity to power the equipment at the plant, and $60,000 related to labor and maintenance at the helium plant.

Production taxes.    For the three months ended June 30, 2024 and 2023, production taxes were $6,735 and $0, respectively. The 100% increase is because we commenced production of helium during the third quarter of 2023 and were producing for the three months ended June 30, 2024 compared to no production during the same period in 2023. We expect production taxes to be approximately 3.437% of helium revenues.

General and administrative expenses.    For the three months ended June 30, 2024 and 2023, general and administrative expenses were $1,177,068 and $582,972, respectively. The 102% increase in general and administrative expenses for the three months ended June 30, 2024 compared to the same period in 2023 is primarily due to an increase in professional fees such as legal and accounting, an increase in headcount to operate as a public company, and other costs required to operate as a public company. Note that our wholly owned subsidiary, Proton Green, LLC, was considered the accounting acquirer in our reverse asset acquisition in July 2023 resulting in Proton Green, LLC’s historical financial statements being presented for the three months ended June 30 2023, which did not include increased professional fees for compliance as a public company. The increase was primarily due to an increase of $114,286 related to audit fees and accounting and legal professionals to prepare and/or review our SEC filings, $125,051 in payroll and payroll related costs due to an increase in full-time employees, $83,600 for Board of Director fees, and $65,873 in insurance primarily for adding a Directors & Officers policy. We also recorded a contingent liability in the amount of $135,000 during the three months ended June 30, 2024 for a pending legal matter. The remaining increase was for office supplies and equipment, travel, filing fees, and other overhead costs.

General and administrative expenses — related parties.    For the three months ended June 30, 2024 and 2023, general and administrative expenses — related parties were $15,000 and $2,500, respectively. The 500% increase, as detailed in Note 15 — Transactions with Related Parties, was primarily due to an decrease in human resource services from an immediate family member of a named executive officer.

Other income (expense)

Interest expense.    For the three months ended June 30, 2024 and 2023, interest expense was $808,391 and $542,297, respectively. The 49% increase in interest expense for three months ended June 30, 2024 compared to the same period in 2023 is due to an increase of $177,703 of interest on our outstanding convertible notes, primarily related to an increase in principal balance outstanding during the three months ended June 30, 2024 compared to the same period in 2023, $85,000 of interest incurred on our short-term loan and $3,391 of interest on our financed insurance premium.

Event of default fees.    For the three months ended June 30, 2024 and 2023, event of default fees were $788,320 and $1,959,785, respectively. We had outstanding convertible notes in default during both periods. The 60% decrease is due to the Company’s convertible notes outstanding during the three months ended June 30, 2024 having lower default fees compared to the default fees incurred on the convertible notes outstanding during the three months ended June 30, 2023.

Unrealized gain on fair value of notes payable.    For the three months ended June 30, 2024 and 2023, unrealized gain on fair value of notes payable was $1,154,274 and $0, respectively. The Company elected the fair value option on the 2023 Convertible Notes and such notes were still outstanding during the three months ended June 30, 2024. There were no notes outstanding during the three months ended June 30, 2023 with the fair value option elected.

Unrealized gain on derivatives mark-to-market.    For the three months ended June 30, 2024 and 2023, unrealized gain on derivatives mark-to-market was $38,914 and $185,011, respectively. Our notes payable contained conversion features and warrants that were embedded derivatives that required bifurcation. This balance represents the change in fair value of the conversion features and warrants.

Six Months Ended June 30, 2024 Compared to the Six Months Ended June 30, 2023

	For the Six Months Ended June 30,		Change
	2024	2023	$	%
Helium revenue	$418,042	$—	$418,042	100%

Operating expenses
Depreciation, depletion, amortization and accretion	151,094	26,910	124,184	461%
Lease and well operating expenses	103,440	202,877	(99,437)	(49)%
Shut-in expenses	103,365	134,633	(31,268)	(23)%
Gathering and processing expenses	516,685	—	516,685	100%
Production taxes	14,368	—	14,368	100%
General and administrative expenses	2,699,875	1,310,749	1,389,126	106%
General and administrative expenses – related parties	30,000	37,500	(7,500)	(20)%
Total operating expenses	3,618,827	1,712,669	1,906,158	111%
Net loss from operations	(3,200,785)	(1,712,669)	(1,488,116)	87%
Other income (expense)
Interest expense	(1,531,782)	(1,078,634)	(453,148)	42%
Event of default fees	(1,533,760)	(3,887,724)	2,353,964	(61)%
Interest income	6,363	8	6,355	79,438%
Unrealized gain on fair value of notes payable	2,068,847	—	2,068,847	100%
Unrealized gain on derivatives mark-to-market	107,774	185,011	(77,237)	(42)%
Total other expense	(882,558)	(4,781,339)	3,898,781	(82)%
Net loss	$(4,083,343)	$(6,494,008)	$2,410,665	(37)%

Revenue

Helium revenue.    For the six months ended June 30, 2024 and 2023, helium revenue was $418,042 and $0, respectively. The 100% increase in helium revenues was due to the completion and startup of our first helium plant in the St. Johns Field during the third quarter of 2023. We sold approximately 861 thousand cubic feet of helium during the six months ended June 30, 2024 compared to none during the six months ended June 30, 2023.

Operating Expenses

Depreciation, depletion, amortization and accretion.    For the six months ended June 30, 2024 and 2023, depreciation, depletion, amortization and accretion was $151,094 and $26,910, respectively. The 461% increase in depreciation, depletion, amortization and accretion primarily relates to depreciation on the gas processing plant costs in the amount of $37,280 that began production during the third quarter of 2023 and depletion expense in the amount of $85,566, which began in the third quarter of 2023 with the startup of production at our first well. Similar costs were not incurred during the six months ended June 30, 2023.

Lease and well operating expenses.    For the six months ended June 30, 2024 and 2023, lease and well operating expenses were $103,440 and $202,877, respectively. The 49% decrease is primarily due to contractor fees of approximately $192,529 incurred to commission and startup our helium plant during the three months ended June 30, 2023. The decrease was partially offset by $69,389 of compression costs and $16,700 of lease operators fees incurred during the six months ended June 30, 2024.

Shut-in expenses.    For the six months ended June 30, 2024 and 2023, shut-in expenses were $103,365 and $134,633, respectively. The 23% decrease in shut-in expenses was due to a significant mineral lease owner being paid a shut-in royalty in 2022 that finished amortizing in January 2023 and such shut-in royalty was not required to be paid subsequently.

Gathering and processing expenses.    For the six months ended June 30, 2024 and 2023, gathering and processing expenses were $516,685 and $0, respectively. Gathering and processing expenses are the cost incurred to operate the helium plant. The 100% increase is because we commenced production of helium during the third quarter of 2023 and were producing for the six months ended June 30, 2024 compared to no production during the same period in 2023. The increase was primarily due to an increase of $180,000 related to the amortization of leased equipment recorded in right-of-use assets, $217,824 for electricity to power the equipment at the plant, and $120,000 related to labor and maintenance at the helium plant.

Production taxes.    For the six months ended June 30, 2024 and 2023, production taxes were $14,368 and $0, respectively. The 100% increase is because we commenced production of helium during the third quarter of 2023 and were producing for the six months ended June 30, 2024 compared to no production during the same period in 2023. We expect production taxes to be approximately 3.437% of helium revenues.

General and administrative expenses.    For the six months ended June 30, 2024 and 2023, general and administrative expenses were $2,699,875 and $1,310,749, respectively. The 106% increase in general and administrative expenses for the six months ended June 30, 2024 compared to the same period in 2023 is primarily due to an increase in professional fees such as legal and accounting, an increase in headcount to operate as a public company, and other costs required to operate as a public company. Note that our wholly owned subsidiary, Proton Green, LLC, was considered the accounting acquirer in our reverse asset acquisition in July 2023 resulting in Proton Green, LLC’s historical financial statements being presented for the six months ended June 30 2023, which did not include increased professional fees for compliance as a public company. The increase was primarily due to an increase of $557,601 related to audit fees and accounting and legal professionals to prepare and/or review our SEC filings, $241,889 in payroll and payroll related costs due to an increase in full-time employees, $161,630 for Board of Director fees, and $128,411 in insurance primarily for adding a Directors & Officers policy. We also recorded a contingent liability in the amount of $135,000 during the six months ended June 30, 2024 for a pending legal matter. The remaining increase was for office supplies and equipment, travel, filing fees, and other overhead costs.

General and administrative expenses — related parties.    For the six months ended June 30, 2024 and 2023, general and administrative expenses — related parties were $30,000 and $37,500, respectively. The 20% decrease, as detailed in Note 15 — Transactions with Related Parties, was primarily due to a decrease of $20,000 in advisory consulting fees with TPG Commercial Finance, an entity in which Jim Culver, a principal owner of either directly or indirectly more than 10% of the Company’s common stock, is the President/Owner, partially offset by an increase of $12,500 in human resource services from an immediate family member of a named executive officer.

Other income (expense)

Interest expense.    For the six months ended June 30, 2024 and 2023, interest expense was $1,531,782 and $1,078,634, respectively. The 42% increase in interest expense for three months ended March 31, 2024 compared to the same period in 2023 is due to an increase of $361,366 of interest on our outstanding convertible notes, primarily related to an increase in principal balance outstanding during the six months ended June 30, 2024 compared to the same period in 2023, $85,000 of interest incurred on our short-term loan and $6,782 of interest on our financed insurance premium.

Event of default fees.    For the six months ended June 30, 2024 and 2023, event of default fees were $1,533,760 and $3,887,724, respectively. We had outstanding convertible notes in default during both periods. The 61% decrease is due to the Company’s convertible notes outstanding during the six months ended June 30, 2024 having lower default fees compared to the default fees incurred on the convertible notes outstanding during the six months ended June 30, 2023.

Unrealized gain on fair value of notes payable.    For the six months ended June 30, 2024 and 2023, unrealized gain on fair value of notes payable was $2,068,847 and $0, respectively. The Company elected the fair value option on the 2023 Convertible Notes and such notes were still outstanding during the six months ended June 30, 2024. There were no notes outstanding during the six months ended June 30, 2023 with the fair value option elected.

Unrealized gain on derivatives mark-to-market.    For the six months ended June 30, 2024 and 2023, unrealized gain on derivatives mark-to-market was $107,774 and $185,011, respectively. Our notes payable contained conversion features and warrants that were embedded derivatives that required bifurcation. This balance represents the change in fair value of the conversion features and warrants.

Fiscal Year Ended December 31, 2023 Compared to the Fiscal Year Ended December 31, 2022

	For the Year Ended December 31,		Change
	2023	2022	$	%
Helium revenue	$313,198	$—	$313,198	100%

Operating expenses
Depreciation, depletion, amortization and accretion	157,653	51,800	105,853	204%
Lease and well operating expenses	149,210	22,481	126,729	564%
Shut-in expenses	197,187	390,224	(193,037)	(49)%
Gathering and processing expenses	701,983	—	701,983	100%
Production taxes	13,456	—	13,456	100%
General and administrative expenses	4,762,080	6,952,765	(2,190,685)	(32)%
General and administrative expenses – related parties	167,500	137,500	30,000	22%
Deposit on terminated purchase and sale agreement	—	500,000	(500,000)	(100)%
Total operating expenses	6,149,069	8,054,770	(1,905,701)	(24)%
Net loss from operations	(5,835,871)	(8,054,770)	2,218,899	(28)%
Other income (expense)
Gain on extinguishment of debt	3,033,634	—	3,033,634	100%
Interest expense	(2,818,478)	(8,439,687)	5,621,209	(67)%
Event of default fees	(5,875,111)	(11,013,572)	5,138,461	(47)%
Interest income – related parties	—	2,252	(2,252)	(100)%
Other income (expense), net	(53,691)	7	(53,698)	(767,114)%
Unrealized gain (loss) on derivatives mark-to-market	(197,886)	142,698	(340,584)	(239)%
Total other expense	(5,911,532)	(19,308,302)	13,396,770	(69)%
Net loss	$(11,747,403)	$(27,363,072)	$15,615,669	(57)%

Revenue

Helium revenue.    For the years ended December 31, 2023 and 2022, the helium revenue was $313,198 and $0, respectively. The 100% increase in helium revenues was due to the completion and startup of our first helium plant in the St. Johns Field. We sold approximately 677 MCF during the period.

Operating Expenses

Depreciation, depletion, amortization and accretion.    For the years ended December 31, 2023 and 2022, the depreciation, depletion, amortization and accretion was $157,653 and $51,800, respectively. The 204% increase primarily relates to depreciation on the gas processing plant costs in the amount of $37,195 that began production during the third quarter of 2023 and depletion expense in the amount of $65,978, which began in the third quarter of 2023 with the startup of production at our first well. The remaining increase is due to an additional $2,559 of accretion expense.

Lease and well operating expenses.    For the years ended December 31, 2023 and 2022, the lease and well operating expenses were $149,210 and $22,481, respectively. The 564% increase is primarily due to compression costs to feed gas into the plant in the St. Johns Field. Compression costs for the year ended December 31, 2023 was $111,918 compared to $0 for the year ended December 31, 2022. Additionally, for the year ended December 31, 2023, we incurred $15,000 of operator fees to maintenance the wellhead equipment and compressor compared to $0 for the year ended December 31, 2022.

Shut-in expenses.    For the years ended December 31, 2023 and 2022, the shut-in expenses were $197,187 and $390,224, respectively. The 49% decrease in shut-in expenses for the year ended December 31, 2023 compared to the same period in 2022 was due to a significant lease owner not requiring us to make a shut-in royalty payment in 2023 and the payment was made in 2022.

Gathering and processing expenses.    For the years ended December 31, 2023 and 2022, the gathering and processing expenses were $701,983 and $0, respectively. The 100% increase is due to the startup of our first helium plant in the St. Johns Field. Gathering and processing expenses are the cost incurred to operate the helium plant. Gathering and processing expenses for the year ended December 31, 2023 consisted of $209,182 for electricity to power the equipment at the plant, $270,000 related to the amortization of leased equipment recorded in right-of-use assets, and $222,800 related to operator fees and maintenance costs at the helium plant.

Production taxes.    For the years ended December 31, 2023 and 2022, the production taxes were $13,456 and $0, respectively. The 100% increase is due to us having sales during the year ended December 31, 2023. Production taxes relates to the Arizona transaction privilege tax. Arizona’s stated transaction privilege tax for our industry is 3.437% of gross helium revenues.

General and administrative expenses.    For the years ended December 31, 2023 and 2022, the general and administrative expenses were $4,762,080 and $6,952,765, respectively. The 32% decrease is primarily driven by a decrease in stock compensation expense of $1,590,282. Stock compensation expense during the year ended December 31, 2023 of $909,218 relates to equity granted to our executive officer for joining the company compared to $2,499,500 during the year ended December 31, 2022 related to equity paid for consulting services. The remaining decrease of approximately $1,346,794 primarily relates to a reduction in professional fees. Professional fees during the year ended December 31, 2022 primarily related to accounting professionals assisting with design and implementation of accounting policies and procedures, general ledger accounting, and preparation for being a public company and engineering professionals assisting with development plans of the St. Johns Field, reserve studies, and permitting studies; such costs were not incurred to the same magnitude during the year ended December 31, 2023. Above decreases were partially offset by an increase of $303,160 to payroll and payroll related costs and $244,400 in audit fees.

General and administrative expenses — related parties.    For the years ended December 31, 2023 and 2022, the general and administrative expenses — related parties were $167,500 and $137,500. The 22% increase is due to $95,000 paid for Front-end engineering design studies for our initial beverage grade CO2 plant to an entity that is affiliated with one of our Board members. The increase was partially offset by a decrease of $65,000 for advisory and human resource consulting services provided by principal owners of greater than 10% of our common stock and an immediate family member of one of our name executive officers.

Deposit on terminated purchase and sale agreement.    During the year ended December 31, 2022, we paid an earnest deposit towards a purchase and sale agreement that was terminated. A similar event did not occur during the year ended December 31, 2023.

Other income (expense)

Gain on Extinguishment of debt.    For the years ended December 31, 2023 and 2022, the gain on extinguishment of debt was $3,033,634 and $0, respectively. We issued convertible notes in November 2023 and used a portion of the proceeds to settle the outstanding convertible notes we had outstanding with Alpha Carta, Ltd. The settlement was accounted for as an extinguishment of debt and resulted in a gain of $17,671,812. The gain was partially offset by the fair value of the convertible notes and warrants issued in November 2023. We elected the fair value option to account for the convertible notes issued in November 2023. The initial fair value of the convertible notes and warrants issued in November 2023 resulted in an unrealized loss of $14,638,178.

Interest expense.    For the years ended December 31, 2023 and 2022, the interest expense was $2,818,478 and $8,439,687, respectively. The 67% decrease is primarily related to the amortization of debt discounts on the Amended and Restated Notes (as defined in Note 8 to the consolidated financial statements) of $0 and $6,635,147 during the years ended December 31, 2023 and 2022, respectively. There was also a decrease of $177,587 in monthly interest expense accruing on the Amended and Restated Notes during the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was partially offset by an increase of $560,400 related to interest expense incurred on short-term notes issued and settled during 2023, $480,000 of commitment fees on the convertible notes entered into in November 2023 that we elected the fair value option on, and $146,667 related to interest expense incurred on the convertible notes entered into in November 2023 for the year ended December 31, 2023 compared to the year ended December 31, 2022.

Event of default fees.    For the years ended December 31, 2023 and 2022, the event of default fees related to the Amended and Restated Notes were $5,875,111 and $11,013,572, respectively. The 47% decrease was due to us recording $2,416,829 to increase the principal balance to its redemption value and a $2,250,000 liquidated damage fee during the year ended December 31, 2022, which was a nonrecurring charge. The remaining decrease of $748,200 was due to fewer days of incurring the daily financing, administrative, packaging, and extension fees during the year ended December 31, 2023 compared to 2022. The total decrease was partially offset by an increase of $276,567 in the 1% of the Event of Default Redemption Price due to the increasing principal balance used to calculate the fee during the year ended December 31, 2023 compared to 2022.

Other income (expense), net.    For the years ended December 31, 2023 and 2022, other income (expense) was an expense of $53,691 and an income of $7, respectively. The decrease in other income (expense), net was due to the write-off of certain assets and liabilities acquired in the reverse acquisition among Cyber App Solutions Corp and Proton Green, LLC in the amount of $24,755 and the change in unrealized loss on the fair value of the convertible notes issued in November 2023 in the amount of $28,944 from initial recognition through December 31, 2023.

Unrealized loss on change in fair value of notes payable.    For the years ended December 31, 2023 and 2022, unrealized loss on change in fair value of notes payable was $12,082,880 and $0, respectively. The primary reason for the increase was due to the Company electing the fair value option on the convertible notes issued in November 2023, which resulted in an initial unrealized loss of $12,053,936. The change in unrealized loss on the fair value of the convertible notes issued in November 2023 increased by $28,944 from initial recognition through December 31, 2023.

Unrealized Gain (Loss) on derivatives mark-to-market.    For the years ended December 31, 2023 and 2022, unrealized gain (loss) on derivatives mark-to-market was a loss of $197,886 and a gain of $142,698, respectively. Unrealized gain (loss) on derivatives mark-to-market relates to warrants and conversion features on the Company’s notes payable.

Income Taxes

Income taxes have been accounted for in accordance with ASC 740, “Accounting for Income Taxes”. We are subject to income taxes in the United States and the State of Arizona. At June 30, 2024 and December 31, 2023, we had a full valuation allowance against all of our deferred tax assets, including our NOLs. The factors assumed to make the full valuation allowance includes that we have disclosed that we have significant doubt about our ability to continue as a going concern and we have a history of pretax operating losses.

Contractual Obligations, Commitments, and Contingencies

Helium Recovery Unit.    On January 3, 2022, we entered into a Master Services Agreement (the “MSA”) with a contractor for the contractor to provide certain helium removal and purification services at the plant in the St. Johns Field. The service consist of processing our feed gas using the contractor’s pressure swing absorption process and equipment to be operated by the contractor. It is a five-year lease that commenced on April 1, 2023. The fee is $50,000 per month for the service and increases to $70,000 per month if or when we have the contractors add more equipment to increase the capacity of gas the plant can process. We attributed $30,000 per month to the rental of equipment and accounted for it as an operating lease under ASC 842 and recorded it to the balance sheet.

Houston Office Lease.    On September 30, 2022, we amended the lease for our corporate office in Houston, Texas. The commencement date of the amendment was October 15, 2022 and the lease expiration date was October 31, 2025. On October 25, 2023, we entered into a second amendment on the lease for our corporate office in Houston, Texas to expand the amount of square feet leased. The commencement date for the expansion is January 1, 2024 and the expiration date will be extended to January 31, 2027. We accounted for this lease under ASC 842 as an operating lease that’s been recorded to the balance sheet. The lease payments escalate annually. We have co-tenants with the expansion. This amended lease will result in a straight-line amortization of approximately $3,762 per month in “General and administrative expenses” over the life of the contract.

Legal.    On March 1, 2022, a potential lender filed a motion for a default judgment against our wholly owned subsidiary, Proton Green, LLC (“Proton Green”) seeking a $1,000,000 break-up fee related to a commitment letter for a proposed senior secured term loan facility. The parties unsuccessfully attempted to mediate the case on October 23, 2023. Discovery is complete and the parties have filed cross-motions for summary judgment. On September 6, 2024, the court granted the potential lender’s motion for summary judgment and denied Proton Green’s cross-motion. We intend to appeal the ruling. No accrual has been recorded to the consolidated financial statements because we are unable to conclude that an unfavorable outcome is probable.

We were served a lawsuit on May 2, 2024, in which we were named as one of several defendants in a complaint filed in the Federal District Court of the Northern District of Illinois, Eastern Division by Alpha Carta, Ltd. et al (the “Alpha Carta Litigation”). Alpha Carta, Ltd. (“Alpha Carta”) alleges that Proton Green breached three promissory notes (the “Notes”), a forbearance agreement, and a proposed unexecuted revised forbearance agreement with respect to payments due on the Notes and that Proton Green owes, with an aggregate balance of principal and interest, in excess of $30,000,000 (the “AC Debt”). Other claims against the defendants include conspiracy to commit fraud, rescission, and declaratory judgment, all related to the AC Debt. We assert, in contrast, that we reached a loan settlement agreement (“Loan Settlement Agreement”) with Alpha Carta to settle the AC Debt for $8,000,000, which has been paid. Alpha Carta denies the existence of such Loan Settlement Agreement and alleges that if such Loan Settlement Agreement does exist, it was executed fraudulently.

We believe that the claims asserted in the Alpha Carta Litigation have no merit and intends to vigorously defend them. We have challenged the personal and subject matter jurisdiction, and the court has permitted the plaintiff to conduct limited jurisdictional discovery. We are unable to reasonably estimate the possible loss or range of loss, if any, associated with these claims, and accordingly, we have not accrued any liability associated with the Alpha Carta Litigation.

Company assets.    As of June 30, 2024, all of the assets of the Company have been pledged as collateral for the 2023 Convertible Notes.

Liquidity and Capital Resources

Since inception, we have generated significant losses. As of June 30, 2024, we had an accumulated deficit of $48,346,217. We have only generated limited revenue to date. Our primary sources of capital have been through proceeds from the issuance of debt and equity. The primary uses of capital to date has been for the acquisition of our mineral leases in the St. Johns Field, which gave us operating control over approximately 170,000 acres in Apache County, Arizona, development of the St. Johns Field, paying debt service costs, start-up and operating costs in the St. Johns Field, helium plant installation and funding corporate overhead.

We define working capital as current assets less current liabilities. At June 30, 2024 and December 31, 2023, we had a working capital deficit of $26,893,178 and $23,739,229, respectively. The deficits were primarily due to the amounts outstanding under our notes, as they are classified as current liabilities, and the fair value of outstanding warrants.

As of November 6, 2024, we had cash on hand of approximately $312,000. Our material liquidity needs over the next twelve months consist of the following:

•        On November 21, 2023, we issued the 2023 Convertible Notes to each of two investors, with an aggregate principal amount of $16,000,000, with interest at a rate of 5% per annum due monthly and monthly repayments of $1,500,000 starting from January 21, 2024 and remaining outstanding balance due on July 21, 2024. We have not made interest and principal payments and are in default on the convertible promissory notes. The default increased the interest rate to 18% per annum. As of June 30, 2024, we owed $22,862,667 on the 2023 Convertibles Notes, including principal, interest, and default fees. We entered into the Amended Forbearance Agreement with the Holders in which the Holders have agreed to forbear from exercising certain of its rights and remedies available as a result of the default against the Company under the 2023 Convertible Notes in exchange for the Commitment Shares, the First Amendment

Forbearance Shares, Second Amendment Forbearance Shares and certain payments to the Holders, as set forth in the Amended Forbearance Agreement, which once issued and paid in accordance with the terms of the Amended Forbearance Agreement will result in a full and final settlement of the amounts owing under the 2023 Convertible Notes and SPA to the Holders. However, if we fail to deliver the Commitment Shares, the First Amendment Forbearance Shares, Second Amendment Forbearance Shares or make any payments under the Amended Forbearance Agreement the Holders will be free to exercise its rights against the Company with respect to the default which currently exist under the SPA.

•        Funding outstanding accounts payable balances and corporate overhead, which we expect to be approximately $5.5 million to $6.5 million.

•        Our sole helium plant in the St. Johns Field has not reached “steady state” production. We have encountered significant difficulties to date at the helium plant because of mechanical issues and design limitations, resulting in inefficient operations and lower helium recovery rates, which has limited our revenues generated and led to recurring losses incurred. In June 2024, we idled the helium plant and in July 2024 sent a termination letter to the contractor that the helium plant is leased from and operated by to cancel the Master Service Agreement and Helium Purchase Agreement we have with the contractor. The contractor questioned the validity of the termination and proposed evaluation of strategies that may allow us to restart the helium plant and generate sufficient cash flows to cover the helium plant operating costs. We may continue to incur costs of $50,000 per month through April 2028 for leased equipment. More details on the leased equipment are below in the Helium Recovery Unit section of Contractual Obligations and Commitments. In addition, we anticipate shut-in royalties would be approximately $250,000.

On August 8, 2024, we entered into that certain Series A Preferred Stock Purchase Agreement (the “Series A Preferred Stock Purchase Agreement”), pursuant to which we agreed to issue and sell 8,000 shares of the Company’s 10.0% Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $8,000,000 (such offering, the “Series A Preferred Stock Offering”). Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, cumulative dividends in-kind, at a rate of 10.000% per annum on the $1,000 liquidation preference per share of Series A Preferred Stock, payable annually in arrears, commencing on August 8, 2025. If the Series A Preferred Stock does not convert into our common stock based on the conversion features within two (2) years from the effective date of the Series A Preferred Stock Purchase Agreement, the Company is required to redeem the Series A Preferred Stock, which shall include accumulated in-kind dividends, at the $1,000 liquidation preference per share of Series A Preferred Stock. Proceeds were used to paydown $4,000,000 on our convertible promissory notes and the remainder will be used to partially fund the equipment at our next planned helium and CO2 processing plant and to partially fund general and administrative expenses.

We may issue additional shares of our Series A Preferred Stock under the Series A Preferred Stock Purchase Agreement. We have no committed capital to address our material liquidity needs over the next twelve months from the date of these consolidated financial statements being issued. These matters raise substantial doubt about our ability to continue as a going concern for a period of one year after the date that these consolidated financial statements are issued. The consolidated financial statements included in this prospectus have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include adjustments that might result from the outcome of these uncertainties.

We are focused on plant designs that will allow us to continue developing our helium reserves while also developing our CO2 resources. We have front-end engineering design studies underway for our next planned helium and CO2 processing plant. We expect that our next significant capital outlay will be to construct a processing plant at the St. Johns Field that is capable of producing approximately 50,000 cubic feet per day of helium and approximately 500 tons per day of beverage grade CO2. Our estimate of the cost for the plant design, equipment, construction and drilling wells is approximately $25,000,000 to $30,000,000. Thereafter, we plan to continue adding plants of similar design and drilling new wells as needed to meet the plant’s processing capacity.

We are currently evaluating debt and equity financing strategies that we believe will provide sufficient capital to fund the selected plant design and begin drilling new wells as needed. We believe the cash flows generated from the new plant design will be more than sufficient to address any debt service costs we would incur from debt financing strategies and fund any additional capital needed to drill new wells. Helium and CO2 production levels that we believe we are capable of achieving as a result of these capital expenditures will position us as a top tier producer of helium and liquid CO2, thereby giving us considerable bargaining power when negotiating off-take and transportation agreements. If we are unable to execute any of our debt and financing strategies or one on acceptable terms, we may not be able to finance the capital expenditures necessary to develop our helium and CO2 resources. Because we are the operator of all of our acreage, the timing and level of our capital spending is largely discretionary and within our control.

Cash Flows from Operating, Investing and Financing Activities

The following table summarizes our cash flows for the six months ended June 30, 2024 and 2023:

	For the Six Months Ended June 30,
	2024	2023
	(unaudited)
Net cash provided by (used in):
Operating activities	(2,038,206)	(664,642)
Investing activities	(77,956)	(144,769)
Financing activities	987,609	724,000

Operating activities.    There was an increase in cash used in operating activities of $1,373,564 for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The increase was primarily due to an increase in general and administrative expenses.

Investing activities.    Net cash used in investing activities for the six months ended June 30, 2024 and 2023 related to capital expenditures at the St. Johns Field for equipment at the helium plant and wellhead.

Financing activities.    Net cash provided by financing activities for the six months ended June 30, 2024 consisted of cash proceeds of $737,609 from the issuance of our common stock and $250,000 from short-term borrowings. Net cash provided by financing activities for the six months ended June 30, 2023 consisted of cash proceeds of $724,000, net of issuance costs, from the issuance of our common stock.

The following table summarizes our cash flows for the year ended December 31, 2023 and 2022:

	For the Year Ended December 31,
	2023	2022
Net cash provided by (used in):
Operating activities	$(5,452,912)	$(4,582,988)
Investing activities	$(1,761,406)	$(998,551)
Financing activities	$8,338,020	$4,184,700

Operating activities.    There was an increase in cash used in operating activities of $869,924 for the year ended December 31, 2023 compared to the year ended December 31, 2022 primarily due to a decrease in change in working capital of $828,911, which increases cash used in operating activities.

Investing activities.    There was an increase in cash used in investing activities of $762,855 for the year ended December 31, 2023 compared to the year ended December 31, 2022. Net cash used in investing activities for the year ended December 31, 2023 included $1,785,243 primarily related to capital expenditures paid for the helium plant at the St. Johns Field, partially offset by $23,837 related to cash acquired in the reverse asset acquisition. Net cash used in investing activities for the year ended December 31, 2022 included approximately $1,073,551 related to capital expenditures paid as final settlement for the acquisition of the mineral leases at the St. Johns Field, acquire equipment for the gas processing facility, install electrical infrastructure to the St. Johns Field, and acquire surface land to construct the helium plant upon and a net receipt of $75,000 from related-party lending activity.

Financing activities.    There was an increase in cash provided by financing activities of $4,153,320 for the year ended December 31, 2023 compared to the year ended December 31, 2022. Net cash provided by financing activities for the year ended December 31, 2023 consisted of cash proceeds, net of issuance costs, of $11,226,725 from the issuance of equity, $8,000,000 from the issuance of those certain convertible promissory notes on November 21, 2023, and $634,600, net of issuance costs, from short-term notes issued by the company. This increase was partially offset by the paydown on debt of $11,435,000 and payment of $88,305 for direct costs incurred in the reverse asset acquisition. Net cash provided by financing activities for the year ended December 31, 2023 consisted of cash proceeds of $3,550,700 from the issuance of equity and net cash proceeds of $2,800,000 from the issuance of the Alpha Carta Note 3 partially offset by the paydown on debt of $2,000,000 and payment of $166,000 for equity issuance costs.

Contractual Obligations and Commitments

Helium Recovery Unit.    On January 3, 2022, we entered into a Master Services Agreement (the “MSA”) with a contractor for the contractor to provide certain helium removal and purification services at the plant in the St. Johns Field. The service consist of processing our feed gas using the contractor’s pressure swing absorption process and equipment to be operated by the contractor. It is a five-year lease that commenced on April 1, 2023. The fee is $50,000 per month for the service and increases to $70,000 per month if or when we have the contractors add more equipment to increase the capacity of gas the plant can process. We attributed $30,000 per month to the rental of equipment and accounted for it as an operating lease under ASC 842 and recorded it to the balance sheet.

Houston Office Lease.    On September 30, 2022, we amended the lease for our corporate office in Houston, Texas. The commencement date of the amendment was October 15, 2022 and the lease expiration date was October 31, 2025. On October 25, 2023, we entered into a second amendment on the lease for our corporate office in Houston, Texas to expand the amount of square feet leased. The commencement date for the expansion is January 1, 2024 and the expiration date will be extended to January 31, 2027. We accounted for this lease under ASC 842 as an operating lease that’s been recorded to the balance sheet. The lease payments escalate annually. We have co-tenants with the expansion. This amended lease will result in a straight-line amortization of approximately $3,762 per month in “General and administrative expenses” over the life of the contract.

Please see Note 16 — Commitments and Contingencies, to the consolidated financial statements.

Off-Balance Sheet Arrangements

As of June 30, 2024, we had no off-balance arrangements or other such unrecorded obligations and we have not guaranteed any debt of any unrelated party.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting periods. Actual results could differ significantly from those estimates.

Critical Accounting Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make various assumptions, judgments and estimates to determine the reported amounts of assets, liabilities, and expenses. Changes in these assumptions, judgments, and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ significantly from amounts previously reported. The more significant areas requiring the use of assumptions, judgments and estimates in these financials include helium reserves, cash flow inputs for impairment analysis, asset retirement obligations, fair value of derivative liabilities, and accrued expenses.

Helium and CO2 Properties

We use the full cost method of accounting for costs related to the acquisition, exploration, and development of helium and CO2 properties. Under this method, all such costs (productive and nonproductive), including salaries, benefits and other internal costs directly attributable to these activities, are capitalized into a full cost pool and amortized over the estimated lives of the properties using the units-of-production method. These capitalized costs are subject to a ceiling test that limits such pooled costs, net of applicable deferred taxes, to the aggregate of the present value of future net revenues attributable to proved helium resources, discounted at 10% (standardized measure). Any costs in excess of the ceiling are written off as a non-cash expense. The expense may not be reversed in future periods. The ceiling limitation calculation is prepared using fixed contract prices we receive for the sale of our helium and CO2 production. The future cash outflows associated with future development or abandonment of wells will be included in the computation of the discounted present value of future net revenues for purposes of the ceiling limitation calculation. The net book value of our helium and CO2 properties that were subject to the full cost ceiling limitation did not exceed the ceiling amount at December 31, 2023.

Costs associated with unproved helium and CO2 properties, which may include leasehold, seismic, drilling and capitalized interest costs, are excluded from the amortization base until the properties are evaluated or an impairment is indicated. The Company’s decision to withhold costs from amortization and the timing of the transfer of those costs into the amortization base involves judgment and may be subject to changes over time based on several factors, including drilling plans, availability of capital, project economics and drilling results from adjacent acreage. We did not record any impairment to our unproved helium and CO2 properties at December 31, 2023.

Asset Retirement Obligations (“ARO”)

Helium and CO2 properties require expenditures to plug and abandon the wells and reclaim the associated pads and other supporting infrastructure when the wells are no longer producing. An ARO associated with the retirement of a tangible long-lived asset such as helium properties is recognized as a liability in the period incurred or when it becomes determinable, with an associated increase in the carrying amount of the related long-lived asset. These asset retirement costs are depleted on a unit-of-production basis within the full cost pool. The ARO is recorded at its estimated fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value.

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. The Company recognize its derivative instruments as either assets or liabilities at fair value with changes in fair value recognized in earnings. The related cash flow impact of the Company’s derivative activities is reflected as cash flows from operating activities unless the derivative contract contains a significant financing element, in which case, they are classified within financing activities. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous changes in fair value recorded to earnings are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument could be required within twelve months of the balance sheet date. See Note 9 — Derivatives for more derivatives disclosures.

Fair Value Option

The fair value option election allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are recorded in other, net in the Consolidated Statements of Operations. The decision to elect the fair value option is determined on an instrument by instrument basis, which must be applied to an entire instrument and is irrevocable once elected. See Note 7 — Fair Value Measurements for more details on inputs used to fair value our debt.

For a summary of our additional accounting policies see Note 2 — Basis of Presentation and Summary of Significant Accounting Policies, to the consolidated financial statements.

Recently Issued Accounting Pronouncements

The information contained in Note 2 — Basis of Presentation and Summary of Significant Accounting Policies to the consolidated financial statements under the heading “Recently Issued Accounting Pronouncements” is hereby incorporated by reference into this Part I, Item 2.

MANAGEMENT

Directors, Executive Officers and Corporate Governance.

The following table lists the names, ages and positions of the individuals who serve as directors and executive officers of the Company. All company officers have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. The directors shall hold office until the next annual meeting of shareholders and until their successor shall have been elected and qualified. There are no arrangements or understandings between any director and any other persons pursuant to which such director was elected.

Name and Address of Executive Officer and/or Director	Age	Position
Steven Looper	68	Chief Executive Officer, President and Director
Kenneth Winters	43	Chief Financial Officer
John Coates	63	Chief Technology Officer
David Hobbs	60	Executive Chairman and Director
Douglas Heller	66	Director
Peter Wagner	58	Director
Tralisa Maraj	49	Director

Steven Looper, Chief Executive Officer, President and Director has been serving the Company as the Chief Executive Officer, President and a director since July 2023. Mr. Looper has been an independent oil and gas producer since 1982, and since 1993, had been focused on the development of large resource plays in West Texas at Riata Energy, Inc. and in the Barnett Shale trend. Mr. Looper organized and served as Managing Member of Plateau Helium, LLC, a company that develops helium reserves in Colorado and Kansas, from 2019 through 2022. From 2021 through the present, Mr. Looper has served as CEO and Managing Member of Proton Green, LLC, which owns rights to mineral leases in one of the largest helium and CO2 fields in North America and also has the capacity to store CO2. As of September 2023, Mr. Looper has also been serving as a member of the board of directors of the VVC Exploration Corporation. We believe that Mr. Looper is qualified to serve as a member of our board of directors due to the perspective and the management experience that he brings as the founder of Proton Green and as a Chief Executive Officer, and his extensive experience in the oil and gas industry.

Kenneth Winters, Chief Financial Officer has been serving the Company as the Chief Financial Officer since July 2023. Previously, Mr. Winters served as the Chief Financial Officer of Proton Green, LLC since June 2022. Prior to being promoted to Chief Financial Officer, Mr. Winters served as the Corporate Controller for Proton Green, LLC since February 2022. From 2018 to 2022, Mr. Winters served in the roles of Corporate Controller and Financial Reporting Manager at Rosehill Resources, Inc. Mr. Winters has over 17 years of public company accounting experience, which includes 6 years in the audit practice at Deloitte & Touche, with a heavy focus on the upstream oil and gas segment and the renewable energy industry. Mr. Winters holds a Master of Professional Accountancy and a Bachelor of Business Administration from Stephen F. Austin State University and is a Certified Public Accountant in the State of Texas. The Company and Mr. Winters have not entered into a formal employment agreement.

John Coates, Chief Technology Officer has been serving the Company as the Chief Technology Officer since July 2023. Mr. Coates is a highly experienced oil and gas professional with a career emphasis on large-scale, unconventional resource development. Mr. Coates has served as the Chief Technology Officer of Proton Green, LLC since February 2021. From 1998 to 2021, Mr. Coates co-founded Patrick Energy, Coronado Resources, and Dover Energy, all private upstream oil and gas companies, focused on exploring and developing unconventional resources in the Mid-Continent. Mr. Coates holds a Master of Science in Geologic Engineering from the Colorado School of Mines and a Bachelor of Science in Geochemistry with Honors from the University of London. The Company and Mr. Coates have not entered into a formal employment agreement.

David Hobbs, Executive Chairman and Director has been serving the Company as a director and as Chairman since 2023 and as Executive Chairman since September 2024. Mr. Hobbs is an expert in energy industry structure and strategies with nearly 40 years of experience, currently as Executive Chairman of Pantheon Resources Plc and, before that, as Head of Research at The King Abdullah Petroleum Studies and Research Center (KAPSARC) where he helped establish a world leading think tank in Saudi Arabia. Mr. Hobbs has also served as Chief Energy Strategist at IHS (now

S&P Global) and as Co-Chair of CERAWEEK, providing insight to governments and major energy companies around the world. Prior to CERA, Mr. Hobbs was Head of Business Development with Monument Oil & Gas and managed the North American and Asian businesses of Hardy Oil & Gas.

Douglas Heller, Director has been serving the Company as a director since October 2023. Mr. Heller also currently serves as Chairman, President and CEO of Sun Drilling Products Corp., a specialty oilfield products company based in Louisiana. He has also been a Partner in the Houston based private equity investment firm of Heller Hickox & Company which he co-founded in 1991 and which has specialized in structuring and leading oil and gas equity investments for over three decades. From 1987 to 1991, he served as Vice President of Butcher Resources, Inc. in Philadelphia, PA and was responsible for oil and gas investment and merchant banking activity. Mr. Heller began his career in the oil and gas industry in 1979 as an exploration geologist with Texaco Inc. in New Orleans, Louisiana where he held various technical and managerial positions prior to 1987 with primary responsibility for offshore exploration and production activities in the Gulf of Mexico. Mr. Heller holds a B.S. in Geosciences from The Pennsylvania State University (1979). He is an active member of the American Association of Petroleum Geologists and the Society of Petroleum Engineers and has served on the Boards of various portfolio companies in which his firm has had a controlling interest over the years. The Board believes that Mr. Heller’s extensive experience, his education and professional credentials qualify him to serve as a member of the Company’s Board.

Peter Wagner, Director has been serving the Company as a director since July 2023. Mr. Wagner is an industry veteran with an extensive career in the oil and gas sector. Mr. Wagner has served as Executive Chairman of the Board of Nikkiso CE & IG Group since July 2024. Mr. Wagner served as the CEO and Director of Cryogenic Industries, Inc. (the Company’s consolidated subsidiary in America/CEO of Nikkiso Clean Energy & Industrial Gases Group), a leading provider of cryogenic equipment providing innovative equipment and solutions in liquid gases and beyond, from June 2018 to July 2024. From 2016 to 2018, Mr. Wagner was CEO and Managing Director of LEWA GmbH (in Germany). From 2003 through 2015, Mr. Wagner assumed numerous leadership roles at Atlas Copco, which included the role of Vice President of Business Development at Atlas Copco Comptec, Divisional President for Atlas Copco Gas and Process Division, and General Manager of Atlas Copco Energas GmbH. In addition, Mr. Wagner serves as director on the board of Nikkiso Co., Ltd in Tokyo, Japan. Mr. Wagner holds a master of science in engineering from Cologne University of Applied Sciences in Germany. The Board believes that Mr. Wagner’s vast experience, his education, and professional credentials qualify him to serve as a member of the Company’s Board.

Tralisa Maraj, Director has been serving the Company as a director since May 2024. Ms. Maraj is a Global CFO with 24+ years of progressive experience, including 14 years within a top 4 worldwide public accounting firm and extensive experience in oil and gas upstream companies. Ms. Maraj has served as Chief Financial Officer of LiveWire Group Inc. since summer 2022. Prior to joining LiveWire, Ms. Maraj was Chief Financial Officer of CGX Energy Inc. from January 2012 to November 2021. Before joining CGX Energy Inc., Ms. Maraj held the role of Corporate Controller at Remora Energy from October 2009 to October 2011. Prior to this, Ms. Maraj spent a total of 14 years at Pricewaterhouse Coopers from September 1995 to October 2009 with her last position being that of Senior Manager. Ms. Maraj is a Charted Accountant under the Association of Chartered Certified Accountants in the UK and CPA licensed in the State of Texas.

Director Independence

Although our securities are not subject to the rules of the NYSE American LLC (“NYSE American”), we use the definition of independence applied by the NYSE American to determine which directors are “independent.” The Board of Directors has reviewed the independence of our directors, applying the NYSE American independence standards and, based on this review, the Board of Directors determined that each of Peter Wagner, Douglas Heller and Tralisa Maraj is independent within the meaning of the NYSE American rules and the related rules of the SEC. In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.

Family Relationships

There are no family relationships between any director or executive officer.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. Based solely on our review of copies of the reports filed with the SEC and verbal communication with our directors and executive officers, we believe that all reporting requirements for fiscal year 2023 were complied with by each person who at any time during the 2023 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: Mr. Looper, Mr. Winters, Mr. Coates, Mr. Hobbs, Ms. Macias and Looper Family Office, LLC filed a late Form 3 two-hundred twenty eight days late on March 11, 2024. Mr. Heller filed a late Form 3 one-hundred twenty-two days late on March 11, 2024. Mr. Wagner filed a late Form 3 three-hundred sixty-six days late on July 18, 2024. James A. Culver and Leo William Kerrigan have not reported a Form 3 related to the Share Exchange Acquisition (as defined below). The late filings were due to administrative oversight by the Company’s stock administration and the Company is still working with certain individuals to get their Form 3 reported.

Committees of the Board

Presently, the Company does not have standing audit, compensation or nominating committees. However, the full Board performs all of the functions of a standing audit committee, compensation committee and nominating committee. The Board currently consists of five directors: Mr. Hobbs (Executive Chairman), Mr. Looper, Mr. Heller, Mr. Wagner and Ms. Maraj.

Audit Committee Function

Because the Company’s common stock is traded on the OTC Pink, the Company is not subject to the listing requirements of any securities exchange regarding audit committee related matters. As such, the Company has not established an audit committee but has determined that Ms. Maraj qualifies as an audit committee financial expert; however, the Board is currently in the process of forming an audit committee and expects to establish an audit committee by the end of fiscal year 2024.

Compensation Committee Function

The Board does not currently have a standing compensation committee, and thus we do not have a compensation committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the compensation committee. The full Board currently has the responsibility for reviewing and establishing compensation for executive officers and making policy decisions concerning salaries and incentive compensation for executive officers of the Company.

The Company’s executive compensation program is administered by the Board, which determines the compensation of the executive officers of the Company. In reviewing the compensation of the individual executive officers, the Board intends to consider the recommendations of the executive officers, published compensation surveys and current market conditions.

Nomination of Directors

The Board does not currently have a standing nominating committee, and thus we do not have a nominating committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the nominating committee. The full Board currently has the responsibility of selecting individuals to be nominated for election to the Board. Board candidates are typically identified by existing directors or members of management. The Board will consider director candidates recommended by shareholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Board. Information with respect to such candidates should be sent to the Company at 2000 Bering Drive, Suite 875, Houston, Texas 77057, Attention: Corporate Secretary. The Board considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity.

Communication with Shareholders

Shareholders wishing to communicate with the Board can send an email to david.hobbs@protongreen.com or write or telephone to the Company’s corporate offices:

Cyber App Solutions Corp.

Chairman

2000 Bering Drive, Suite 875

Houston, Texas 77057

(713) 400-2987

Code of Business Conduct and Ethics

As our stock is currently listed for trading on the OTC Pink, we are not required to implement a code of ethics and accordingly, we currently do not have a code of ethics. However, the Company is in the process of finalizing and adopting its code of ethics.

Board Leadership Structure and Role of Board in Risk Oversight Process

Our Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Periodically, our Board assesses these roles and the board leadership structure to ensure our and our stockholders’ interests are best served. Currently, the Executive Chairman position is held by David Hobbs and our Chief Executive Officer is Steven Looper. Our Board currently believes the division of responsibility between separate individuals serving as Executive Chairman and Chief Executive Officer is an effective approach for increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. This approach is subject to the evolving needs of the Company, as the goal of the Board is to ensure the best possible management structure for the Company at any given time.

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us.

Compensation Committee Interlocks and Insider Participation

The Board does not currently have and has not had a standing compensation committee.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Steven Looper,	2023	398,000	—	—	—	—	79,133	(6)	479,133
Chief Executive Officer, President and Director(1)
Evgenii Pak,	2023	0	—	—	—	—	0	(8)	0
Former President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and Sole Director(2)
Evgenii Pak,	2022	0	—	—	—	—	0	(8)	0
Former President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and Sole Director(2)
John Coates,	2023	240,000	22,000	—	—	—	49,133	(7)	311,133
Chief Technology Officer(3)
David Hobbs,	2023	90,000	—	909,218(5)	—	—	60,000	(8)	1,059,218
Executive Officer(4)

____________

(1)      Mr. Looper was appointed by the Board on July 17, 2023, as Chief Executive Officer, President and director.

(2)      Mr. Pak resigned on July 17, 2023 from all executive officer positions with the Company, including Chief Executive Officer and President, and as a member of the Board.

(3)      Mr. Coates was appointed by the Board on July 17, 2023, as Chief Technology Officer.

(4)      Mr. Hobbs was appointed by the Board on July 17, 2023, as Executive Chairman and director.

(5)      During the year ended December 31, 2023, the Company issued 727,374 shares of common stock to Mr. David Hobbs, on December 11, 2023, as one-time compensation arrangement for joining the Company as Executive Chairman. The compensation expense for the award totaled $909,218 and was estimated using a fair value of $1.25 per share, as computed in accordance with FASB ASC Topic 718. See Note 7 to the consolidated financial statements included in our 2023 Annual Report for all relevant valuation assumptions used to determine the grant date fair value of these options.

(6)      Amounts reflect company-paid health insurance premiums of $49,133 and fees earned or paid in cash for services rendered as a director of $30,000.

(7)      Amounts reflect company-paid health insurance premiums.

(8)      Amounts reflect fees earned or paid in cash for services rendered as a Chairman and director.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by any of the named executive officers and directors as of the end of the fiscal year ended December 31, 2023.

Employment Agreements

The Company does not have any formal employment agreements in place with its executive officers. Steven Looper, Kenneth Winters, and John Coates held the same roles in Proton Green (as defined below) prior to the consummation of the share exchange with Proton Green on July 17, 2023 (the “Share Exchange Acquisition”), as they became officers of the Company as of the closing of the share exchange contemplated by that certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Proton Green, LLC (“Proton Green”) and the members of Proton Green. As such, the Company maintained their prior compensation levels with Proton Green.

Annual Base Salary and Other Compensation

Steven Looper’s compensation consists of an annual salary of $400,000 and 100% of health insurance premiums, John Coates’ compensation consists of an annual salary of $240,000 and 100% of health insurance premiums and David Hobbs’ compensation consists of an annual salary of $216,000.

Bonus Compensation

All bonus compensation is discretionary.

Director Compensation

The following table sets forth certain information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the year ended December 31, 2023. The compensation of our current and former directors, Evgenii Pak, Steven Looper and David Hobbs, during year ended December 31, 2023 are included in the Summary Compensation Table above.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Peter Wagner	30,000	—	—	—	—	30,000
Douglas Heller	15,000	—	—	—	—	15,000

____________

(1)      Mr. Wagner was appointed as a director of the Company effective as of July 17, 2023.

(2)      Mr. Heller was appointed as a director of the Company effective as of October 31, 2023.

The Board approved and adopted the following compensation for the Board:

Cash Retainer

The annual cash retainer for each director is $60,000. Each director may, at their sole election, opt to receive their quarterly payment in shares of the Company’s common stock issued at the valuation applicable as of the date of the award. The shares shall vest immediately upon issuance. The Chairman of the Board shall receive additional compensation in the amount of $60,000, payable in cash or common stock, at their sole election, at a valuation applicable at the time of the award. Additional compensation for the Chairman of each Board committee will be determined at the discretion of the Board as needed.

Equity Compensation Awards

Each Director shall receive an annual award of restricted stock units valued at $140,000 (the “Annual Equity Award”). Prior to the Company uplisting to a higher-tier exchange such as Nasdaq or NYSE (the “Uplisting”), the Annual Equity Award shall be issued at a Company valuation based on market capitalization of $500,000,000. Subsequent to the Uplisting, the Annual Equity Award shall be issued at the actual quoted market price on the date of the award. Each Annual Equity Award shall vest one year from the date it was awarded. As of the date of this Registration Statement, no Annual Equity Awards have been issued to any of the Directors.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

2024 Long-Term Incentive Plan

In May 2024, the Board and a majority of the stockholders approved the Long-Term Incentive Plan (the “2024 Plan”). The purpose of the 2024 Plan is to provide a means through which the Company and its affiliates may attract, retain and motivate qualified persons to serve as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its affiliates. The Incentive Plan is to be administered by the Board, or by a compensation committee if appointed by the Board to administer the Incentive Plan, which collectively we refer to as the “Administrator.” The Board may delegate to officers of the Company the power to grant awards to the extent permitted by the laws of the

State of Nevada. Awards granted under the Incentive Plan may be Incentive Stock Option (“ISOs”), Non-Statutory Stock Options, restricted stock, restricted stock units or substitute awards which are awarded to eligible persons, who, in the opinion of the Administrator, have contributed, or are expected to contribute, materially to the Company’s success. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Administrator, in its sole discretion.

Share limit

The maximum number of shares of common stock that may be delivered pursuant to awards granted to eligible persons under this Incentive Plan may not exceed 10,000,000 shares, subject to adjustment for stock splits and other events as set forth in the Incentive Plan.

Stock options

The Administrator may grant either qualified options, which are options that qualify as ISOs under Section 422(b) of the Internal Revenue Code, or non-statutory stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by these options cannot be less than the greater of (1) the par value of the stock or (2) 100% of the fair market value of the common stock on the last trading day prior to the date the option is granted or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant). Notwithstanding the foregoing, the Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

Restricted stock awards

A restricted stock award gives the recipient a stock award subject to restriction on sale. The Administrator determines the terms and conditions of restricted stock awards, including the number of shares of restricted stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award generally will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive cash dividends and share and property distributions on the shares.

Restricted stock units

A restricted stock unit gives the recipient the right to receive a number of shares of the Company’s common stock on the applicable vesting or later delivery dates. Delivery of the underlying restricted stock may be deferred beyond vesting as determined by the Administrator. The Administrator determines the terms and conditions of restricted stock units, including the number of units granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award and possess no incidents of ownership with respect to the underlying common stock until shares are delivered.

Term, termination and amendment

The Board may terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate 10 years after the effective date of the Incentive Plan. No award may be granted under the Incentive Plan once it is terminated. Termination of the Incentive Plan shall not impair rights or obligations under any award granted while the Incentive Plan is in effect, except with the written consent of the grantee. The Board at any time, and from time to time, may amend the Incentive Plan; provided, however, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable laws or required by the rules of the principal national securities exchange or trading market upon which the Company’s common stock trades.

The Board at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee. In addition, any amendment of the purchase price or exercise price of any outstanding award will not be effective without stockholder approval.

All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company including a termination of employment for cause, violating the Company’s insider trading guidelines, breach of a duty of confidentiality, competing with the Company, soliciting Company personnel after employment is terminated, failure to be available to the Company after termination of employment if such failure is a condition of any agreement, failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or its affiliates as determined by the Board. Any award in the Incentive Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Board).

Adjustments upon changes in capitalization

The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Incentive Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator.

Transfer

Except for ISOs, all awards are transferable subject to compliance with the securities laws and the Incentive Plan. ISOs are only transferable by will or by the laws of descent and distribution.

Allocation of New Incentive Plan Benefits

To date, we have not granted any stock options, restricted stock awards, or other securities under the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board has implemented a policy to review, approve and oversee any transaction between us and any related person and any other potential conflict of interest situations on an ongoing basis. Prior to consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction would be disclosed to the disinterested directors. The transaction would not be approved unless a majority of the members of the Board who are not interested in the transaction approve the transaction. The Board intends to consider, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

Consulting Arrangements

The Company had advisory consulting agreements with TPG Commercial Finance, an entity in which Jim Culver, a principal owner of either directly or indirectly more than 10% of the Company’s common stock, is the President/Owner and Leo W. Kerrigan, an individual that owns more than 10% of the Company’s common stock. For the years ended December 31, 2023 and 2022, the Company incurred costs of $40,000 and $110,000, respectively. For the three months ended June 30, 2024 and 2023, the Company did not incur any costs and for the six months ended June 30, 2024 and 2023 the Company incurred costs of $0 and $20,000, respectively. The costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

The Company received human resource services from an immediate family member of a named executive officer. For the years ended December 31, 2023 and 2022, the Company incurred $32,500 and $22,500, respectively, in fees related to Human Resource services. For the three months ended June 30, 2024 and 2023, the Company incurred $15,000 and $2,500, respectively, and for the six months ended June 30, 2024 and 2023, the Company incurred costs of $30,000 and $17,500, respectively, in fees related to Human Resource services. These costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

The Company engaged Integrated Cryogenic Solutions, LLC for front-end engineering design studies for its initial beverage grade CO2 plant. Integrated Cryogenic Solutions, LLC is an innovative specialty engineering, procurement & manufacturing unit of Nikkiso Cryogenics Industries, an entity in which our board of director Peter J. Wagner, currently serves as the Executive Chairman of the Board and former CEO. The Company incurred $95,000 for the year ended December 31, 2023. The costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

Related Party Note Receivable

In September 2022, the Company loaned $25,000 to VVC Resources, an entity in which James A. Culver, a principal owner of either directly or indirectly more than 10% of the Company’s common stock, is the President and CEO. The loan bore interest at zero percent. There was no stated maturity date for the loan. As of December 31, 2023 and December 31, 2022, the related party note receivable has balance of $25,000.

Co-Tenancy Arrangement

In October 2023, the Board approved a co-tenancy arrangement whereby we expanded the leased space in our Houston office and share the expanded space with Pantheon Resources, Inc., an entity where our Chairman of the Board of Directors, David Hobbs, serves as Executive Chairman. We share equally the costs of the lease and office supplies.

Advances from related party

Prior to the Share Exchange Acquisition, CYRB had received advances of $14,651 from CYRB’s sole officer and director to pay for general and administrative costs. Upon the consummation of the Share Exchange Acquisition effective on July 17, 2023, the entire balance of $14,651 was forgiven. As of December 31, 2023 and 2022, there are no advances from related parties outstanding.

Apart from the disclosures set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 or Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 7, 2024 by (a) each stockholder who is known to us to beneficially own 5% or more of our common stock, (b) our directors, (c) our executive officers, and (d) all executive officers and directors as a group. Beneficial ownership is determined according to the SEC rules, and generally means that person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security and includes options, warrants and other securities convertible or exercisable into shares of common stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within 60 days of November 7, 2024.

This table is based on information supplied by each director, officer and principal stockholder of the Company. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock. Unless otherwise indicated, the address for each director, executive officer and 5% or greater stockholders of the Company listed is: c/o Cyber App Solutions Corp., 2000 Bering Drive, Suite 875, Houston, Texas 77057.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficial Ownership
Directors and Named Executive Officers
Steven Looper(3)	15,432,551	16.1%
David Hobbs(3)	727,374	*
Peter Wagner(3)	89,604	*
Douglas Heller(3)	2,424	*
Tralisa Maraj(3)	—	*
Kenneth Winters(3)	—	*
John Coates(3)	—	*
All current directors and executive officers as a group (6 persons)	16,251,953	17.0%
More than 5% Stockholders
Kips Bay Select, LP(1), 1225 Ave Ponce de Leon, San Juan, Puerto Rico 00907	86,231,725	49.8	%(4)
Cyber One, Ltd.(2), 23 Lime Tree Bay, George Town Grand Cayman, Cayman Islands KY1-1110	84,287,087	48.7	%(4)
James A. Culver(3)	13,201,869	13.8%
Leo W. Kerrigan(3)	14,013,841	14.6%
Edward J. Haberfield(3)	4,978,243	5.2%

____________

*        Less than 1%.

(1)      Kips Bay Select, LP and Leviston Resources, LLC share a common Chief Financial Officer. Kips Bay Select LP owns 8,470,151 shares of common stock held in book-entry form, Leviston Resources, LLC owns 579,473 shares of common stock held in book-entry form, Kips Bay Select LP have convertible notes convertible into approximately 73,335,947 shares of common stock and Kips Bay Select LP have warrants to purchase 3,846,154 shares of common stock. The Company entered into a forbearance and settlement agreement on September 16, 2024 (the “Forbearance Agreement”), as amended, with Kips Bay Select, LP and Cyber One, Ltd., whereby, among other things, Kips Bay Select, LP and the Company agreed to structured cash payments for a total of $7,300,000 to Kips Bay Select, LP to fully settle the convertible notes. As long as the Company is in compliance with the covenants and conditions of the Forbearance Agreement, as amended, Kips Bay Select, LP can only convert $7,300,000, the outstanding principal under the convertible notes without taking into consideration the defaults and event of defaults that Kips Bay Select, LP has agreed to forbear from exercising its rights against the Company under the Forbearance Agreement, into the Company’s common stock and that is the amount that the Company used to calculate shares of common stock issuable upon conversion of the convertible notes.

(2)      Cyber One, Ltd. owns 7,104,986 shares of common stock held in book-entry form, have convertible notes convertible into approximately 73,335,947 shares of common stock and have warrants to purchase 3,846,154 shares of common stock. The Company entered into the Forbearance Agreement, as amended, with Cyber One, Ltd., whereby, among other things, Cyber One, Ltd. And the Company agreed to structured cash payments for a total of $7,300,000 to Cyber One, Ltd. to fully settle the convertible notes. As long as the Company is in compliance with the covenants and conditions of the Forbearance

Agreement, as amended, Cyber One, Ltd. can only convert $7,300,000, the outstanding principal under the convertible notes without taking into consideration the defaults and event of defaults that Kips Bay Select, LP has agreed to forbear from exercising its rights against the Company under the Forbearance Agreement, into the Company’s common stock and that is the amount that the Company used to calculate shares of common stock issuable upon conversion of the convertible notes.

(3)      Percentage of common stock beneficial ownership is calculated using 95,819,047 shares of common stock outstanding as on November 7, 2024.

(4)      Percentage of common stock beneficial ownership is calculated using 173,001,148 shares of common stock, which consist of 95,819,047 shares of common stock outstanding as on November 7, 2024 and 77,182,101 shares of common stock issuable upon exercise of the warrants or conversion of the convertible notes held by such holder, on a fully diluted basis within 60 days of November 7, 2024.

DESCRIPTION OF OUR SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Amended Bylaws (the “Bylaws”), each of which are is filed as exhibits to the registration statement of which this prospectus is a part, and by the applicable provisions of the Nevada Revised Statutes (the “NRL”). In case of any conflict between the following summary and the provisions they purport to describe, the terms of the Articles of Incorporation, our Bylaws and the provisions of applicable law shall govern.

Authorized Capital Stock

Under the Articles of Incorporation, the Company is authorized to issue up to 250,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 80,000 shares of Preferred Stock were designated as “Series A Convertible Preferred Stock” (“Series A Preferred Stock”). As of November 7, 2024, 95,819,047 shares of common stock were outstanding and 8,000 shares of Series A Preferred Stock were outstanding.

Common Stock

Voting Rights.    Except as otherwise provided in the Articles of Incorporation or Bylaws, each stockholder is entitled to one vote for each share of common stock registered in the name of such stockholder upon the books of the Company. Except as otherwise required by law or the Articles of Incorporation, at any annual or special meeting of the stockholders of the Company, holders of common stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

Dividends.    Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the Board may at any regular or special meeting declare dividends payable out of the surplus of the Company. The Company has not historically paid any cash dividends on the common stock to date, and it does not intend to pay cash dividends in the foreseeable future. Any future determination related to the Company’s dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospectus, contractual restrictions and covenants and other factors that the Board may deem relevant.

Liquidation Rights.    Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

Preemptive Rights or Other Rights.    No holder of shares of common stock are entitled to preemptive or subscription rights contained in the Articles of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

Preferred Stock

The Board is authorized to fix the rights, powers, privileges, preferences and restrictions of any unissued series of Preferred Stock and the number of authorized shares constituting any such series. The issuance of Preferred Stock could have the effect of decreasing the trading price of the common stock, restricting dividends on the Company’s capital stock, diluting the voting power of the common stock, impairing the liquidation rights of the Company’s capital stock or delaying or preventing a change in control of the Company.

The following summarizes the rights of holders of the Series A Preferred Stock:

Voting Rights.    Except as provided in the Certificate of Incorporation, holders of the Series A Preferred Stock have no voting rights, except as set forth below, in the Series A Preferred Stock Purchase Agreement and those required by law. So long as any Series A Preferred Stock is outstanding, the Company cannot, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of at least 50.1% of the Series A Preferred Stock outstanding at the time, voting together as a class with all other classes or series of preferred stock that has the right to vote with the Series A Preferred Stock as a single class on such matter(s):

•        authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•        amend, alter, repeal or replace the Certificate of Incorporation of the Company, including by way of merger, consolidation or otherwise, in which the Company may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock;

•        amend, alter, repeal or replace the Certificate of Designations, or otherwise alter the rights, powers or privileges of the Series A Preferred Stock set forth in Certificate of Designations or Bylaws of the Company as then in effect, in a way that materially and adversely affects the Series A Preferred Stock or the holder(s) thereof;

•        redeem or repurchase any shares of common stock or preferred stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement); or

•        declare or pay any dividend or otherwise make a distribution to holders of preferred stock or common stock (excluding payments in kind of additional shares of such securities).

Dividends.    While shares of Series A Preferred Stock are issued and outstanding, holders of the Series A Preferred Stock are entitled to receive an annual dividend, whether or not declared, set aside for payment or otherwise by the Board of Directors (the “Board”) of the Company, at a rate of 10.000% per annum payable in-kind, commencing on August 8, 2025.

Liquidation Rights.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of preferred stock of the Company ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, an amount equal to the Liquidation Preference of the Series A Preferred Stock before any distribution of assets is made to holders of common stock or any other class or series of preferred stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights.

Conversion.    Each holder of the Series A Preferred Stock has the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid non-assessable shares of the Company’s common stock (the “common stock”). Additionally, all outstanding shares of Series A Preferred Stock shall automatically convert into shares of common stock (i) in a firm-commitment underwritten public offering pursuant to an effective registration statement, resulting in gross proceeds to the Company of at least $40.0 million or (ii) at the close of the first trading day upon an uplisting of the common stock (the “Uplisting Conversion Date”) to any of the following markets or exchanges: the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, NYSE American or any other National Securities Exchange.

The Series A Preferred Stock is convertible into common stock at a conversion price of $4.84 (the “Conversion Price”). In the event the closing price of our common stock closes on the Uplisting Conversion Date at a price below the Conversion Price, the Conversion Price shall be reduced to equal the closing price of the common stock on the Uplisting Conversion Date, provided that in no event will the Conversion Price be less than $3.02.

The Conversion Price is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the common stock. Additionally, if the Company completes an Applicable Issuance (as defined in the Certificate of Designations), the Conversion Price will be adjusted such that the new conversion price shall equal to (i) 400,000,000 divided by (ii) the sum of (A) 82,700,800 and (B) the number of shares of common stock or common stock equivalents issued in the Applicable Issuance.

Preemptive Rights or Other Rights.    No holder of shares of Series A Preferred Stock is entitled to preemptive or subscription rights contained in the Articles of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Series A Preferred Stock.

Anti-Takeover Effects of Provisions of Nevada Law, the Articles of Incorporation, and the Bylaws

Provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested shareholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested shareholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within 90 days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada that has two hundred or more shareholders, at least one hundred of who are shareholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Certificate of Incorporation and Bylaws

The following provisions of the Articles of Incorporation and Bylaws may make a change in control of the Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of the Company’s management by making it more difficult for a person to remove or change the incumbent members of the Board. The Articles of Incorporation and Bylaws:

•        permit the Board to issue up to 50,000,000 shares of Preferred Stock, with any rights, preferences and privileges as the Board may designate, including the right to approve an acquisition or other change of control;

•        provide that the number of directors of the Company may be changed only by resolution of the Board; and

•        provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Stock Exchange Listing

Our common stock is listed on the OTC Pink Open Markets under the symbol “CYRB.” The Series A Preferred Stock is not currently expected to be listed for trading on any stock exchange, market or trading facility.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is the Securities Transfer Corporation having its at offices at 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

PLAN OF DISTRIBUTION

The Selling Stockholders will act independently of our company in making their decisions with respect to the timing, manner and size of any sales. Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Pink Open Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholders will be responsible for commissions charged by such broker-dealers or agents. Until the securities are listed or quoted on a national securities exchange or the OTC Markets’ “OTCQX” or “OTCQB” tiers, such shares of common stock may be offered and sold by the Selling Stockholders at a fixed price range between $4.00 and $6.00 per share. Upon listing of our securities on a national securities exchange or the OTCQX or OTCQB tiers of the OTC Markets, such shares of common stock may be offered and sold in one or more transactions, publicly or through private transactions, at fixed prices, prevailing market prices or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution or other exchange transaction effected in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        the pledge of securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of our common stock or other of our securities and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares of our common stock or other of our securities by such pledgees or secured parties;

•        through distribution by any Selling Stockholder or any of their respective successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders) or any creditor of any of the foregoing;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option, forward sale or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders will be subject to any applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

In connection with an offering of securities under this prospectus, any underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

Underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the OTC Pink Open Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Irvine, California.

EXPERTS

The consolidated financial statements of Cyber App Solutions Corp. and subsidiaries as of December 31, 2023 and 2022, and for the years then ended, included in this Registration Statement on Form S-1 have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which included an explanatory paragraph regarding our ability to continue as a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Estimates of the Company’s proved helium reserves and contingent helium and CO2 resources as of January 1, 2024 and related information included or attached hereto have been prepared based on reports by William M. Cobb & Associates, Inc., now known as Haas & Cobb Petroleum Consultants, an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act with respect to the securities we are offering pursuant to this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the contract, agreement or other document summarized, but are not complete descriptions of all terms of those contracts, agreements or other documents. If we filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you may read the contract, agreement or other document itself for a complete description of its terms. Each statement in this prospectus relating to a contract, agreement or other document filed as an exhibit is qualified in all respects by the filed exhibit.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.protongreen.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

Cyber App Solutions Corp.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$119,638	$1,248,191
Related party note receivable	25,000	25,000
Prepaid expenses and other current assets	271,431	502,330
Total current assets	416,069	1,775,521
Property, plant and equipment
Helium and CO2 properties, net (full cost method)	12,387,165	12,348,505
Other property, plant and equipment, net	1,812,006	1,854,496
Total property, plant and equipment, net	14,199,171	14,203,001
Other non-current assets
Right-of-use assets – operating leases	946,654	1,023,497
Other long-term assets	8,984	192,103
Total assets	$15,570,878	$17,194,122

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$2,137,537	$1,698,364
Notes payable, fair value option	18,014,033	20,082,880
Interest expense payable	3,120,427	146,667
Derivative liabilities	2,774,918	2,882,692
Short-term loan	335,000	—
Accrued expenses and other current liabilities	745,018	542,623
Operating lease liabilities – current	182,314	161,524
Total current liabilities	27,309,247	25,514,750
Long-term liabilities
Asset retirement obligations	781,410	758,373
Operating lease liabilities	767,039	865,113
Total long-term liabilities	1,548,449	1,623,486
Total liabilities	28,857,696	27,138,236

Commitments and contingencies (Note 16)

Stockholders’ deficit
Common Stock, $0.001 par value, 200,000,000 and 250,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 81,074,842 shares and 80,744,354 shares issued and outstanding as of June 30,2024 and December 31, 2023, respectively	81,072	80,744
Additional paid-in capital	34,978,327	34,238,016
Accumulated deficit	(48,346,217)	(44,262,874)
Total stockholders’ deficit	(13,286,818)	(9,944,114)
Total liabilities and stockholders’ deficit	$15,570,878	$17,194,122

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyber App Solutions Corp.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Helium revenue	$195,954	$—	$418,042	$—

Operating expenses
Depreciation, depletion, amortization and accretion	72,755	13,536	151,094	26,910
Lease and well operating expenses	49,547	189,333	103,440	202,877
Shut-in expenses	(10,872)	51,673	103,365	134,633
Gathering and processing expenses	260,143	—	516,685	—
Production taxes	6,735	—	14,368	—
General and administrative expenses	1,177,068	582,972	2,699,875	1,310,749
General and administrative expenses – related parties	15,000	2,500	30,000	37,500
Total operating expenses	1,570,376	840,014	3,618,827	1,712,669
Net loss from operations	(1,374,422)	(840,014)	(3,200,785)	(1,712,669)
Other income (expense)
Interest expense	(808,391)	(542,297)	(1,531,782)	(1,078,634)
Event of default fees	(788,320)	(1,959,785)	(1,533,760)	(3,887,724)
Interest income	6,363	1	6,363	8
Unrealized gain on fair value of notes payable	1,154,274	—	2,068,847	—
Unrealized gain on derivatives mark-to-market	38,914	185,011	107,774	185,011
Total other expense	(397,160)	(2,317,070)	(882,558)	(4,781,339)
Net loss before taxes	(1,771,582)	(3,157,084)	(4,083,343)	(6,494,008)
Income tax expense	—	—	—	—
Net loss	$(1,771,582)	$(3,157,084)	$(4,083,343)	$(6,494,008)

Loss per common share
Basic and Diluted	$(0.02)	$(0.05)	$(0.05)	$(0.10)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	80,951,591	67,805,572	80,880,494	67,296,655

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyber App Solutions Corp.
Condensed Consolidated Statements of Changes in Stockholders’ Deficit
(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
December 31, 2022	65,828,862	$65,829	$21,885,539	$(32,515,471)	$(10,564,103)
Capital contributions	1,949,226	1,949	648,051	—	650,000
Equity financing costs	(77,969)	(78)	(25,922)	—	(26,000)
Net loss	—	—	—	(3,336,924)	(3,336,924)
March 31, 2023	67,700,119	$67,700	$22,507,668	$(35,852,395)	$(13,277,027)
Capital contributions	299,881	300	99,700	—	100,000
Net loss	—	—	—	(3,157,084)	(3,157,084)
June 30, 2023	68,000,000	$68,000	$22,607,368	$(39,009,479)	$(16,334,111)
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
December 31, 2023	80,744,354	$80,744	$34,238,016	$(44,262,874)	$(9,944,114)
Stock compensation expense	2,424	—	3,030	—	3,030
Issuance of common stock for cash	150,087	150	187,459	—	187,609
Net loss	—	—	—	(2,311,761)	(2,311,761)
March 31, 2024	80,896,865	$80,894	$34,428,505	$(46,574,635)	$(12,065,236)
Issuance of common stock for cash	177,977	178	549,822	—	550,000
Net loss	—	—	—	(1,771,582)	(1,771,582)
June 30, 2024	81,074,842	$81,072	$34,978,327	$(48,346,217)	$(13,286,818)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyber App Solutions Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2024	2023
Cash Flows From Operating Activities
Net loss	$(4,083,343)	$(6,494,008)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, depletion, amortization and accretion	151,094	26,910
Stock compensation expense	3,030	—
Interest expense	1,440,000	1,078,634
Event of default fees	1,533,760	3,887,724
Amortization of lease costs	203,538	34,654
Amortization of intangible costs	14,981	14,981
Unrealized gain on fair value of notes payable	(2,068,847)	—
Unrealized gain on derivatives mark-to-market	(107,774)	(185,011)
Changes in operating assets and liabilities:
Prepaids and other current assets	220,912	(129,531)
Other long-term assets	178,125	(12,000)
Accounts payable	363,562	663,446
Accrued expenses and other liabilities	231,734	489,219
Lease liabilities	(203,978)	(39,660)
Short-term loan	85,000	—
Net cash used in operating activities	(2,038,206)	(664,642)

Cash Flows From Investing Activities
Additions to helium properties	(51,022)	—
Additions to other property, plant and equipment	(26,934)	(144,769)
Net cash used in investing activities	(77,956)	(144,769)

Cash Flows From Financing Activities
Proceeds from capital contributions	—	750,000
Proceeds from short-term loans	250,000	—
Equity issuance costs	—	(26,000)
Common stock issuance proceeds	737,609	—
Net cash provided by financing activities	987,609	724,000
Net decrease in cash and cash equivalents	(1,128,553)	(85,411)

Cash and cash equivalents, beginning of period	1,248,191	124,489
Cash and cash equivalents, end of period	$119,638	$39,078

Supplemental disclosures of cash flow information
Cash paid for interest	$6,782	$—
Cash paid for taxes	$—	$—

Non-cash investing and financing activities
Change in capital accruals	$(46,271)	$1,254,559

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 — Organization and General Business Information

CYBER APP SOLUTIONS CORP. (the “Company” or “CYRB”) is a corporation established under the corporation laws in the State of Nevada on February 19, 2021. The Company’s corporate office is in Houston, Texas.

The Company is focused on the acquisition, exploration, development and production of helium and food grade carbon dioxide (“CO2”) along with having the capabilities for carbon capture and storage. The Company’s assets are concentrated in the St. Johns Field located in Apache County, Arizona of the United States (the “St. Johns Field”).

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

These unaudited interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, the condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of the Company for the periods presented. Certain information in footnote disclosures normally included in financial statements prepared in accordance with GAAP has been condensed or omitted pursuant to the rules of the SEC and the accounting standards for interim financial statements. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, filed on April 2, 2024.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

Principles of Consolidation

The accompanying financial statements are consolidated and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Segment Information

The Company has one reportable operating segment. The Company has identified its Chief Executive Officer as its chief operating decision maker, who evaluates the operations of the Company using consolidated information for purposes of allocating resources and assessing performance.

Recently Issued Accounting Pronouncements

In March 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-02, “Codification Improvements.” The ASU removes references to various FASB Concepts Statements in a variety of Topics in the Accounting Standards Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. ASU 2024-02 will be effective for annual periods beginning after December 15, 2024, and although permitted, the Company does not intend to early adopt.

In March 2024, the SEC adopted final rules under SEC Release No. 33-11275, The Enhancement and Standardization of Climate-Related Disclosures for Investors. The rules will require public entities to provide certain climate-related information in their annual reports and registration statements. The rules will be effective for non-accelerated filers commencing with the fiscal period beginning January 1, 2027. In April 2024, the SEC voluntarily issued an administrative stay of the implementation of the rules, pending judicial review. The Company will evaluate the impact of the final rules on its consolidated financial statements and disclosures.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 820),” which updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. In addition, the amendment prescribes interim disclosure requirements, clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, provides new segment disclosure requirements for entities with a single reportable segment, and contains other disclosure requirements. The ASU is effective for public companies with annual periods beginning after December 15, 2023, and interim periods within fiscals years beginning after December 15, 2024. CYRB is currently evaluating the impact of the standard on its segment reporting disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (ASU 2023-09). ASU 2023-09 requires companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. In addition, ASU 2023-09 requires companies to disclose additional information about income taxes paid. ASU 2023-09 will be effective for annual periods beginning after December 15, 2024, and although permitted, the Company does not intend to early adopt. CYRB is continuing to evaluate the provisions of ASU 2023-09 and does not anticipate a material impact on its consolidated financial statements and related disclosures upon adoption.

Note 3 — Liquidity

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company’s development activities require it to make significant operating and capital expenditures. Its primary sources of liquidity have been through the issuance of debt and equity. The primary uses of cash have been for the St. Johns Field Acquisition, development of the St. Johns Field, commencing production, helium plant installation, general and administrative expenses, debt service costs, and paydown of debt.

The Company’s sole helium plant in the St. Johns Field has not reached “steady state” production. CYRB has encountered significant difficulties to date at the helium plant because of mechanical issues and design limitations, resulting in inefficient operations and lower helium recovery rates, which has limited its revenues generated and led to recurring losses incurred. The Company has idled the helium plant.

The Company has a history of recurring losses from operations and had a working capital deficit as of June 30, 2024 and December 31, 2023. We have no committed capital to address our material liquidity needs over the next twelve months from the date of these condensed consolidated financial statements being issued and there is no assurance that the Company will raise the capital required. Additionally, the Company has no assurance of future profitability. These matters raise substantial doubt about our ability to continue as a going concern for a period of one year after the date that these condensed consolidated financial statements are issued. The condensed consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

Note 4 — Revenue Recognition

Revenues from Contracts with Customers

Helium and CO2 sales are recognized at the point title and control of the product is transferred to the customer, which will differ depending on the terms of each contract. Transfer of title and control drives the presentation of gathering, processing and other post-production expenses within the Company’s Condensed Consolidated Statement of Operations.

For those contracts where the Company has concluded that control of the product transfers at the tailgate of the plant, the Company recognizes revenue on a gross basis, with gathering, processing and other post-production expenses presented within the Gathering and processing expenses line item on the Company’s Condensed Consolidated Statements of Operations. Expenses and fees incurred after title and control transfers are netted against revenues.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 4 — Revenue Recognition (cont.)

Alternatively, for those contracts where the Company has concluded that title and control of the product transfers at or near the wellhead or inlet of the plant, the Company recognizes helium and CO2 revenues net of gathering, processing and other post-production expenses.

Performance Obligations

The Company’s contractual performance obligations arise upon the production of gas from wells in which the Company has an ownership interest. The performance obligations are considered satisfied upon control of helium and CO2 being transferred to the customer(s) at the dedicated delivery point, which in the Company’s current contract is the tailgate of the plant. The Company records revenue in the month production is delivered to the customer. Payment is unconditional once the performance obligations have been satisfied. At this time, the volume and price can be reasonably estimated and amounts due from customers are accrued in Accounts receivable, net in the Condensed Consolidated Balance Sheets. As of June 30, 2024 and December 31, 2023, there was no receivable accrued because the purchaser withheld the Company’s proceeds to offset payables owed by the Company to the purchaser.

Disaggregated Revenue Information

For the three and six months ended June 30, 2024, all of the Company’s revenue was from helium sales at the St. Johns Field.

Note 5 — Property, Plant and Equipment, Net

Property and equipment, net is comprised of the following:

	June 30, 2024	December 31, 2023
Land	$259,793	$259,793
Unproved helium and CO2 properties	10,161,558	10,055,182
Proved helium and CO2 properties	2,117,359	2,099,508
Less: accumulated depletion	(151,545)	(65,978)
Total helium and CO2 properties, net	12,387,165	12,348,505

Plant	1,863,901	1,863,900
Other property and equipment	51,908	51,908
Less: accumulated depreciation	(103,803)	(61,312)
Total other property, plant and equipment, net	1,812,006	1,854,496
Total property, plant and equipment, net	$14,199,171	$14,203,001

Helium and CO2 Properties

As the Company’s development work progresses and the reserves on the Company’s properties are proven, capitalized costs attributed to the properties and mineral interest are subject to depletion. Depletion of capitalized costs is provided using the units-of-production method based on proved helium and CO2 reserves. Depletion expense for the three months ended June 30, 2024 and 2023 was $39,905 and $0, respectively, and for the six months ended June 30, 2024 and 2023 was $85,566 and $0, respectively.

These capitalized costs are subject to a ceiling test that limits such pooled costs, net of applicable deferred taxes, to the aggregate of the present value of future net revenues attributable to proved helium and CO2 reserves discounted at 10%. Any costs in excess of the ceiling are written off as a non-cash expense. The Company did not record an impairment to proved helium and CO2 properties during the three and six months ended June 30, 2024 and 2023.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 5 — Property, Plant and Equipment, Net (cont.)

Costs associated with unproved properties are excluded from the amortization base until the properties are evaluated or impairment is indicated. The costs associated with unproved leasehold acreage and related seismic data, are initially excluded from the amortization base. Leasehold costs are either transferred to the amortization base with the costs of drilling and/or completing a well on the lease or are assessed at least annually for possible impairment or reduction in value. The Company’s decision to withhold costs from amortization and the timing of the transfer of those costs into the amortization base involves judgment and may be subject to changes over time based on several factors, including drilling plans, availability of capital, project economics and drilling results from adjacent acreage. The Company did not record an impairment to unproved helium and CO2 properties during the three and six months ended June 30, 2024 and 2023.

Other Property, Plant and Equipment

The Company’s other property, plant and equipment include a vehicle and helium plant costs. The vehicle is depreciated using the straight-line method over an estimated useful life of 5 years and the helium plant is depreciated using the straight-line method over an estimated useful life of 25 years. The Company recorded depreciation expense on vehicles during the three months ended June 30, 2024 and 2023, of $2,605, and during the six months ended June 30, 2024 and 2023 of $5,211. The Company recorded depreciation expense on the helium plant during the three months ended June 30, 2024 and 2023 of $18,640 and $0, respectively, and during the six months ended June 30, 2024 and 2023 of $37,280 and $0, respectively.

Note 6 — Fair Value Measurements

Financial Instruments

The Company’s financial instruments measured at fair value on a recurring basis consist of notes payable where the fair value option was elected, freestanding warrants and embedded conversion options that required to be bifurcated and accounted for separately as derivative financial instruments. The table below sets forth the financial instruments measured at fair value on a recurring basis, by level within the fair value hierarchy, as of June 30, 2024 and December 31, 2023.

	June 30, 2024
	Level 1	Level 2	Level 3	Total
Notes Payable, Fair Value Option
Convertible notes issued to Kips Bay Select, LP and Cyber One, Ltd. in November 2023	$—	$—	$18,014,033	$18,014,033
Total Notes Payable, Fair Value Option	$—	$—	$18,014,033	$18,014,033

Derivative Liabilities
Warrants	$—	$—	$2,774,918	$2,774,918
Total Derivative Liabilities	$—	$—	$2,774,918	$2,774,918
	December 31, 2023
	Level 1	Level 2	Level 3	Total
Notes Payable, Fair Value Option
Convertible notes issued to Kips Bay Select, LP and Cyber One, Ltd. in November 2023	$—	$—	$20,082,880	$20,082,880
Total Notes Payable, Fair Value Option	$—	$—	$20,082,880	$20,082,880

Derivative Liabilities
Warrants	$—	$—	$2,882,692	$2,882,692
Total Derivative Liabilities	$—	$—	$2,882,692	$2,882,692

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 6 — Fair Value Measurements (cont.)

The table below compares the aggregate unpaid balance on the 2023 Convertible Notes (see Note 7 — Debt for defining of such terms) to the fair value option for such notes as of June 30, 2024:

Unpaid balance	Amount
Outstanding principal amount	$16,000,000
Interest expense payable	1,586,667
Mandatory premium amount	5,276,000
Unpaid balance	$22,862,667

Fair value option	Amount
Notes payable, fair value option	$18,014,033
Interest expense payable	1,586,667
Total fair value option reported	$19,600,700

As of June 30, 2024 and December 31, 2023, the Company used the Monte Carlo simulation to estimate the fair value of the notes payable and the Black-Scholes-Merton model to estimate the fair value of the warrants, which both included assumptions such as risk-free rate, volatility, and expected term. After determining the fair value of the notes payable and warrants, the Company implemented the probability-weighted expected return method (“PWERM”), which considered the probability of success and failure of the Company. Changes in any of the assumptions used in the valuation models may result in significantly higher or lower fair value measurements. The following assumptions were used to fair value the notes payable and warrants:

	June 30, 2024		December 31, 2023
	Notes Payable	Warrants	Notes Payable	Warrants
Expected volatility	32.00%	75.00%	34.00%	77.00%
Risk-free interest rate	5.47%	4.39%	5.14%	3.81%
Dividend yield	—	—	—	—
Term (years)	0.06	4.40	0.55	4.89
Success probability	15.00%	15.00%	15.00%	15.00%

A reconciliation of the Company’s Level 3 balance is as follows:

Level 3 Balance at December 31, 2023	$22,965,572
Unrealized gain recognized in earnings	(2,176,621)
Level 3 Balance at June 30, 2024	$20,788,951

For the three months ended June 30, 2024 and 2023, there was an unrealized gain $1,193,188 and $185,011, respectively, and for the six months ended June 30, 2024 and 2023, there was an unrealized gain of $2,176,621 and $185,011, respectively, on mark-to-market of the warrants and change in fair value of the notes payable recorded in the accompanying Condensed Consolidated Statement of Operations.

The Company separates interest expense from the full change in fair value of the notes payable and presents that amount in Interest expense in the accompanying Condensed Consolidated Statement of Operations. The remainder of the change in fair value of the notes payable are presented in Unrealized gain on fair value of notes payable in the accompanying Condensed Consolidated Statement of Operations.

The carrying amounts of the Company’s cash, related party note receivable, accounts payable, and accrued expenses approximate their fair values because of the short-term maturities or liquid nature of these assets and liabilities.

Fair Value of Non-Financial Assets and Liabilities

Non-financial assets and liabilities that are initially measured at fair value are comprised of asset retirement obligations and stock-based compensation.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 6 — Fair Value Measurements (cont.)

The Company did not add any asset retirement obligations during three and six months ended June 30, 2024 and 2023.

The Company measures stock-based compensation based on the fair value of the award on the date of grant. During the six months ended June 30, 2024, a member of the Company’s Board of Directors elected to receive their first quarter 2024 compensation in the form of common stock of the Company. The Company measured the fair value of the award at $3,030 based on the price per share the Company received when it sold common stock in private placements near the time of the compensation award.

Note 7 — Debt

Securities Purchase Agreement with Kips Bay Select LP and Cyber One LTD

On November 21, 2023, the Company entered into a Securities Purchase Agreement (“SPA”) with Kips Bay Select LP and Cyber One, LTD, pursuant to which the Company agreed to issue and sell to each of Kips Bay Select LP and Cyber One, LTD, i) a convertible promissory note which will be convertible into shares of common stock (the “Conversion Shares”) and (ii) a common stock purchase warrant (each a “Warrant” and collectively, the “Warrants”) which will be exercisable to purchase shares of common stock (the “Warrant Shares”).

Convertible Promissory Notes

On November 21, 2023, pursuant to the SPA, the Company issued a convertible promissory note to each of Kips Bay Select LP (“Kips Bay 2023 Note”) and Cyber One, LTD (“Cyber One 2023 Note”), collectively referred to as the Holders, in the principal amount of $8,000,000 to each for an aggregate principal amount of $16,000,000. The Kips Bay 2023 Note and the Cyber One 2023 Note are collectively referred to as the “2023 Convertible Notes”. The 2023 Convertible Notes were issued with an original issue discount of 50% and bear simple interest accruing as of November 21, 2023, at the rate of 5% per annum or 18% per annum following any Event of Default (as defined in the SPA and 2023 Convertible Notes agreements). The interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall not compound. The 2023 Convertible Notes had a maturity date of July 21, 2024 (the “Maturity Date”).

The 2023 Convertible Notes were convertible (in whole or in part), at the option of the Holders, into such number of fully paid and non-assessable shares of common stock at a conversion price equal to the lower of (i) 70% of the lowest trading price of the common stock in the 15 trading days ending on the date of the delivery of the applicable conversion notice, and (ii) the Valuation Cap Price (defined as $250,000,000 subject to reduction of 10% upon each occurrence of an event of default divided by the number of shares of Common Stock on a fully diluted basis). Notwithstanding the foregoing, at any time prior to the occurrence of an Event of Default, the conversion price shall not be less than a Floor Price (defined as $100,000,000 divided by the number of shares of common stock on a fully diluted basis immediately prior to giving effect to the applicable conversion).

Pursuant to the terms and conditions of the 2023 Convertible Notes, the Company was to repay the $16,000,000 commencing on January 21, 2024 with $1,500,000 due monthly and any remaining outstanding principal due on July 21, 2024. As of June 30, 2024, the Company had made no payments on the outstanding principal and interest amounts of the 2023 Convertible Notes.

The 2023 Convertible Notes limit the Company’s ability to issue any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s common stock and to issue any securities in a capital or debt raising transactions or series of related transactions with more favorable terms than the 2023 Convertible Notes without the consent of the Holders.

The following events constituted an Event of Default under the 2023 Convertible Notes: (i) any default in the payment of any portion of the principal or interest; (ii) failure to observe or perform material covenants; (iii) inability to convert the 2023 Convertible Notes into its common stock; (iv) failure to timely deliver shares of common stock or make payment of any fees or liquidated damages under the 2023 Convertible Notes; (v) failure to have required minimum

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 7 — Debt (cont.)

shares of common stock authorized, reserved and available for issuance; (vi) default on any other indebtedness; (vii) apply for or consent to the appointment of or the commencement of any type of receivership or any voluntary or involuntary bankruptcy, (viii) any judgment or settlements exceeding $250,000, (ix) failure to instruct transfer agent to remove any legends from the shares of common stock; (x) the Company’s common stock no longer publicly traded or cease to be listed on the trading market; (xi) any SEC or judicial stop trade order or any restrictions on transactions in the shares of the common stock; (xii) failure to comply with reporting requirements of the 1934 Act; (xiii) failure to file timely with the SEC; (xiv) a Fundamental Transaction, as defined in the SPA, and (xv) any inaccurate representations or warranties made by the Company in any transaction documents or public filings. The 2023 Convertible Notes did not contain any financial covenants. The Company has triggered multiple Events of Default under the SPA and 2023 Convertible Notes.

The Events of Default had the following significant impacts: (i) the interest rate per annum on outstanding principal amounts increased from 5.0% to 18.0%; (ii) a Mandatory Premium Amount became due, which consists of the $16,000,000 outstanding principal amount, accrued interest, and $250,000 for every Event of Default that has occurred and reoccurred, up to the sum of the 130% of the $16,000,000 outstanding principal and accrued interest; and (iii) the conversion price of the notes were no longer subjected to Floor Price. The Mandatory Premium Amount as of June 30, 2024 was approximately $22,862,667.

Due to the 2023 Convertible Notes having numerous embedded derivatives, the Company elected the fair value option to account for them. See fair value disclosures in Note 6 - Fair Value Measurement. The Company separates interest expense from the full change in fair value of the 2023 Convertible Notes and presents that amount in Interest expense in the accompanying Condensed Consolidated Statement of Operations. The remainder of the change in fair value of the 2023 Convertible Notes are presented in Unrealized gain on fair value of notes payable in the accompanying Condensed Consolidated Statement of Operations.

Registration Payment Arrangements

In connection with the SPA, on November 21, 2023, the Company entered into a registration rights agreement (“Registration Rights Agreement”) with Kips Bay Select LP and Cyber One, LTD, pursuant to which the Company agreed to file with the SEC by January 5, 2024 an initial Registration Statement on Form S-1 covering the resale of all of the Conversion Shares, Warrant Shares, and any common stock of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares, or the 2023 Convertible Notes (the “Registrable Securities”). The initial Registration Statement on Form S-1 was to register for resale at least the number of shares of common stock equal to 200% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the 2023 Convertible Notes and related interest and (ii) the maximum number of Warrant Shares issuable upon exercise of the warrants, as of the date such Registration Statement on Form S-1 was initially filed with the SEC.

If (i) a Registration Statement of Form S-1 covering the resale of all of the Registrable Securities required to be covered thereby and required to be file by the Company pursuant to this Registration Rights Agreement is (A) not filed with the SEC on or before January 5, 2024 (a “Filing Failure”) or (B) not declared effective by the SEC on or before (a) with respect to the initial Registration Statement on Form S-1, the earlier of the (A) February 19, 2024 and (B) 2nd business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement on Form S-1 will not be reviewed or will not be subject to further review and (b) with respect to any additional Registration Statements on Form S-1 that may be required to be filed by the Company pursuant to this Registration Rights Agreement, the earlier of the (A) 60th calendar day following the date on which the Company was required to file such additional Registration Statement on Form S-1 and (B) 2nd business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement on Form S-1 will not be reviewed or will not be subject to further review, for such Registration Statement on Form S-1 (an “Effectiveness Failure”), (ii) on any day after the Registration Statement on Form S-1 has been declared effective by the SEC (the “Effective Date”) sales of all of the Registrable Securities required to be included on such Registration Statement on Form S-1 or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement on Form S-1 is not effective for any reason or the prospectus contained

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 7 — Debt (cont.)

therein is not available for use for any reason (a “Current Public Information Failure”), the Company shall pay an amount in cash equal to one and half percent (1.5%) of the $16,000,000 principal amount (the “Registration Delay Payments”).

The Registration Delay Payments are due (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no Registration Delay Payments shall be owed (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the shares of common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, OTCQX or the OTC Pink) with respect to any period during which all Registrable Securities may be sold without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

A Filing Failure occurred on January 5, 2024 and has still not been cured as of June 30, 2024. The Company recorded $1,533,760 for Registration Delay Payments in the accompanying Condensed Consolidated Statement of Operations in Event of default fees and such amount was accrued in the accompanying Condensed Consolidated Balance Sheets in Interest expense payable as of June 30, 2024.

Short-term Borrowings

On April 12, 2024, the Company issued a short-term loan in the principal amount of $325,000, which resulted in net cash proceeds of $250,000. The loan had a maturity date of June 21, 2024. The Company used the net proceeds towards working capital. The principal amount of the loan and the $10,000 referral fee incurred to raise the capital was due and outstanding at June 30, 2024.

Interest Expense

Interest expense for the periods were as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
2023 Convertible Notes interest expense	$720,000	$—	$1,440,000	$—
Interest on convertible notes extinguished in November 2023	—	542,297	—	1,078,634
Interest on short-term borrowings	85,000	—	85,000	—
Other	3,391	—	6,782	—
Total interest expense	$808,391	$542,297	$1,531,782	$1,078,634

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 8 — Derivatives

On November 21, 2023, pursuant to the SPA (as described in Note 7 — Debt), the Company issued to each Kips Bay Select LP and Cyber One, LTD warrants to subscribe for and purchase from the Company up to 3,846,154 shares of common stock, combined 7,692,308 shares of common stock. These freestanding warrants were bifurcated and accounted for separately as derivative financial instruments. The Company used the Black-Scholes Melton pricing model to value the derivative instruments. The following table summarizes the Company’s derivative liabilities:

	June 30, 2024	December 31, 2023
Kips Bay 2023 Note – warrants	$1,387,459	$1,441,346
Cyber One 2023 Note – warrants	1,387,459	1,441,346
Total derivative liabilities	$2,774,918	$2,882,692

Because the fair value option was elected for the 2023 Convertible Notes, the initial fair value of the warrants were not presented as a discount to the face value of the 2023 Convertible Notes.

The gains and losses resulting from the mark-to-market of the bifurcated conversion options and warrants are included within “Unrealized gain on derivatives mark-to-market” in the Condensed Consolidated Statements of Operations. For the three months ended June 30, 2024 and 2023, there was a gain of $38,914 and $185,011, respectively, and for the six months ended June 30, 2024 and 2023 there was a gain of $107,774 and $185,011, respectively, on mark-to-market of the bifurcated conversion options and warrants.

Note 9 — Asset Retirement Obligations

The following table summarizes the changes in the Company’s asset retirement obligation for period below:

Asset retirement obligations – December 31, 2023	$758,373
Accretion expense	23,037
Asset retirement obligations – June 30, 2024	$781,410

Note 10 — Leases

As of June 30, 2024 and December 31, 2023, the Company had operating leases recorded on the Condensed Consolidated Balance Sheets for equipment leased at the helium plant in the St. Johns Field, office space in Houston, Texas (the “Houston Office”) and a site lease agreement in Arizona (the “Site Lease Agreement”) for storage of equipment. The helium plant equipment lease expires in March 2028, the Houston Office lease was amended in October 2023 and included an extension of the expiration date from October 2025 to January 2027 and the Site Lease Agreement expired in February 2024. All the leases had renewal options, but the Company did not recognize any of the renewal options. The Company excluded variable lease payments for operating expenses in the Houston Office and the service component of the equipment lease.

The accompanying balance sheets include leases with terms greater than 12 months at commencement. The present value of future lease payments was determined based upon the Company’s incremental borrowing rate. The table below summarizes the Company’s discount rate and remaining lease term.

	June 30, 2024	June 30, 2023
Weighted-average discount rate
Operating leases	26.80%	10.00%

Weighted-average remaining lease term (years)
Operating leases	3.63	2.34

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 10 — Leases (cont.)

The following table presents the components of the Company’s lease expenses for the following periods.

		Three Months Ended		Six Months Ended
		June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Lease costs	Classification on our Statement of Operations
Operating lease costs	General and administrative expenses	$11,285	$15,876	$22,570	$31,751
Operating lease costs	Lease operating expenses	$—	$1,451	$968	$2,903
Operating lease costs	Gathering and processing expenses	$90,000	$—	$180,000	$—
Short-term lease costs	General and administrative expenses	$—	$2,209	$—	$4,418
Variable lease costs	Gathering and processing expenses	$60,000	$—	$120,000	$—
Variable lease costs	General and administrative expenses	$7,173	$10,770	$15,527	$21,539

Supplemental cash flow information related to leases were as follows:

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash paid for amounts included in the measurement of lease liabilities
Operating lease – operating cash flows	$203,978	$39,660

Maturities of the Company’s operating lease liabilities included on the accompanying Condensed Consolidated Balance Sheets as of June 30, 2024 were as follows:

Operating Leases
2024	202,308
2025	405,855
2026	407,207
2027	363,943
2028	90,000
Total minimum lease payments	1,469,313
Less: imputed interest	(519,960)
Present value of future minimum lease payments	949,353
Less current obligation under leases	(182,314)
Non-current lease obligations	$767,039

Note 11 — Warrants

On November 21, 2023, pursuant to the SPA (as described in Note 7 — Debt), the Company issued to each Kips Bay Select LP and Cyber One, LTD warrants to subscribe for and purchase from the Company up to 3,846,154 shares of common stock, collectively 7,692,308 shares of common stock, at an exercise price equal to the lower of: (i) $3.12 per share and (ii) the Valuation Cap Price. The warrants are exercisable from November 21, 2023 and expire on November 21, 2028. In case of a registration (as defined in the Registration Rights Agreement), the warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” on terms and conditions provided in the warrants. The Valuation Cap Price means the price per share of common stock calculated by dividing $250,000,000 by the number of shares of Common Stock on a fully diluted basis immediately prior to giving effect to the applicable exercise under this Warrant, subject to adjustment as provided therein. As of June 30, 2024 and December 31, 2023, 7,692,308 warrants were outstanding and exercisable.

All warrants noted above were separated from their respective debt instruments and fair valued at each reporting period. See fair value disclosures in Note 6 — Fair Value Measurements.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 12 — Stockholders’ Deficit

Common Stock

As of June 30, 2024 and December 31, 2023, the Company’s authorized capital consists of 200,000,000 and 250,000,000, respectively, shares of common stock with a par value of $0.001 per share, and 50,000,000 and zero, respectively, shares of preferred stock with a par value of $0.001 per share. The Company has one class of common stock. As of June 30, 2024, no shares of preferred stock had been designated.

During the six months ended June 30, 2024, the Company issued 328,064 shares of common stock in private placements for proceeds of $737,609.

In May 2024, the Board and majority shareholders of the Company approved the Company’s Long-Term Incentive Plan (the “2024 LTIP”) and reserved 10,000,000 shares of common stock for the 2024 LTIP.

Stock Based Compensation

During the six months ended June 30, 2024, the Company issued 2,424 shares of common stock to a member of the Board of Directors at their election for their first quarter of 2024 compensation as opposed to their cash retainer. The compensation expense for the award totaled $3,030 and was estimated using a fair value of $1.25 per share. The fair value per share was based on the price the Company received when it sold common stock in private placements. The expense was recorded to General and administrative expenses on the Company’s Condensed Consolidated Statements of Operations.

Conversion Features

The Holders of the 2023 Convertible Notes have the right to convert all or part of their outstanding principal amount to shares of common stock. See Note 7 — Debt for the conversion price and adjustments.

Common Stock Reserved

As of June 30, 2024, the Company reserved 41,191,116 shares of common stock for issuance upon conversion of the 2023 Convertible Notes and exercise of Warrants, 10,842,453 shares of common stock for certain indemnified transfers of common stock at the stock transfer agent, and 10,000,000 shares of common stock for the Company’s 2024 LTIP.

Note 13 — Net Loss Per Share

Basic net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period, giving effect to all potential dilutive securities outstanding for the period. Basic and diluted loss per share is computed using the treasury stock method.

For the three and six months ended June 30, 2023, the numerator of basic net loss per share is the net loss of the accounting acquirer attributable to common stockholders for the comparative reporting periods. The denominator of basic net loss per share is weighted average number of common shares of the accounting acquirer outstanding pre-acquisition, multiplied by the exchange ratio.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 13 — Net Loss Per Share (cont.)

The following table sets forth the computation of basic and diluted net loss per share:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Numerator:
Net loss	$(1,771,582)	$(3,157,084)	$(4,083,343)	$(6,494,008)
Denominator:
Weighted average common stock outstanding – Basic and Diluted	80,951,591	67,805,572	80,880,494	67,296,655
Net loss per share of common stock outstanding – Basic and Diluted	$(0.02)	$(0.05)	$(0.05)	$(0.10)

As the Company was in a net loss position for all periods presented, the Company has determined all potentially dilutive shares would be anti-dilutive in these periods and therefore are excluded from the calculation of diluted weighted average shares outstanding. This results in the calculation of weighted average shares outstanding to be the same for basic and diluted earnings per share.

For the three and six months ended June 30, 2024 and 2023, the Company had outstanding warrants to purchase shares of common stock and debt instruments convertible into common stock. There would be 62,578,779 and 7,154,069 shares of additional common stock at June 30, 2024 and 2023, respectively, related to the possible exercise of outstanding warrants and conversion of the debt instruments.

Note 14 — Income Taxes

The Company is a C corporation and is subject to U.S. federal income tax and state and local income taxes.

The Company’s effective tax rate for the three and six months ended June 30, 2024 and 2023 was 0%. As of June 30, 2024, the Company has U.S. net operating loss (“NOLs”) carryforwards of $5,232,695 to offset taxable income, if any, in future years. Federal NOLs generated in 2023 and 2024 may be carried forward indefinitely. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized. Tax periods for all fiscal years after 2021 remain open to examination by the federal and state taxing jurisdictions to which the Company is subject.

As of June 30, 2024, the Company has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements.

Note 15 — Transactions with Related Parties

Consulting Arrangements

The Company had advisory consulting agreements with TPG Commercial Finance, an entity in which Jim Culver, a principal owner of either directly or indirectly more than 10% of the Company’s common stock, is the President/Owner. For the three months ended June 30, 2024 and 2023, the Company did not incur any costs and for the six months ended June 30, 2024 and 2023 the Company incurred costs of $0 and $20,000, respectively. The costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 15 — Transactions with Related Parties (cont.)

The Company received human resource services from an immediate family member of a named executive officer. For the three months ended June 30, 2024 and 2023, the Company incurred $15,000 and $2,500, respectively, and for the six months ended June 30, 2024 and 2023, the Company incurred costs of $30,000 and $17,500, respectively, in fees related to Human Resource services. These costs were recorded in the Condensed Consolidated Statements of Operations to “General and administrative expenses — related parties”.

Related Party Note Receivable

In September 2022, the Company loaned $25,000 to VVC Resources, an entity in which Jim Culver, a principal owner of either directly or indirectly more than 10% of the Company’s common stock, is the President and CEO. The loan bore interest at zero percent. There was no stated maturity date for the loan. As of June 30, 2024 and December 31, 2023, the related party note receivable had a balance of $25,000.

Co-Tenancy Arrangement

In October 2023, the Board approved a co-tenancy arrangement whereby we expanded the leased space in our Houston office and share the expanded space with Pantheon Resources, PLC, an entity where our Chairman of the Board of Directors, David Hobbs, serves as Executive Chairman. We share equally the costs of the lease and office supplies.

Note 16 — Commitments and Contingencies

Commitments

As of June 30, 2024, all of the assets of the Company have been pledged as collateral for the 2023 Convertible Notes.

Contingencies

Legal

In the ordinary course of business, the Company is party to various legal actions. In management’s opinion, the outcome of any such currently pending legal actions will not have a material adverse effect on the Company’s financial position or results of operations.

On March 1, 2022, a potential lender filed a motion for a default judgment against the Company’s wholly owned subsidiary, Proton Green, LLC (“Proton Green”) seeking a $1,000,000 break-up fee related to a commitment letter for a proposed senior secured term loan facility. The parties unsuccessfully attempted to mediate the case on October 23, 2023. Discovery is complete and the parties have filed cross-motions for summary judgment. All briefings are complete and the parties are awaiting the court’s decision. No accrual has been recorded to the condensed consolidated financial statements because the Company is unable to conclude that an unfavorable outcome is probable. Legal fees incurred associated with loss contingencies are expensed.

The Company was served a lawsuit on May 2, 2024, in which it was named as one of several defendants in a complaint filed in the Federal District Court of the Northern District of Illinois, Eastern Division by Alpha Carta, Ltd. et al (the “Alpha Carta Litigation”). Alpha Carta, Ltd. (“Alpha Carta”) alleges that Proton Green breached three promissory notes (the “Notes”), a forbearance agreement, and a proposed unexecuted revised forbearance agreement with respect to payments due on the Notes and that Proton Green owes, with an aggregate balance of principal and interest, in excess of $30,000,000 (the “AC Debt”). Other claims against the defendants include conspiracy to commit fraud, rescission, and declaratory judgment, all related to the AC Debt. Proton Green asserts, in contrast, that it reached a loan settlement agreement (“Loan Settlement Agreement”) with Alpha Carta to settle the AC Debt for $8,000,000, which has been paid. Alpha Carta denies the existence of such Loan Settlement Agreement and alleges that if such Loan Settlement Agreement does exist, it was executed fraudulently.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 16 — Commitments and Contingencies (cont.)

The Company believes that the claims asserted in the Alpha Carta Litigation have no merit and intends to vigorously defend them. The Company is unable to reasonably estimate the possible loss or range of loss, if any, associated with these claims, and accordingly, it has not accrued any liability associated with the Alpha Carta Litigation.

There are no other material litigation, arbitration or governmental proceeding currently pending against the Company or any members of its management team in their capacity as such requiring a contingent liability to be recognized as of the date of the consolidated financial statements.

Note 17 — Subsequent Events

Common Stock Issuances

Subsequent to June 30, 2024, the Company issued 80,899 shares of common stock in private placements for proceeds of $250,000.

Series A Preferred Stock

On August 8, 2024, the Company entered into that certain Series A Preferred Stock Purchase Agreement (the “Series A Preferred Stock Purchase Agreement”), pursuant to which the Company agreed to issue and sell 8,000 shares of the Company’s 10.0% Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $8,000,000 (such offering, the “Series A Preferred Stock Offering”).

Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors (the “Board”) of the Company, cumulative dividends in-kind, at a rate of 10.000% per annum on the $1,000 liquidation preference per share of Series A Preferred Stock, payable annually in arrears, commencing on August 8, 2025.

The shares of Series A Preferred Stock are convertible into common stock of the Company: (a) in whole or in part, on any date at the option of the holders, (b) in full, automatically in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Corporation of at least $40.0 million or (c) in full, automatically at the close of the first Trading Day (“Common Stock Uplisting Conversion Date”) upon a Common Stock Uplisting. Trading Day means any day on which the Trading Market of our common stock is open for trading. Common Stock Uplisting means the listing for and commencement of trading of the common stock on a Trading Market. Trading Market means any of the following markets or exchanges on which our common stock is listed or quoted for trading on the date in question: the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, NYSE Amex or any other National Securities Exchange (as defined in the Exchange Act) (or any successors to any of the foregoing).

The shares of Series A Preferred Stock are convertible into common stock of the Company at a conversion price of $4.84 (the “Conversion Price”). In the event the closing price of our common stock closes on the Common Stock Uplisting Conversion Date at a price below the Conversion Price, the Conversion Price shall be reduced to equal the closing price of the Common Stock on the Common Stock Uplisting Conversion Date. Notwithstanding the forgoing or any other provision of the Certificate of Designation, the Conversion Price shall be no less than $3.02 per share.

If the Series A Preferred Stock does not convert into the Company’s common stock based on the conversion features within two (2) years from the effective date of the Series A Preferred Stock Purchase Agreement, the Company is required to redeem the Series A Preferred Stock, which shall include accumulated in-kind dividends, at the $1,000 liquidation preference per share of Series A Preferred Stock.

Proceeds were used to paydown $4,000,000 on the 2023 Convertible Notes and the remainder will be used to partially fund the equipment at our next planned CO2/helium plant and to partially fund general and administrative expenses.

Cyber App Solutions Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

Note 17 — Subsequent Events (cont.)

Helium Plant Master Service Agreement and Helium Purchase Agreement (the “Agreements”)

The Company’s sole helium plant is in the St. Johns Field. In June 2024, the Company idled the helium plant and in July 2024 sent a termination letter to the contractor that the helium plant is leased from and operated by to cancel the Agreements. The contractor questioned the validity of the termination and proposed evaluation of strategies that may allow the Company to restart the helium plant and generate sufficient cash flows to cover the helium plant operating costs.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Cyber App Solutions Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cyber App Solutions Corp and subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Whitley Penn LLP

We have served as the Company’s auditor since 2022.

Houston, Texas
April 1, 2024

Cyber App Solutions Corp.
Consolidated Balance Sheets

	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$1,248,191	$124,489
Related party note receivable	25,000	25,000
Prepaid expenses and other current assets, net	502,330	201,443
Total current assets	1,775,521	350,932
Property and equipment
Helium and CO2 properties, net (full cost method)	14,175,210	12,362,446
Other property and equipment, net	27,791	38,213
Total property and equipment, net	14,203,001	12,400,659
Other non-current assets
Right-of-use assets – operating leases	1,023,497	162,687
Other long-term assets, net	192,103	43,939
Total assets	$17,194,122	$12,958,217

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$1,698,364	$1,238,711
Notes payable	—	19,280,887
Notes payable, fair value option	20,082,880	—
Interest expense payable	146,667	1,804,477
Derivative liabilities	2,882,692	185,011
Accrued expenses and other current liabilities	542,623	127,353
Operating lease liabilities	161,524	58,259
Total current liabilities	25,514,750	22,694,698
Long-term liabilities
Asset retirement obligations	758,373	714,315
Operating lease liabilities, net of current portion	865,113	113,307
Total long-term liabilities	1,623,486	827,622
Total liabilities	27,138,236	23,522,320

Commitments and contingencies (Note 16)

Stockholders’ deficit
Common stock, $0.001 par value, 250,000,000 shares and 75,000,000 shares authorized; 80,744,354 shares and 65,828,862 shares issued and outstanding as of December 31, 2023 and 2022, respectively	80,744	65,829
Additional paid-in capital	34,238,016	21,885,539
Accumulated deficit	(44,262,874)	(32,515,471)
Total stockholders’ deficit	(9,944,114)	(10,564,103)
Total liabilities and stockholders’ deficit	$17,194,122	$12,958,217

See accompanying notes to consolidated financial statements.

Cyber App Solutions Corp.
Consolidated Statements of Operations

	For the Year Ended December 31,
	2023	2022
Helium revenue	$313,198	$—

Operating expenses
Depreciation, depletion, amortization and accretion	157,653	51,800
Lease and well operating expenses	149,210	22,481
Shut-in expenses	197,187	390,224
Gathering and processing expenses	701,983	—
Production taxes	13,456	—
General and administrative expenses	4,762,080	6,952,765
General and administrative expenses – related parties	167,500	137,500
Deposit on terminated purchase and sale agreement	—	500,000
Total operating expenses	6,149,069	8,054,770
Net loss from operations	(5,835,871)	(8,054,770)
Other income (expense)
Gain on extinguishment of debt	3,033,634	—
Interest expense	(2,818,478)	(8,439,687)
Event of default fees	(5,875,111)	(11,013,572)
Interest income – related parties	—	2,252
Other income (expense), net	(53,691)	7
Unrealized gain (loss) on derivatives mark-to-market	(197,886)	142,698
Total other expense	(5,911,532)	(19,308,302)
Net loss before income taxes	(11,747,403)	(27,363,072)
Income tax expense	—	—
Net loss	$(11,747,403)	$(27,363,072)

Loss per common share:
Basic and diluted	$(0.16)	$(0.51)

Weighted average number of common shares uutstanding:
Basic and diluted	72,040,167	53,219,180

See accompanying notes to consolidated financial statements.

Cyber App Solutions Corp.
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances at December 31, 2021	39,507,811	$39,508	$13,134,492	$(5,152,399)	$8,021,601
Capital contributions	10,647,272	10,647	3,540,053	—	3,550,700
Equity financing costs	(497,803)	(498)	(165,502)	—	(166,000)
Equity issued to facilitate note amendments	2,249,107	2,249	747,751	—	750,000
Warrants converted to equity	429,334	429	142,739	—	143,168
Stock compensation expense	7,495,523	7,496	2,492,004	—	2,499,500
Equity issued to facilitate assignment of notes	5,997,618	5,998	1,994,002	—	2,000,000
Net loss	—	—	—	(27,363,072)	(27,363,072)
Balances at December 31, 2022	65,828,862	$65,829	$21,885,539	$(32,515,471)	$(10,564,103)
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balances at December 31, 2022	65,828,862	$65,829	$21,885,539	$(32,515,471)	$(10,564,103)
Capital contributions	2,249,107	2,249	747,751	—	750,000
Equity financing costs	(77,969)	(78)	(276,922)	—	(277,000)
Issuance of common stock for cash	7,770,980	7,771	10,745,954	—	10,753,725
Issuance of common stock for short-term loan repayment	236,000	236	294,764	—	295,000
Stock compensation expense	727,374	727	908,490	—	909,217
Reverse asset acquisition, net of transaction costs	4,010,000	4,010	(67,560)	—	(63,550)
Net loss	—	—	—	(11,747,403)	(11,747,403)
Balances at December 31, 2023	80,744,354	$80,744	$34,238,016	$(44,262,874)	$(9,944,114)

See accompanying notes to consolidated financial statements.

Cyber App Solutions Corp.
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(11,747,403)	$(27,363,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	157,653	51,800
Amortization of debt discount	95,400	6,635,147
Stock compensation expense	909,217	2,499,500
Non-cash interest expense	1,773,557	1,804,477
Event of default fees	5,875,111	11,013,572
Gain on extinguishment of debt	(3,033,634)	—
Unrealized loss on change in fair value of notes payable	28,944	—
Amortization of right-of-use assets – operating leases	246,248	53,430
Amortization of intangible assets	29,961	24,968
Unrealized gain (loss) on derivatives mark-to-market	197,886	(142,698)
Write-off acquired assets and liabilities	918	—
Interest income – related parties	—	(2,253)
Changes in operating assets and liabilities:
Prepaids and other current assets	(300,886)	(131,231)
Related party note receivable interest income	—	5,000
Other long-term assets	(178,125)	(53,521)
Accounts payable	328,959	1,043,844
Accrued expenses and other liabilities	415,269	25,934
Operating lease liabilities	(251,987)	(47,885)
Net cash used in operating activities	(5,452,912)	(4,582,988)

Cash Flows From Investing Activities
Acquisition of helium properties	—	(163,843)
Additions to helium properties	(1,785,243)	(909,708)
Cash acquired from reverse asset acquisition	23,837	—
Related party note receivable receipts	—	100,000
Related party note receivable advance	—	(25,000)
Net cash used in investing activities	(1,761,406)	(998,551)

Cash Flow From Financing Activities
Proceeds from notes payable and short-term loans	8,730,000	2,800,000
Payments on notes payable	(11,435,000)	(2,000,000)
Proceeds from capital contributions	750,000	3,550,700
Equity issuance costs	(277,000)	(166,000)
Debt issuance costs	(95,400)	—
Common stock issuance proceeds	10,753,725	—
Costs incurred to issue equity in reverse asset acquisition	(88,305)	—
Net cash provided by financing activities	8,338,020	4,184,700
Net increase (decrease) in cash and cash equivalents	1,123,702	(1,396,839)

Cash and cash equivalents, beginning of year	124,489	1,521,328
Cash and cash equivalents, end of year	$1,248,191	$124,489

Cyber App Solutions Corp.
Consolidated Statements of Cash Flows — (Continued)

	For the Year Ended December 31,
	2023	2022
Supplemental disclosures of cash flow information
Cash paid for interest	$564,921	$63
Cash paid for income taxes	$—	$—

Non-cash investing and financing activities
Issued short-term loan to paydown on Alpha Carta notes	$2,000,000	$—
Change in capital accruals	$130,694	$49,984
Initial fair value of bifurcated conversion options	$—	$99,661
Initial fair value of warrants	$—	$29,371
Lease liabilities obtained through right-of-use asset	$963,940	$80,117
Equity issued to facilitate note amendments	$—	$750,000
Equity issued to facilitate assignment of note	$—	$2,000,000
Equity issued for cashless warrants	$—	$143,168
Issuance of common stock for short-term loan repayment	$295,000	$—

See accompanying notes to consolidated financial statements.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 1 — Organization and General Business Information

Cyber App Solutions Corp. (the “Company” or “CYRB”) is a corporation established under the corporation laws in the State of Nevada on February 19, 2021. The Company’s corporate office is in Houston, Texas.

Effective July 17, 2023 (the “Closing Date”), the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Proton Green, LLC (“Proton Green”), and the members of Proton Green (the “Proton Green Members”). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding membership interests of Proton Green held by the Proton Green Members for shares of common stock of the Company. At the Closing Date, the Company issued 68,000,000 new shares of common stock to the Proton Green Members, representing approximately 94.4% of the issued and outstanding shares of common stock of the Company following such issuance. Proton Green became a wholly owned subsidiary of CYRB.

The Share Exchange Agreement was accounted for as a reverse asset acquisition in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, CYRB has been treated as “acquired” for financial reporting purposes. Proton Green has been determined to be the “accounting acquirer” because Proton Green maintains control of the Board of Directors and management of the combined company and the operations of Proton Green constitute the only ongoing operations of the combined company. Under this method of accounting, the ongoing financial statements of the registrant reflect the net assets of Proton Green and CYRB at historical cost, with no goodwill or other intangible assets recognized, and the historical Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Changes in Stockholders’ Equity(Deficit), and Statements of Cash Flow reflect the historical activity of Proton Green.

The Company is focused on the acquisition, exploration, development and production of helium and food grade carbon dioxide (“CO2”) along with having the capabilities for carbon capture and storage. The Company’s helium and CO2 assets are concentrated in the St. Johns Field located in Apache County, Arizona of the United States (the “St. Johns Field”). The Company commenced production at the St. Johns Field during the year ended December 31, 2023.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements have been prepared in conformity with GAAP, and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The Company is an “emerging growth company” (“EGC”), as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company has elected to use this extended transition period for complying with new or revised accounting standards pursuant to Section 102(b)(1) of the JOBS Act that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition periods provided by JOBS Act. As result of this election, its consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Principles of Consolidation

The accompanying financial statements are consolidated and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Segment Information

The Company has one reportable operating segment. The Company has identified its Chief Executive Officer as its chief operating decision maker, who evaluates the operations of the Company using consolidated information for purposes of allocating resources and assessing performance.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make various assumptions, judgments and estimates to determine the reported amounts of assets, liabilities, and expenses. Changes in these assumptions, judgments, and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ significantly from amounts previously reported. The more significant areas requiring the use of assumptions, judgments and estimates in these financials include cash flow inputs for impairment analysis, asset retirement obligations, fair value of derivative liabilities, and certain accrued expenses. See “Asset Retirement Obligations” of this Note 2 — Basis of Presentation and Summary of Significant Policies for more details on estimates involved in asset retirement obligations and Note 7 — Fair Value Measurements for more details on estimates and judgment involved in derivative liabilities. While management believes these estimates are reasonable, changes in facts and assumptions, or the discovery of new information may result in revised estimates. Actual results could differ from these estimates, and it is reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Cash and Cash Equivalents

The Company considers all cash on hand and highly liquid instruments with an original maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are held in financial institutions in amounts that may exceed the insurance limits of the Federal Deposit Insurance Corporation, however, management believes the Company’s counterparty risks are minimal based on the reputation and history of the institutions selected. There were no cash equivalents as of December 31, 2023 or 2022.

Accounts Receivable and Credit Losses

Accounts receivable consist of receivables from sales of helium and CO2 production delivered to purchasers. The purchasers remit payment for production directly to the Company. Most payments are received within a month after the production date. Accounts receivable are not collateralized.

At each balance sheet date, the Company reviews the collectability of the receivables in light of historical experience, the nature and volume of the receivables and other subjective factors and recognizes an expected allowance for credit losses. In addition, at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. No allowance was deemed necessary at December 31, 2023 or 2022.

Helium and CO2 Properties

The Company uses the full cost method of accounting for costs related to the acquisition, exploration, and development of helium and CO2 properties. Under this method, all such costs (productive and nonproductive), including salaries, benefits and other internal costs directly attributable to these activities, are capitalized into a full cost pool and amortized over the estimated lives of the properties using the units-of-production method. These capitalized costs are subject to a ceiling test that limits such pooled costs, net of applicable deferred taxes, to the aggregate of the present value of future net revenues attributable to proved helium reserves, discounted at 10%. Any costs in excess of the ceiling are written off as a non-cash expense. The expense may not be reversed in future periods. The ceiling limitation calculation is prepared using fixed contract prices the Company receives for the sale of its helium and CO2 production. The future cash outflows associated with future development or abandonment of wells will be included in the computation of the discounted present value of future net revenues for purposes of the ceiling limitation calculation. The net book value of the Company’s helium and CO2 properties that were subject to the full cost ceiling limitation did not exceed the ceiling amount at December 31, 2023 or 2022.

Costs associated with unproved helium and CO2 properties, which may include leasehold, seismic, drilling and capitalized interest costs, are excluded from the amortization base until the properties are evaluated or an impairment is indicated. The Company’s decision to withhold costs from amortization and the timing of the transfer of those

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

costs into the amortization base involves judgment and may be subject to changes over time based on several factors, including drilling plans, availability of capital, project economics and drilling results from adjacent acreage. The Company did not record any impairment to its unproved helium and CO2 properties for the years ended December 31, 2023 or 2022.

Intangibles

The Company capitalized $89,883 for implementation costs of a service contract with a hosting arrangement during the first quarter of 2022. The current portion of the balance, net of accumulated amortization, is presented in “Prepaid expenses and other current assets” and the long-term portion of the balance, net of accumulated amortization, is presented in “Other long-term assets” in the Company’s Consolidated Balance Sheets. The service contract with a hosting arrangement relates to the Company’s enterprise resource planning system and it is being amortized using the straight-line method over an estimated useful life of three years. For the years ended December 31, 2023 and 2022, the Company recognized amortization expense of $29,961 and $24,968, respectively.

Asset Retirement Obligations (“ARO”)

Helium and CO2 properties require expenditures to plug and abandon the wells and reclaim the associated pads and other supporting infrastructure when the wells are no longer producing. An ARO associated with the retirement of a tangible long-lived asset such as helium properties is recognized as a liability in the period incurred or when it becomes determinable, with an associated increase in the carrying amount of the related long-lived asset. These asset retirement costs are depleted on a unit-of-production basis within the full cost pool. The ARO is recorded at its estimated fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value.

The following table summarizes the changes in the Company’s asset retirement obligation for period below:
	For the Year Ended December 31,
	2023	2022
Asset retirement obligations – beginning of year	$714,315	$672,817
Accretion expense	44,058	41,498
Asset retirement obligations – end of year	$758,373	$714,315

An ARO is determined using significant assumptions, including current estimates of plugging and abandonment costs, annual inflation of these costs, the productive lives of assets and the Company’s credit adjusted risk free rate. Changes in any of these assumptions can result in significant revisions to the estimated ARO. Because of the subjectivity of assumptions, the costs to ultimately retire the Company’s wells may vary significantly from prior estimates.

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. The Company recognizes its derivative instruments as either assets or liabilities at fair value with changes in fair value recognized in earnings. The related cash flow impact of the Company’s derivative activities is reflected as cash flows from operating activities unless the derivative contract contains a significant financing element, in which case, they are classified within financing activities. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous changes in fair value recorded to earnings are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument could be required within twelve months of the balance sheet date. See Note 9 — Derivatives for more derivatives disclosures.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Fair Value Option on Convertible Debt

The fair value option election allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are recorded in “Change in fair value of convertible debt instruments” in the Consolidated Statements of Operations. The decision to elect the fair value option is determined on an instrument by instrument basis, which must be applied to an entire instrument and is irrevocable once elected. The issuance costs associated with the convertible debt instruments for which the fair value option was elected are not deferred. See Note 8 — Debt for disclosure of the convertible notes that the Company elected to apply fair value option accounting.

Fair Value Measurement

Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants at the reporting date. The Company’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs and consists of three broad levels:

•        Level 1:    Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

•        Level 2:    Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.

•        Level 3:    Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

Valuation techniques that maximize the use of observable inputs are favored. Observable data is considered to be market data if it is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by multiple, independent sources that are actively involved in the relevant market. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, classification within the fair value hierarchy is based on lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. However, the determination of what constitutes “observable” requires significant judgment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

Leases

A right of use asset represents a lessee’s right to use an underlying asset for the lease term, while the associated lease liability represents the lessee’s obligations to make lease payments. At the commencement date, which is the date on which a lessor makes an underlying asset available for use by a lessee, a lease right of use asset and corresponding lease liability is recognized based on the present value of the future lease payments. The initial measurement of lease payments may also be adjusted for certain items, including options that are reasonably certain to be exercised, such as options to purchase the asset at the end of the lease term, or options to extend or early terminate the lease. Excluded from the initial measurement are certain variable lease payments, which for the Company’s office rental agreements, are a significant component of the total lease costs. The Company evaluates a contractual arrangement at its inception to determine if it is a lease or contains an identifiable lease component as defined by FASB ASC Topic 842 — Leases. When evaluating a contract to determine appropriate classification and recognition under FASB ASC Topic 842 — Leases, significant judgment may be necessary to determine, among other criteria, if an embedded leasing arrangement exists, the length of the term, classification as either an operating or financing lease, which

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

options are reasonably likely to be exercised, fair value of the underlying right of use asset or assets, upfront costs, and future lease payments that are included or excluded in the initial measurement of the right of use asset. By policy election, leases with an initial term of twelve months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis, and variable lease payments are recognized in the period as incurred.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, “Revenue from Contracts with Customers.”

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•        Step 1: Identification of the contract, or contracts, with customer;

•        Step 2: Identification of the performance obligations in the contract;

•        Step 3: Determination of the transaction price;

•        Step 4: Allocation of the transaction price to the performance obligations in the contract; and

•        Step 5: Recognition of revenue when, or as, the performance obligation is satisfied.

The Company’s main revenue streams are from helium sales. All of the Company’s revenue contracts contain a single performance obligation and all revenue is recorded at a point in time. The Company recognizes revenue when control of the product transfers to the customer, which differs depending on the contractual terms of each of the Company’s arrangements. See Note 5 — Revenue Recognition for more details on the Company’s revenue recognition.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation — Stock Compensation”. ASC 718 requires companies to measure the cost of services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the individual is required to provide service in exchange for the award, usually the vesting period. The Company accounts for forfeitures as they occur.

Income Taxes

Income taxes have been accounted for in accordance with ASC 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Loss per Share

The Company adheres to the provision of ASC 260, “Earnings Per Share”, which specifies the computation, presentation, and disclosure requirements for earnings (loss) per share for entities with publicly held commons stock.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. Common stock equivalents are only included when their effect is dilutive. The Company’s potentially dilutive securities, which consist of warrants and the conversion of debt, have been excluded from the computation of diluted loss per share as they would be anti-dilutive.

Concentration

All of the Company’s helium and CO2 assets are concentrated in the St. Johns Field.

As of December 31, 2023, all of the Company’s production was coming from one well and all production from that certain well is dedicated to one direct customer.

Recent Accounting Pronouncements Adopted

ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)

In August 2020, the Financial Accounting Standard Board (FASB) issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the “own stock” scope exception and certain aspects of the earnings per share (“EPS”) guidance. The guidance is effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted the ASU effective January 1, 2023 and applied the provisions of the ASU to the convertible notes issued during the year ended December 31, 2023.

Recent Accounting Pronouncements Not Yet Adopted

ASU 2023-06, Disclosure Improvements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements.” The ASU incorporates several disclosure and presentation requirements currently residing in SEC Regulations S-X and S-K. The amendments will be applied prospectively and are effective when the SEC removes the related requirements from Regulations S-X or S-K. Any amendments the SEC does not remove by June 30, 2027, will not be effective. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, to enhances transparency into income tax disclosures. The amendments require annual disclosure of certain information relating to the rate reconciliation, income taxes paid by jurisdiction, income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign, income tax expense (or benefit) from continuing operations disaggregated by federal (national), state, and foreign. The amendments also eliminate certain requirements relating to unrecognized tax benefits and certain deferred tax disclosure relating to subsidiaries and corporate joint ventures. The ASU is effective for fiscal years beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 3 — Liquidity

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company’s development activities require it to make significant operating and capital expenditures. Its primary sources of liquidity have been through the issuance of debt and equity. The primary uses of cash have been for the St. Johns Field Acquisition, development of the St. Johns Field, commencing production, helium plant installation, corporate overhead, debt service costs, and paydown of debt. The Company has a history of recurring losses.

The Company’s material liquidity needs over the next twelve months from the date of these financial statements being issued consist of the following:

•        On November 21, 2023, the Company issued convertible promissory notes to each of two investors, with an aggregate principal amount of $16,000,000, with interest at a rate of 5% per annum due monthly, which adjusted up to 18% per annum in December 2023 when the Company failed to make its first interest payment, and monthly repayments of $1,500,000 starting from January 21, 2024 and remaining outstanding balance due on July 21, 2024. See Note 8 — Debt, for more details. The Company have not made any of the monthly repayments.

•        Outstanding accounts payable balances, corporate overhead, and helium operations until, if ever, the Company is able to generate sufficient cash flows from operations.

•        The Company needs to expand the capacity of its first helium plant in the St. Johns Field. The Company expects with this expansion, that it will generate sufficient cash flows to cover operating costs at the helium plant, fund corporate overhead, and make payments required for the convertible promissory notes issued in 2023. Until the Company completes this expansion, it will not have sufficient revenues to service its debt costs, general corporate overhead, and production costs.

We have no committed capital to address our material liquidity needs over the next twelve months from the date of these consolidated financial statements being issued and there is no assurance that the Company will raise the capital required. Additionally, the Company has no assurance of future profitability. These matters raise substantial doubt about our ability to continue as a going concern for a period of one year after the date that these consolidated financial statements are issued. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

Note 4 — Reverse Asset Acquisition

Effective July 17, 2023, the Company entered into the Share Exchange Agreement by and among the Company, Proton Green, and the Proton Green Members. Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding membership interests of Proton Green held by the Proton Green Members for shares of common stock of the Company. At the Closing Date, the Company issued 68,000,000 new shares of common stock to the Proton Green Members, representing approximately 94.4% of the issued and outstanding shares of common stock of the Company following such issuance. In connection with the closing of the transaction, Proton Green became a wholly owned subsidiary of CYRB.

The acquisition of assets was accounted for as a reverse asset acquisition in accordance with GAAP. Under this method of accounting, CYRB has been treated as “acquired” for financial reporting purposes. Proton Green has been determined to be the “accounting acquirer” because Proton Green maintains control of the Board of Directors and management of the combined company and the operations of Proton Green constitute the only ongoing operations of the combined company. Under this method of accounting, the ongoing financial statements reflect the consolidated net assets of Proton Green and CYRB at historical cost, with no goodwill or other intangible assets recognized, and the Consolidated Statements of Operations reflect the historical activity of Proton Green.

Under the terms of the merger, the Company issued 68,000,000 shares of common stock to the members of Proton Green, LLC in exchange for all membership interests, with consideration of $629,746, including estimated transaction costs incurred by Proton Green, LLC.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 5 — Revenue Recognition

Revenues from Contracts with Customers

Helium and CO2

Helium and CO2 sales are recognized at the point in time when title and control of the product is transferred to the customer, which will differ depending on the terms of each contract. Transfer of title and control drives the presentation of gathering, processing and other post-production expenses within the Company’s Consolidated Statements of Operations.

For those contracts where the Company has concluded that control of the product transfers at the tailgate of the plant, the Company recognizes revenue on a gross basis, with gathering, processing and other post-production expenses presented within the Gathering and processing expenses line item on the Company’s Consolidated Statements of Operations. Expenses and fees incurred after title and control transfers is netted against revenues. Alternatively, for those contracts where the Company has concluded that title and control of the product transfers at or near the wellhead or inlet of the plant, the Company recognizes helium and CO2 revenues net of gathering, processing and other post-production expenses.

Performance Obligations

The Company’s contractual performance obligations arise upon the production of gas from wells in which the Company has an ownership interest. The performance obligations are considered satisfied upon control of helium and CO2 being transferred to the customer(s) at the dedicated delivery point, which in the Company’s current contract is the tailgate of the plant. The Company records revenue in the month production is delivered to the customer. Settlement statements for helium sales delivered in a given month may not be received for up to 60 days after the end of the month in which the helium was delivered. However, payment is unconditional once the performance obligations have been satisfied. At this time, the volume and price can be reasonably estimated and amounts due from customers are accrued in Accounts receivable, net in the Consolidated Balance Sheets. As of December 31, 2023 there was no receivable accrued because the purchaser withheld the Company’s proceeds to offset payables owed by the Company to the purchaser. As of December 31, 2022, there was no receivables accrued.

Disaggregated Revenue information

For the year ended December 31, 2023, all of the Company’s revenue is from helium sales at the St. Johns Field.

Note 6 — Property, Plant and Equipment, Net

Property and equipment, net is comprised of the following:

	December 31,
	2023	2022
Land	$259,793	$259,793
Unproved helium and CO2 properties	10,055,182	12,102,653
Proved helium and CO2 properties	2,099,508	—
Less: accumulated depletion	(65,978)	—
Total helium and CO2 properties, net	12,348,505	12,362,446

Plant	1,863,900	—
Other property and equipment	51,908	51,908
Less: accumulated depreciation	(61,312)	(13,695)
Total other property, plant and equipment, net	1,854,496	38,213
Total property, plant and equipment, net	$14,203,001	$12,400,659

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 6 — Property, Plant and Equipment, Net (cont.)

Helium and CO2 Properties

As the Company’s development work progresses and the reserves on the Company’s properties are proven, capitalized costs attributed to the properties and mineral interest are subject to depletion. Depletion of capitalized costs is provided using the units-of-production method based on proved helium and CO2 reserves. Depletion expense for the years ended December 31, 2023 and 2022 was $65,978 and $0, respectively.

These capitalized costs are subject to a ceiling test that limits such pooled costs, net of applicable deferred taxes, to the aggregate of the present value of future net revenues attributable to proved helium and CO2 reserves discounted at 10%. Any costs in excess of the ceiling are written off as a non-cash expense. The Company did not record an impairment to proved helium and CO2 properties during the years ended December 31, 2023 and 2022.

Costs associated with unproved properties are excluded from the amortization base until the properties are evaluated or impairment is indicated. The costs associated with unproved leasehold acreage and related seismic data, are initially excluded from the amortization base. Leasehold costs are either transferred to the amortization base with the costs of drilling and/or completing a well on the lease or are assessed at least annually for possible impairment or reduction in value. The Company’s decision to withhold costs from amortization and the timing of the transfer of those costs into the amortization base involves judgment and may be subject to changes over time based on several factors, including drilling plans, availability of capital, project economics and drilling results from adjacent acreage. The Company did not record an impairment to unproved helium and CO2 properties during the years ended December 31, 2023 and 2022.

Other property, plant, and equipment

The Company’s other property, plant, and equipment include a vehicle and plant costs. The vehicle is depreciated using the straight-line method over an estimated useful life of 5 years and the plant is depreciated using the straight-line method over an estimated useful life of 25 years. Related to the vehicle, for the years ended December 31, 2023 and 2022, the Company recorded depreciation of $10,423 and $10,301, respectively. Related to the plant that commenced operations in July 2023, for the year ended December 31, 2023, the Company recorded depreciation of $37,195.

Note 7 — Fair Value Measurements

Financial Instruments

The Company’s financial instruments measured at fair value on a recurring basis consist of notes payable where the fair value option was elected, freestanding warrants and embedded conversion options that required to be bifurcated and accounted for separately as derivative financial instruments. The tables below set forth the financial instruments measured at fair value on a recurring basis, by level within the fair value hierarchy, as of December 31, 2023 and 2022.

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Notes Payable, Fair Value Option
Convertible notes issued to Kips Bay Select, LP and Cyber One, Ltd. in November 2023	$—	$—	$20,082,880	$20,082,880
Total Notes Payable, Fair Value Option	$—	$—	$20,082,880	$20,082,880

Derivative Liabilities
Warrants	$—	$—	$2,882,692	$2,882,692
Total Derivative Liabilities	$—	$—	$2,882,692	$2,882,692

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 7 — Fair Value Measurements (cont.)

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Derivative Liabilities
Bifurcated conversion options	$—	$—	$171,025	$171,025
Warrants	—	—	13,986	13,986
Total Derivative Liabilities	$—	$—	$185,011	$185,011

As of December 31, 2023 and 2022, the Company used a Black-Scholes-Merton model to estimate the fair value of the conversion options and warrants, which included assumptions such as risk-free rate, volatility, and expected term to estimate the fair value of the conversion options and the warrants. After determining the fair value using the Black-Scholes-Merton model, such fair value was multiplied times the assumed ownership percentage from the conversion. After multiplying the fair value estimated by the Black Scholes-Merton model times the assumed ownership percentage from the conversion, the Company implemented the probability-weighted expected return method (PWERM), which considered the probability of success and failure of the Company. The following range of assumptions were used to fair value the notes payable, conversion options, and warrants;

	December 31, 2023		December 31, 2022
	Notes Payable	Warrants	Conversion Options	Warrants
Expected volatility	34.00%	77.00%	54.00%	63.00%
Risk-free interest rate	5.14%	3.81%	4.53%	4.36% – 4.37%
Dividend yield	—	—	—	—
Term (years)	0.55	4.89	0.33	1.98 – 2.03
Success probability	15.00%	15.00%	15.00%	15.00%

The Company calculated the following weighted-average assumptions based on fair values of the notes payable, bifurcated conversion options, and warrants:

	December 31, 2023		December 31, 2022
	Notes Payable	Warrants	Conversion Options	Warrants
Expected volatility	34.00%	77.00%	54.00%	63.00%
Risk-free interest rate	5.14%	3.81%	4.53%	4.37%
Dividend yield	—	—	—	—
Term (years)	0.55	4.89	0.33	2.00
Success probability	15.00%	15.00%	15.00%	15.00%

As of December 31, 2023, the Company’s outstanding notes have a fair value of $20,082,880. The significant inputs into the fair value measurement includes the repayment period and the discount rate, which are classified as Level 3 inputs. We elected the fair value option under ASC 825, Financial Instruments for the outstanding notes to simplify the accounting.

A reconciliation of the Company’s Level 3 balance is as follows:

Level 3 Balance at December 31, 2022	$185,011
Unrealized loss recognized in earnings	226,830
Extinguishment of derivative liability due to cancellation of warrants	(84,447)
Notes payable issued in 2023 where the fair value option was elected	20,053,936
Derivative liability from the warrants issued in 2023	2,584,242
Level 3 Balance at December 31, 2023	$22,965,572

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 7 — Fair Value Measurements (cont.)

For the years ended December 31, 2023 and 2022, there was an unrealized loss of $226,830 and an unrealized gain of $142,698, respectively on mark-to-market of the bifurcated conversion options and warrants, and change in fair value of notes payable recorded in the accompanying Consolidated Statements of Operations. During the year ended December 31, 2023, a derivative liability of $2,584,242 was recognized upon the issuance of warrants under the Securities Purchase Agreement (see details in Note 8 — Debt).

The carrying amounts of the Company’s cash, related party note receivable, accounts payable, and accrued expenses approximate their fair values because of the short-term maturities or liquid nature of these assets and liabilities.

Fair Value of Non-Financial Assets and Liabilities

Non-financial assets and liabilities that are initially measured at fair value are comprised of ARO and stock-based compensation.

The Company did not add any ARO during the year ended December 31, 2023 or 2022.

The Company measures stock-based compensation based on the fair value of the award on the date of grant. During the year ended During the year ended December 31, 2023, the Company issued shares of its common stock as a one-time employee compensation arrangement for joining the Company as Executive Officer in the amount of $909,218. During the year ended December 31, 2022, the Company issued shares of its common stock as nonemployee compensation to a consultant for strategic financing services in the amount of $2,499,500. The fair value was based on the price the Company received when it sold common stock in private placements near the time of the compensation awards.

Note 8 — Debt

The Company elected fair value option for the convertible notes issued in November 2023. For all notes outstanding as of December 31, 2022, the debt discounts are amortized using effective interest rate through maturity date. The following is a summary of the Company’s outstanding notes payable as of the following:

	December 31,
	2023	2022
Amended and Restated Notes	$—	$19,280,887
2023 Convertible Notes, fair value option	20,082,880	—
Total notes payable, net	$20,082,880	$19,280,887

Securities Purchase Agreement with Kips Bay Select LP and Cyber One LTD

On November 21, 2023, the Company entered into a Securities Purchase Agreement (“SPA”) with Kips Bay Select LP and Cyber One, LTD, pursuant to which the Company agreed to issue and sell to each of Kips Bay Select LP and Cyber One, LTD, i) a convertible promissory note which will be convertible into shares of common stock (the “Conversion Shares”) and (ii) a common stock purchase warrant (each a “Warrant” and collectively, the “Warrants”) which will be exercisable to purchase shares of common stock (the “Warrant Shares”). The commitment fee of the SPA was 3% of the initial principal amount of the 2023 Convertible Notes. The net cash proceeds from the 2023 Convertible Notes were used for settlement in full and satisfaction of the outstanding obligations under the Amended and Restated Notes and the Trade Credit Agreement entered into on August 17, 2023, as assigned. In connection with the issuance of the note and the warrant, the Company paid a commitment fee of $480,000, which was recorded to Interest expense on the accompanying Consolidated Statements of Operations during the year ended December 31, 2023 and legal fees of $195,196, which were recorded to General and administrative expenses on the accompanying Consolidated Statements of Operations during the year ended December 31, 2023.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 8 — Debt (cont.)

Convertible Promissory Notes

On November 21, 2023, pursuant to the SPA, the Company issued a convertible promissory note (“Kips Bay 2023 Note”, and “Cyber One 2023 Note”, and collectively, the “2023 Convertible Notes”) to each of Kips Bay Select LP and Cyber One, LTD, collectively referred to as the Holders, in the principal amount of $8,000,000 each, with an aggregate principal amount of $16,000,000. The 2023 Convertible Notes were issued with an original issue discount of 50% and bear simple interest accruing as of November 21, 2023, at the rate of 5% per annum or 18% per annum following any Event of Default (as defined in SPA). The interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall not compound. The 2023 Convertible Notes have a maturity date of July 21, 2024 (the “Maturity Date”).

The 2023 Convertible Notes are convertible (in whole or in part), at the option of the Holders, into such number of fully paid and non-assessable shares of common stock at a conversion price equal to the lower of (i) 70% of the lowest trading price of the common stock in the 15 trading days ending on the date of the delivery of the applicable conversion notice, and (ii) the Valuation Cap Price (defined as $250,000,000 subject to reduction of 10% upon each occurrence of an event of default divided by the number of shares of Common Stock on a fully diluted basis), with a floor price (defined as $100,000,000 divided by the number of shares of common stock on a fully diluted basis immediately prior to giving effect to the applicable conversion).

The Company elected the fair value option for the 2023 Convertible Notes. See fair value disclosures in Note 7 — Fair Value Measurement.

Pursuant to the terms and conditions of the 2023 Convertible Notes, the Company shall repay the $16,000,000 commencing on January 21, 2024 with $1,500,000 due monthly and any remaining outstanding principal due on July 21, 2024. Alternatively, the Company may accelerate payments and reduce the overall principal repaid, by making repayments in an amount determined in SPA upon at least 20 trading days’ written notice. During the year ended December 31, 2023, the Company made no principal payments.

The 2023 Convertible Notes limits the Company’s ability to issue any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of our common stock and to issue any securities in a capital or debt raising transactions or series of related transactions with more favorable terms than the 2023 Convertible Notes without the consent of the Holders.

The following events constituted an Event of Default under the 2023 Convertible Notes: (i) any default in the payment of any portion of the principal or interest; (ii) failure to observe or perform material covenants; (iii) inability to convert the 2023 Convertible Notes into its common stock; (iv) failure to timely deliver shares of common stock or make payment of any fees or liquidated damages under the 2023 Convertible Notes; (v) failure to have required minimum shares of common stock authorized, reserved and available for issuance; (vi) default on any other indebtedness; (vii) apply for or consent to the appointment of or the commencement of any type of receivership or any voluntary or involuntary bankruptcy, (viii) any judgment or settlements exceeding $250,000, (ix) failure to instruct transfer agent to remove any legends from the shares of common stock; (x) the Company’s common stock no longer publicly traded or cease to be listed on the trading market; (xi) any SEC or judicial stop trade order or any restrictions on transactions in the shares of the common stock; (xii) failure to comply with reporting requirements of the 1934 Act; (xiii) failure to file timely with the SEC; (xiv) a Fundamental Transaction, as defined in the SPA, and (xv) any inaccurate representations or warranties made by the Company in any transaction documents or public filings. The 2023 Convertible Notes did not contain any financial covenants.

The Company failed to make the interest payments starting in December 2023, principal payments starting in January 2024, and did not file with the SEC an initial Registration Statement on Form S-1 covering the resale of all Conversion Shares and Warrant Shares. These items resulted in Events of Default under the SPA and 2023 Convertible Notes.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 8 — Debt (cont.)

Amended and Restated Notes

Kips Bay Note

On September 1, 2021, Proton Green, LLC entered into a $2,692,308 zero-percent promissory convertible note by and among Proton Green, LLC, as borrower, and Kips Bay Selects LP, as lender (the “Kips Bay Note”). The Kips Bay Note was issued with a 35% original issue discount and maturity date of November 30, 2021. Along with the Kips Bay Note, Proton Green, LLC issued warrants to the lender to subscribe for and purchase from Proton Green, LLC Membership Interest equal to $250,000 exercisable at an exercise price calculated on a valuation of $250,000,000. Upon consummation of the reverse asset acquisition, the warrants became exercisable in the form of the Company’s common stock; the warrants were to expire on September 21, 2024. The Kips Bay Note had a senior pari passu collateral position in all the assets of the Company and its securities.

The Kips Bay Note had the following amendments:

•        In October 2021, an amendment was made to the Kips Bay Note to extend the maturity date to January 15, 2022 and increase the principal amount to $3,298,077.

•        In December 2021, an amendment was made to the Kips Bay Note to extend the maturity date to January 31, 2022 and increase the principal amount to $3,513,469.

•        In January 2022, an amendment was made to the Kips Bay Note to extend the maturity date to February 18, 2022 and the Company agreed to an amendment fee of $300,000 due at the maturity date.

•        In February 2022, the Company and lender agreed to amend and restate the Kips Bay Note (the “Amended and Restated Kips Bay Note”), which extended the maturity date to April 7, 2022. The Amended and Restated Kips Bay Note bore interest at 18% per annum. As consideration for the maturity date extension, the Company agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $6,324 per day due at maturity date.

•        In April 2022, an amendment was made to the Amended and Restated Kips Bay Note to extend the maturity date to April 29, 2022.

In July 2022, the lender of the Amended and Restated Kips Bay Note assigned its note and all related rights and obligations under it to the lender under the Amended and Restated Alpha Carta Note 2, as defined below, and the Amended and Restated Alpha Carta Note 3, as defined below (the “Amended and Restated Alpha Carta Notes”), in exchange for cash from the lender of the Amended and Restated Alpha Carta Notes. Proton Green, LLC also issued to Kips Bay Selects LP 0.67% of Membership Interest in the Proton Green, LLC in order to effect this assignment. Subsequent to the assignment, the Amended and Restated Kips Bay Note and the Amended and Restated Alpha Carta Notes, collectively referred to as the Amended and Restated Notes, were outstanding with the lender under the Amended and Restated Alpha Carta Notes.

Alpha Carta Note 2

On December 23, 2021, Proton Green, LLC entered into a $1,846,154 zero-percent promissory convertible note by and among Proton Green, LLC, as borrower, and Alpha Carta, Ltd., as lender (the “Alpha Carta Note 2”). The Alpha Carta Note 2 was issued with a 35% original issue discount and maturity date of January 31, 2022. Along with the Alpha Carta Note 2, Proton Green, LLC, issued warrants to the lender to subscribe for and purchase from Proton Green, LLC Membership Interest equal to $150,000 exercisable at an exercise price calculated on a valuation of $250,000,000. Upon consummation of the reverse asset acquisition, the warrants became exercisable in the form of the Company’s common stock; the warrants were to expire on December 23, 2024. The Alpha Carta Note 2 had a senior pari passu collateral position in all the assets of the Company and its securities.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 8 — Debt (cont.)

The Alpha Carta Note 2 had the following amendments:

•        In January 2022, an amendment was made to the Alpha Carta Note 2 to extend the maturity date to February 18, 2022 and Proton Green, LLC agreed to an amendment fee of $300,000 due at the maturity date.

•        In February 2022, Proton Green, LLC and lender agreed to amend and restate the Alpha Carta Note 2 (the “Amended and Restated Alpha Carta Note 2”) which extended the maturity date to April 7, 2022 and the Amended and Restated Alpha Carta Note 2 bore interest at 18% per annum. As consideration for the maturity date extension, Proton Green, LLC agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $3,324 per day due at maturity date.

•        In April 2022, an amendment was made to the Amended and Restated Alpha Carta Note 2 to extend the maturity date to April 29, 2022.

Alpha Carta Note 3

On January 11, 2022, Proton Green, LLC entered into a $4,307,692 zero-percent promissory convertible note by and among Proton Green, LLC, as borrower, and Alpha Carta, Ltd., as lender (the “Alpha Carta Note 3”). The Alpha Carta Note 3 was issued with a 35% original issue discount and maturity date of January 31, 2022. Along with the Alpha Carta Note 3, Proton Green, LLC issued warrants to the lender to subscribe for and purchase from Proton Green, LLC Membership Interest equal to $100,000 exercisable at an exercise price calculated on a valuation of $250,000,000. Upon consummation of the reverse asset acquisition, the warrants became exercisable in the form of the Company’s common stock; the warrants expire on January 11, 2025. The Alpha Carta Note 3 had a senior pari passu collateral position in all the assets of the Company and its securities.

The Alpha Carta Note 3 had the following amendments:

•        In February 2022, Proton Green, LLC and lender agreed to amend and restate the Alpha Carta Note 3 (the “Amended and Restated Alpha Carta Note 3”) which extended the maturity date to April 7, 2022 and the Amended and Restated Alpha Carta Note 3 bore interest at 18% per annum. As consideration for the maturity date extension, Proton Green, LLC agreed to pay the lender a financing, administrative, packaging, and extension fee totaling $7,752 per day due at maturity date.

•        In April 2022, an amendment was made to the Amended and Restated Alpha Carta Note 3 to extend the maturity date to April 29, 2022.

Key Terms of and Events Under the Amended and Restated Notes

The Company’s Amended and Restated Kips Bay Note, Amended and Restated Alpha Carta 2 Note, and Amended and Restated Alpha Carta 3 Note, collectively, represent the Amended and Restated Notes.

The Company failed to pay the principal, interest and fees outstanding under the Amended and Restated Notes on April 29, 2022, which constituted an Event of Default as defined in the Amended and Restated Notes agreements. The Event of Default Redemption Price included: (i) the Redemption Price, which was 125% of the outstanding principal amount of the notes; (ii) all interest accrued on the principal amount up to the date of the Event of Default; (iii) the amendment fees; and (iv) interest accrued on the Redemption Price after the date of the Event of Default. In addition, the Company was required to pay: (i) liquidated damages of $750,000 per note; (ii) an amount equal to 1% of the Event of Default Redemption Price for each 30 day period during which redemptions fail to be made; and (iii) the daily financing, administrative, packaging, and extension fees.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 8 — Debt (cont.)

The following table summarizes the principal, fees, and event of default costs accrued at December 31, 2022 for Amended and Restated Notes:

December 31, 2022
Principal amount	$9,667,315
Increase for redemption price	2,416,829
Fees added to outstanding balance	7,196,743
Notes payable outstanding at the end of year	$19,280,887

In 2023, the Company incurred event of default fees of $5,875,111 which increased the notes payable outstanding during the period. On June 20, 2023, the Company entered into a forbearance agreement with Alpha Carta, Ltd., whereby Alpha Carta, Ltd. were to forbear from exercising any of its rights and remedies under the notes discussed above subject to the Company’s satisfaction of, among other things, payment in July 2023 of $3,000,000 and a monthly payment thereafter of $2,000,000 until the notes are paid in full. The Company made the initial $3,000,000 payment. On July 31, 2023, the Company entered into a Loan Settlement Agreement with Alpha Carta, Ltd. to settle the Amended and Restated Notes for $8,000,000. Pursuant to the Loan Settlement Agreement, no interest or other costs were to accrue from July 31, 2023. In August 2023, the Company paid $2,000,000 towards the Loan Settlement Agreement and in November 2023, the Company settled the remaining outstanding obligations under the Loan Settlement Agreement in full using $6,000,000 of the proceeds from the 2023 Convertible Notes. The settlement of the Amended and Restated Notes was considered a debt extinguishment and the Company recognized a gain on debt extinguishment of $17,671,812 on the accompanying Consolidated Statements of Operations during the year ended December 31, 2023. The gain on debt extinguishment of the Amended and Restated Notes was partially offset by the initial fair value of the 2023 Convertible Notes and Warrants that resulted in a loss of $14,638,178.

Short-term loans

During the year ended December 31, 2023, the Company issued short-term loans totaling $2,730,000, which consisted of (1) a $2,000,000 short-term loan issued on August 17, 2023 with a maturity date of October 17, 2023 and $2,200,000 due at maturity and later amended to extend the maturity date to the date of issuance of the 2023 Convertible Notes and $2,400,000 due at maturity, (2) a $300,000 short-term loan issued on April 18, 2023 with a maturity date of June 26, 2023 and $360,000 due at maturity, (3) an $85,000 short-term loan issued on September 21, 2023 with a maturity date of November 21, 2023 and $90,000 due at maturity; and (4) various short-term loans with a lender totaling $345,000 with no stated interest or maturity dates. The proceeds were used to make a required payment under the Amended and Restated Notes Loan Settlement Agreement, to fund capital expenditures for the helium plant in the St. Johns Field, and to fund corporate overhead. Total issuance costs incurred on the short-term loans were $95,400.

The $2,000,000 short-term loan was assigned by the original holder to Cyber One, Ltd. During November 2023, the Company settled the $2,000,000 short-term loan with the issuance of the Cyber One 2023 Note.

During October 2023, $295,000 of the short-term loans was converted into 236,000 shares of common stock. The remaining short-term loans, interest, and issuance costs were paid during 2023.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 8 — Debt (cont.)

Interest Expense

Interest expense for the periods were as follows:

	For the Year Ended December 31,
	2023	2022
Amended and restated notes stated interest	$1,626,890	$1,804,477
Amortization of debt discount on amended and restated notes	—	6,635,147
Related party short-term loans	560,400	—
2023 Convertible Notes commitment fee	480,000	—
2023 Convertible Notes interest expense	146,667	—
Other	4,521	63
Total interest expense	$2,818,478	$8,439,687

Note 9 — Derivatives

The terms of the Company’s convertible debt instruments, as discussed in Note 8 — Debt, included freestanding warrants and conversion options that required to be bifurcated and accounted for separately as derivative financial instruments. The Company used the Black-Scholes Melton pricing model to value the derivative instruments. The following table summarizes the Company’s derivative liabilities as of December 31, 2023 and 2022:

	December 31, 2023			December 31, 2022
	Bifurcated Conversion Options	Warrants	Total Derivatives Liabilities	Bifurcated Conversion Options	Warrants	Total Derivatives Liabilities
Kips Bays Note	$—	$—	$—	$52,176	$—	$52,176
Alpha Carta Note 2	—	—	—	35,898	8,351	44,249
Alpha Carta Note 3	—	—	—	82,951	5,635	88,586
Kips Bay 2023 Note	N/A	1,441,346	1,441,346	—	—	—
Cyber One 2023 Note	N/A	1,441,346	1,441,346	—	—	—
Total derivative liabilities	$—	$2,882,692	$2,882,692	$171,025	$13,986	$185,011

The gains and losses resulting from the mark-to-market of the bifurcated conversion options and warrants are included within “Gain on derivatives mark-to-market” in the Consolidate Statements of Operations. For the years ended December 31, 2023 and 2022, there was a loss of $197,886 and a gain of $142,698 on mark-to-market of the bifurcated conversion options and warrants recorded in the accompanying Consolidated Statements of Operations.

For the 2023 Notes that were issued in November 2023 and outstanding as of December 31, 2023, since the fair value option was elected, no discount was recorded for the 2023 Notes. For the Amended and Restated Notes that were outstanding as of December 31, 2022, the initial fair value of the bifurcated conversion options and warrants were presented as a discount to the face value of the related convertible debt instruments. These discounts together with the stated interest on the convertible debt instruments are amortized over the life of the convertible debt instrument through periodic charges to income using the effective interest method.

Note 10 — Leases

As of December 31, 2023 and 2022, the Company had operating leases recorded on the Consolidated Balance Sheets for equipment leased at the plant in the St. Johns Field, office space in Houston, Texas (the “Houston Office”) and a site lease agreement in Arizona (the “Site Lease Agreement”) for storage of equipment. The equipment lease expires in March 2028, the Houston Office lease expires in January 2027 and the Site Lease Agreement expires in February 2024.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 10 — Leases (cont.)

All the leases have renewal options, but the Company did not recognize any of the renewal options. The Company excluded variable lease payments for operating expenses in the Houston Office and the service component of the equipment lease.

The accompanying balance sheets include leases with terms greater than 12 months at commencement. The present value of future lease payments was determined based upon the Company’s incremental borrowing rate. The table below summarizes the Company’s discount rate and remaining lease term.

	December 31,
	2023	2022
Weighted-average discount rate
Operating leases	26.76%	10.00%

Weighted-average remaining lease term (years)
Operating leases	4.12	2.76

The following table presents the components of the Company’s lease expenses for the following periods.

		Year Ended December 31,
		2023	2022
Lease costs	Classification on our Statement of Operations
Operating lease costs	General and administrative expenses	$60,442	$47,624
Operating lease costs	Lease operating expenses	$4,355	$5,806
Operating lease costs	Gathering and processing expenses	$180,000	$—
Short-term lease costs	General and administrative expenses	$8,835	$8,835
Variable lease costs	Gathering and processing expenses	$120,000	$—
Variable lease costs	General and administrative expenses	$43,077	$32,450

Supplemental cash flow information related to leases were as follows:

	Year Ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities
Operating lease – operating cash flows	$251,988	$47,885
ROU assets recognized in exchange for lease obligations:
Operating leases	$963,940	$80,117

Maturities of the Company’s operating lease liabilities included on the accompanying Consolidated Balance Sheets as of December 31, 2023 were as follows:

Operating Leases
2024	406,286
2025	405,855
2026	407,207
2027	363,943
2028	90,000
Total minimum lease payments	1,673,291
Less: imputed interest	(646,654)
Present value of future minimum lease payments	1,026,637
Less current	(161,524)
Non-current lease liabilities	$865,113

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 11 — Warrants

On September 1, 2021, Proton Green, LLC entered into a $1,923,077 Zero-Percent Promissory Convertible Note (the “Abdallah Note”). The Abdallah Note was settled in December 2021; however, the Abadallah Note included warrants to the lender to subscribe for and purchase from Proton Green, LLC Membership Interest equal to $250,000 exercisable at an exercise price calculated on a valuation of $250,000,000. In February 2022, Proton Green, LLC cancelled and exchanged the warrants for a 0.10% Membership Interest.

The Amended and Restated Kips Bay Note included warrants to the lender to subscribe for and purchase from Proton Green, LLC Membership Interest equal to $250,000 exercisable at an exercise price calculated on a valuation of $250,000,000. In February 2022, Proton Green, LLC cancelled and exchanged the warrants for a 0.10% Membership Interest.

The Amended and Restated Alpha Carta Note 2 included warrants to the lender to subscribe for and purchase from the Company shares of common stock equal to $150,000 exercisable at an exercise price calculated on a valuation of $250,000,000. The warrants were to expire on December 23, 2024. The warrants were cancelled in November 2023, together with the settlement of Amended and Restated Notes.

The Amended and Restated Alpha Carta Note 3 included warrants to the lender to subscribe for and purchase from the Company shares of common stock equal to $100,000 exercisable at an exercise price calculated on a valuation of $250,000,000. The warrants were to expire on January 11, 2025. The warrants were cancelled in November 2023, together with the settlement of Amended and Restated Notes.

On November 21, 2023, pursuant to the SPA (as described in Note 8 — Debt), the Company issued each investor warrants to subscribe for and purchase from the Company up to 3,846,154 shares of common stock at an exercise price equal to the lower of: (i) $3.12 per share and (ii) the Valuation Cap Price. The warrants are exercisable from November 21, 2023 and expire on November 21, 2028. In case of a registration (as defined in the Registration Rights Agreement), the warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” on terms and conditions provided in the warrants. The Valuation Cap Price means the price per share of common stock calculated by dividing $250,000,000 by the number of shares of Common Stock on a fully diluted basis immediately prior to giving effect to the applicable exercise under this Warrant, subject to adjustment as provided therein. As of December 31, 2023, 7,692,308 warrants were outstanding and exercisable.

All warrants noted above were separated from their respective debt instruments and fair valued at each reporting period. See fair value disclosures in Note 7 — Fair Value Measurements.

Note 12 — Stockholders’ Equity

Common Stock

The Company has one class of common stock. As of December 31, 2023 and 2022, the Company’s authorized capital consists of 250,000,000 and 75,000,000 shares of common stock, respectively, with a par value of 0.001 per share. Effective July 13, 2023, the Company amended it articles of incorporation to increase the authorized shares of common stock from 75,000,000 to 250,000,000.

In connection with the reverse asset acquisition effective on July 17, 2023, CYRB issued 68,000,000 shares of common stock to the Proton Green Members in exchange for all Membership Interest in Proton Green. Membership Interest is each Proton Green Members’ interest in Proton Green consisting of such Proton Green Member’s right to share in profits, losses, and distributions (“Financial Rights”) and all of a Proton Green Member’s right as a member in the Company other than Financial Rights (“Governance Rights”). See Note 4 — Reverse Asset Acquisition for more details. As of December 31, 2023 and 2022, the Company had a total of 80,744,354 and 65,828,862 shares of common stock issued and outstanding, respectively.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 12 — Stockholders’ Equity (cont.)

During the year ended December 31, 2023, the Company issued 7,770,980 shares of common stock in private placements for proceeds totalling $10,753,725 and 236,000 shares of common stock to settle the conversion of $295,000 of the Company’s short-term loans to equity.

Stock Based Compensation.    During the year ended December 31, 2023, the Company issued 727,374 shares of common stock to Mr. David Hobbs as one-time compensation arrangement for joining the Company as Executive Officer. The compensation expense for the award totaled $909,218 and was estimated using a fair value of $1.25 per share. The fair value per share was based on the price the Company received when it sold common stock in private placements during the year ended December 31, 2023. The expense was recorded to General and administrative expenses on the Company’s Consolidated Statements of Operations.

Conversion Features.    The lenders of the 2023 Notes pursuant to the SPA dated as of November 21, 2023 have the right to convert all or part of the principal amount of the notes to shares of common stock at an enterprise valuation of $250,000,000.

Common Stock Reserved.    The Company reserved 41,191,116 shares of common stock for issuance upon conversion of the 2023 Convertible Notes and exercise of Warrants and 10,842,453 shares of common stock for certain indemnified transfers of common stock at the stock transfer agent.

Note 13 — Net Loss per Share

Basic net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period, giving effect to all potential dilutive securities outstanding for the period. Basic and diluted loss per share is computed using the treasury stock method.

For the year ended December 31, 2023, the numerator of basic net loss per share is the consolidated net loss of the Company attributable to common stockholders for the current reporting periods. The denominator of basic net loss per share is the sum of i) weighted average number of common shares of the accounting acquirer outstanding pre-acquisition multiplied by exchange ratio from the beginning of the period to date of acquisition and ii) weighted average number of common shares of the accounting acquiree outstanding post-acquisition from the date of acquisition to reporting date.

For the year ended December 31, 2022, the numerator of basic net loss per share is the net loss of the accounting acquirer attributable to common stockholders for the comparative reporting periods. The denominator of basic net loss per share is weighted average number of common shares of the accounting acquirer outstanding pre-acquisition, multiplied by the exchange ratio.

The following table sets forth the computation of basic and diluted net loss per share:

	For the Year Ended December 31,
	2023	2022
Numerator:
Net loss	$(11,747,403)	$(27,363,072)
Denominator:
Weighted average common stock outstanding – Basic and Diluted	72,040,167	53,219,180
Net loss per share of common stock outstanding – Basic and Diluted	$(0.16)	$(0.51)

As the Company was in a net loss position for all periods presented, the Company has determined all potentially dilutive shares would be anti-dilutive in these periods and therefore are excluded from the calculation of diluted weighted average shares outstanding. This results in the calculation of weighted average shares outstanding to be the same for basic and diluted EPS.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 13 — Net Loss per Share (cont.)

For the years ended December 31, 2023 and 2022, the Company had outstanding warrants to purchase shares of common stock, exercisable at a fixed strike price or exercise price calculated on a valuation of $250,000,000. For the year ended December 31, 2023, the Company had outstanding convertible promissory notes, convertible at a variable conversion price (see Note 8 — Debt for more details). There would be 21,133,552 and 65,829 of additional common shares at December 31, 2023 and 2022, respectively, related to the possible exercise of outstanding warrants and potential conversion of 2023 Convertible Notes, but they were anti-dilutive.

Note 14 — Transactions with Related Parties

Consulting Arrangements

The Company had advisory consulting agreements with TPG Commercial Finance, an entity in which Jim Culver, a principal owner of either directly or indirectly more than 10% of the Company’s common stock, is the President/Owner and Leo W. Kerrigan, an individual that owns more than 10% of the Company’s common stock. For the years ended December 31, 2023 and 2022, the Company incurred costs of $40,000 and $110,000, respectively. The costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

The Company received human resource services from an immediate family member of a named executive officer. For the years ended December 31, 2023 and 2022, the Company incurred $32,500 and $22,500, respectively, in fees related to Human Resource services. These costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

The Company received consulting services related strategic growth opportunities from Natural Resource Advisors, an entity in which the Company’s CEO Steven Looper owned a controlling interest. The Company did not incur any fees with Natural Resource Advisors during the year ended December 31, 2023 and incurred $5,000 in fees for the year ended December 31, 2022. The costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

The Company engaged Integrated Cryogenic Solutions, LLC for Front-end engineering design studies for its initial beverage grade CO2 plant. Integrated Cryogenic Solutions, LLC is an innovative specialty engineering, procurement & manufacturing unit of Nikkiso Cryogenics Industries, an entity in which our board of director Peter J. Wagner serves as the CEO of Nikkiso Clean Energy & Industrial Gases Group. The Company incurred $95,000 and $0, respectively, for the year ended December 31, 2023 and 2022. The costs were recorded in the Consolidated Statements of Operations to “General and administrative expenses — related parties”.

Related Party Note Receivable

In September 2022, the Company loaned $25,000 to VVC Resources, an entity in which Jim Culver, a principal owner of either directly or indirectly more than 10% of the Company’s common stock, is the President and CEO. The loan bore interest at zero percent. There was no stated maturity date for the loan. As of December 31, 2023 and 2022, the related party note receivable had a balance of $25,000 and $25,000, respectively.

Co-Tenancy Arrangement

In October 2023, the Board approved a co-tenancy arrangement whereby we expanded the leased space in our Houston office and share the expanded space with Pantheon Resources, PLC, an entity where our Chairman of the Board of Directors, David Hobbs, serves as Executive Chairman. We share equally the costs of the lease and office supplies.

Advances from related party

Prior to the reverse asset acquisition, CYRB had received advances of $14,651 from CYRB’s sole officer and director to pay for general and administrative costs. Upon the consummation of the reverse asset acquisition effective on July 17, 2023, the entire balance of $14,651 was forgiven. As of December 31, 2023 and 2022, there are no advances from related parties outstanding.

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 15 — Income Taxes

Income taxes have been accounted for in accordance with ASC 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

For the years ended December 31, 2023 and 2022, the Company recognized no provision or benefit from income taxes. The following is a reconciliation of the effective income tax rate to the statutory federal income tax rate for the years ended December 31, 2023 and 2022.

	December 31,
Rate Reconciliation	2023	2022
Provision (Benefit) at Statutory Rate	21.00%	21.00%
Permanent Book/Tax Differences	(0.06)	—
Valuation Allowance	(20.94)	(21.00)
Income Tax Provision (Benefit)	—%	—%

Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets relate primarily to its net operating loss carryforwards and other balance sheet basis differences. The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets are as follows:

	December 31,
	2023	2022
Deferred Tax Assets
Net Operating Loss Carryforward	$793,595	$6,485
Helium and CO2 Exploration and Development Costs Deducted for Tax Over Book Depletion	9,162	—
Other	1,537,012	—
Deferred Tax Assets	$2,339,769	$6,485
Deferred Tax Liabilities
Other Property, Plant, and Equipment Costs Deducted for Tax Under Book Depreciation	$(16,440)	$—
Deferred Tax Liabilities	$(16,440)	$—
Net Deferred Tax Asset	$2,323,329	$6,485
Valuation Allowance	(2,323,329)	(6,485)
Net Deferred Tax Asset (Liability)	$—	$—

As of December 31, 2023 and 2022, the Company has U.S. net operating loss (“NOLs”) carryforwards of approximately $2,755,325 and $30,881, respectively, to offset taxable income, if any, in future years. Federal NOLs generated in 2023 may be carried forward indefinitely. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment,

Cyber App Solutions Corp.
Notes to Consolidated Financial Statements

Note 15 — Income Taxes (cont.)

management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized. Tax periods for all fiscal years after 2021 remain open to examination by the federal and state taxing jurisdictions to which the Company is subject.

As of December 31, 2023, the Company has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements.

Note 16 — Commitments and Contingencies

Commitments

Company assets.    As of December 31, 2023, all of the assets of the Company have been pledged as collateral for the 2023 Convertible Notes issued pursuant to the SPA.

Contingencies

Legal.    In the ordinary course of business, the Company is party to various legal actions. In management’s opinion, the outcome of any such currently pending legal actions will not have a material adverse effect on the Company’s financial position or results of operations.

On March 1, 2022, a potential lender filed a motion for a default judgment against the Company. The Company filed an opposition to the motion and filed a motion for leave to file an answer. The potential lender is claiming a breach of contract seeking a $1,000,000 break-up fee related to a commitment letter for a proposed senior secured term loan facility. These legal matters have been postponed while the Company and the potential lender attempt to work together to remediate the issue. The Company expenses legal fees incurred associated with loss contingencies.

There are no other material litigation, arbitration or governmental proceeding currently pending against the Company or any members of its management team in their capacity as such requiring a contingent liability to be recognized as of the date of the consolidated financial statements.

Cyber App Solutions Corp.

3,305,788 Shares of Common Stock

_____________________________

PRELIMINARY PROSPECTUS

_____________________________

            , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$2,435
Accounting fees and expenses	40,000
Legal fees and expenses	40,000
Miscellaneous	—
Total	$82,435

Item 14. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) allows, and the Company wishes to adopt, discretionary indemnification of its directors, officers, employees, and agents as provided below.

Subsection (1) of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited-liability company, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person (a) is not in breach of their fiduciary duty which breach involved intentional misconduct, fraud or a knowing violation of law, or (b) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Subsection (2) of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) was not in breach of their fiduciary duty, which breach involved intentional misconduct, fraud or a knowing violation of law, or (b) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made for any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection (3) of Section 78.7502 of the NRS provides that, unless a court orders indemnification or amounts are advanced pursuant to NRS 78.751(2) or any discretionary indemnification under Subsections (1) or (2) of NRS 75.7502 must be authorized by a determination that such indemnification is proper. This determination must be made by the stockholders, the majority vote of a quorum of the board of the directors not parties to the action, suit or proceeding, or a written opinion by independent legal counsel ordered by a majority of the directors who were not parties to the action, suit, or proceeding, or a quorum of directors who were not parties to the action, suit or proceeding cannot be obtained.

Subsection (1) of Section 78.751 of the NRS provides for mandatory indemnification of any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii)  any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

Additionally, NRS 78.138(7) provides, with limited statutory exceptions relating to a director’s duty when confronted with a change or potential change in control of the corporation, or unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, that a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the presumption that a director has acted in good faith, on an informed basis and with a view to the interest of the corporation has been overcome; (ii) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Pursuant to the above indemnification provisions, our Articles of Incorporation and Bylaws provide that we must indemnify and hold harmless our directors and officers from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having been a director or officer of the Company, or by reason of any action alleged to have taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the NRS; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct to the fullest extent permitted under the NRS and other applicable law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these persons to the full extent provided by the law as stated above. So long as the Company’s indemnification obligations exist under the indemnification agreements, the Company must provide such director and executive officer with directors’ and officers’ liability insurance coverage which we have obtained.

Item 15. Recent Sales of Unregistered Securities.

Date of Financing	Title	Amount of Shares Received	Aggregate Proceeds	Class of Person
7/17/2023	Common Stock	68,000,000	—	Proton Green Members[1]
7/19/2023	Common Stock	1,920,000	$2,400,000	Investors[2]
7/20/2023	Common Stock	1,000,000	$1,250,000	Investors[2]
7/28/2023	Common Stock	800,000	$1,000,000	Investors[2]
9/26/2023	Common Stock	124,800	$156,000	Investors[2]
10/2/2023	Common Stock	236,000	$295,000	Investors[2]
10/5/2023	Common Stock	24,000	$150,000	Investors[2]
10/6/2023	Common Stock	48,000	$300,000	Investors[2]
10/11/2023	Common Stock	133,600	$247,000	Investors[2]
10/13/2023	Common Stock	2,098,000	$2,622,500	Investors[2]
10/17/2023	Common Stock	48,000	$300,000	Investors[2]
10/19/2023	Common Stock	48,000	$300,000	Investors[2]
10/20/2023	Common Stock	8,000	$50,000	Investors[2]
10/24/2023	Common Stock	16,000	$100,000	Investors[2]
10/26/2023	Common Stock	234,580	$293,225	Investors[2]
11/9/2023	Common Stock	400,000	$500,000	Investors[2]
11/10/2023	Common Stock	40,000	$50,000	Investors[2]
11/13/2023	Common Stock	80,000	$100,000	Investors[2]
11/14/2023	Common Stock	488,000	$610,000	Investors[2]
11/15/2023	Common Stock	100,000	$125,000	Investors[2]
11/16/2023	Common Stock	80,000	$100,000	Investors[2]
5/17/2024	Common Stock	64,718	$200,000	Investors[2]
5/21/2024	Common Stock	16,180	$50,000	Investors[2]
6/3/2024	Common Stock	16,180	$50,000	Investors[2]
6/12/2024	Common Stock	19,416	$60,000	Investors[2]
6/13/2024	Common Stock	24,270	$75,000	Investors[2]

Date of Financing	Title	Amount of Shares Received	Aggregate Proceeds	Class of Person
6/21/2024	Common Stock	4,854	$15,000	Investors[2]
6/28/2024	Common Stock	32,359	$100,000	Investors[2]
7/30/2024	Common Stock	32,359	$100,000	Investors[2]
8/2/2024	Common Stock	16,180	$50,000	Investors[2]
8/6/2024	Common Stock	16,180	$50,000	Investors[2]
8/9/2024	Common Stock	16,180	$50,000	Investors[2]
8/8/2024	Preferred Stock	7,700	$7,700,000	Investor[3]
8/8/2024	Preferred Stock	300	$300,000	Investor[3]
9/17/2024	Common Stock	1,708,320	—	Investors[4]
9/17/2024	Common Stock	1,254,986	—	Investors[4]
10/15/2024	Common Stock	850,000	—	Investors[5]
10/15/2024	Common Stock	850,000	—	Investors[5]
11/6/2024	Common Stock	5,000,000	—	Investors[6]
11/6/2024	Common Stock	5,000,000	—	Investors[6]

____________

[1]      Effective July 17, 2023, the Company, entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Proton Green, LLC (“Proton Green”), and the members of Proton Green (the “Proton Green Members”). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding membership interests of Proton Green held by the Proton Green Members for shares of common stock of the Company. At the Closing Date, the Company issued 68,000,000 new shares of common stock to the Proton Green Members. In connection with the closing of the transaction, Proton Green became a wholly owned subsidiary of CYRB, and the Company is in the process of changing its name from “Cyber App Solutions Corp.” to “Proton Green Corporation”.

[2]      The Company entered into various Subscription Agreements with Investors for the issuance of an aggregate of 8,185,856 shares of common stock at a price ranging from $1.25 per share to $6.25 per share, par value $0.001. The Company used the net proceeds from the funds received to finance the acquisition, exploration, drilling or improvements of the Company or its subsidiaries’ helium and CO2 properties or for other customary general corporate purposes. The Investors will not sell, assign, pledge, give, transfer or otherwise dispose of the common stock, or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of such securities under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Act and all applicable state securities laws.

[3]     On August 8, 2024, we entered into that certain Series A Preferred Stock Purchase Agreement (the “Series A Preferred Stock Purchase Agreement”), pursuant to which we agreed to issue and sell 8,000 shares of the Company’s 10.0% Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $8,000,000 (such offering, the “Series A Preferred Stock Offering”). Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, cumulative dividends in-kind, at a rate of 10.000% per annum on the $1,000 liquidation preference per share of Series A Preferred Stock, payable annually in arrears, commencing on August 8, 2025. If the Series A Preferred Stock does not convert into our common stock based on the conversion features within two (2) years from the effective date of the Series A Preferred Stock Purchase Agreement, the Company is required to redeem the Series A Preferred Stock, which shall include accumulated in-kind dividends, at the $1,000 liquidation preference per share of Series A Preferred Stock. Proceeds were used to paydown $4,000,000 on our convertible promissory notes and the remainder will be used to partially fund the equipment at our next planned helium and CO2 processing plant and to partially fund general and administrative expenses. We plan to issue additional shares of our Series A Preferred Stock under the Series A Preferred Stock Purchase Agreement.

[4]      On September 16, 2024, we entered into that certain Forbearance and Settlement Agreement (the “Forbearance Agreement”) by and between Kips Bay Select LP, a Delaware limited partnership (“Kips Bay”) and Cyber One, Ltd., a Cayman Islands limited company (“Cyber One” and together with Kips Bay, the “Holders”). Pursuant to the Forbearance Agreement, the Holders have agreed to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against us under the convertible promissory notes, dated November 21, 2023 (the “2023 Convertible Notes”) issued the Holders pursuant to the Securities Purchase Agreement, dated as of November 21, 2023 (the “SPA”) in exchange for (i) 1,708,320 shares of Common Stock to Kips Bay (the “Kips Bay Shares”), (ii) 1,254,986 shares of Common Stock to Cyber One (the “Cyber One Shares” and together with the Kips Bay Shares the “Forbearance Shares”) and (iii) up to $13,700,000 in cash to the Holders at the dates and times as set forth in the Forbearance Agreement, which once issued and paid in accordance with the terms of the Forbearance Agreement will result in a full and final settlement of the amounts owing under the Notes and the SPA to the Holders.

[5]      On October 15, 2024, the Company entered into that certain Amendment to Forbearance and Settlement Agreement (the “First Amendment to Forbearance Agreement”) by and between the Holders. Pursuant to the First Amendment to Forbearance Agreement, the Holders have agreed to shift the dates and amounts of certain cash payments due under the Forbearance Agreement and to continue to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against the Company under the 2023 Convertible Notes in exchange for (i) 850,000 shares of Common Stock to Kips Bay and (ii) 850,000 shares of Common Stock to Cyber One.

[6]      On November 6, 2024, the Company entered into that certain Amendment to Forbearance and Settlement Agreement (the “Second Amendment to Forbearance Agreement” and together with the First Amendment to Forbearance Agreement, the “Amended Forbearance Agreement”) by and between the Holders. Pursuant to the Second Amendment to Forbearance Agreement, the Holders have agreed to further shift the dates and amounts of certain cash payments due under the Amended Forbearance Agreement and to continue to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against the Company under the 2023 Convertible Notes in exchange for (i) 5,000,000 shares of Common Stock to Kips Bay and (ii) 5,000,000 shares of Common Stock to Cyber One, provided that if the Company meets its payment obligations under the Second Amendment to Forbearance Agreement then the Holders will each return 2,000,000 shares of Common Stock received pursuant to the Second Amendment to Forbearance Agreement.

These securities were not registered under the Securities Act of 1933, but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Description
3.1

Articles of Incorporation, as amended, as currently in effect (Incorporated by reference as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-254676) filed with the Securities and Exchange Commission on March 25, 2021)

3.2**	Amended and Restated Bylaws
3.3

Certificate of Designations of Rights, Powers, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of Cyber App Solutions Corp. (Incorporated by reference as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41946) filed with the SEC on August 14, 2024)

3.4	Certificate of Amendment to the Articles of Incorporation (Incorporated by reference as Exhibit 3.2 to the Registrant’s Form 10-Q (File No. 001-41946) filed with the SEC on August 19, 2024)
3.5

Certificate of Amendment to the Articles of Incorporation (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on July 17, 2023)

3.6

Share Exchange Agreement by and among Cyber App Solutions Corp., Proton Green LLC, and member of Proton Green LLC. (Incorporated by reference as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on July 17, 2023)

4.1

Securities Purchase Agreement, dated November 21, 2023, by and among Cyber App Solutions Corp., Kips Bay Select LP, and Cyber One, Ltd. (Incorporated by reference as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on November 27, 2023)

4.2

Security Agreement, dated November 21, 2023, by and among Cyber App Solutions Corp., Kips Bay Select LP, and Cyber One, Ltd. (Incorporated by reference as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on November 27, 2023)

4.3

Guaranty, dated November 21, 2023, made by Proton Green LLC and PG LandCo LLC, in favor of Kips Bay Select LP, and Cyber One, Ltd. (Incorporated by reference as Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on November 27, 2023)

4.4

Registration Rights Agreement, dated November 21, 2023, by and among Cyber App Solutions Corp., Kips Bay Select LP, and Cyber One, Ltd. (Incorporated by reference as Exhibit 4.6 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on November 27, 2023)

Exhibit Number	Exhibit Description
4.5

Form of Convertible Promissory Note dated November 21, 2023 with Kips Bay Select LP and with Cyber One LTD (Incorporated by reference as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on November 27, 2023)

4.6

Form of Common Stock Purchase Warrant issued to Kips Bay Select LP and Cyber One, LTD (Incorporated by reference as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 333-254676) filed with the SEC on November 27, 2023)

5.1**	Opinion of [ ]
10.1	Form of Master Services Agreement dated January 3, 2022 (Incorporated by reference as Exhibit 10.1 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)
10.2	Purchase and Sale Agreement with Kinder Morgan CO2 Company (Incorporated by reference as Exhibit 10.2 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)
10.3	The Unit Agreement, as amended (Incorporated by reference as Exhibit 10.3 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)
10.4	CYRB Board of Directors Agreement (Incorporated by reference as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41946) filed with the SEC on February 15, 2024)
10.5

Securities Purchase Agreement, dated as of August 8, 2024, by and among Cyber App Solutions Corp. and each purchaser identified thereto (Incorporated by reference as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41946) filed with the SEC on August 14, 2024)

10.6

Registration Rights Agreement, dated August 8, 2024, between Cyber App Solutions Corp. and each of the several purchasers signatory thereto (Incorporated by reference as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41946) filed with the SEC on August 14, 2024)

10.7

Forbearance and Settlement Agreement, dated September 16, 2024, by and between Cyber App Solutions Corp., Kips Bay Select LP, and Cyber One, Ltd. (Incorporated by reference as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41946) filed with the SEC on September 20, 2024)

10.8

Amendment to Forbearance and Settlement Agreement, dated October 15, 2024, by and between Cyber App Solutions Corp., Kips Bay Select LP, and Cyber One, Ltd. (Incorporated by reference as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41946) filed with the SEC on October 22, 2024)

10.9**	Amendment to Forbearance and Settlement Agreement, dated November 6, 2024, by and between Cyber App Solutions Corp., Kips Bay Select LP, and Cyber One, Ltd.
21.1	List of Subsidiaries (Incorporated by reference as Exhibit 21.1 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)
23.1*	Consent of Whitley Penn LLP
23.2*	Consent of William M. Cobb & Associates, Inc.
23.3**	Consent of [ ] (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
99.1

Independent petroleum engineer’s proved helium reserve report as of January 1, 2024 (Incorporated by reference as Exhibit 99.1 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)

99.2

Independent petroleum engineer’s contingent helium resources report as of January 1, 2024 (Incorporated by reference as Exhibit 99.2 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)

99.3

Independent petroleum engineer’s contingent CO2 resources report as of January 1, 2024 (Incorporated by reference as Exhibit 99.3 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)

99.4

Independent petroleum engineer’s contingent helium resources report addendum as of January 1, 2024 (Incorporated by reference as Exhibit 99.4 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)

99.5

Independent petroleum engineer’s contingent CO2 resources report addendum as of January 1, 2024 (Incorporated by reference as Exhibit 99.5 to the Registrant’s Form 10-K (File No. 001-41946) filed with the SEC on April 1, 2024)

107***	Filing Fee Table

____________

*        Filed herewith.

**      To be filed via amendment.

***    Previously filed.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

A.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

B.      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.     That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

F.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of November, 2024.

CYBER APP SOLUTIONS CORP.
By:	/s/ Steven Looper
Name:	Steven Looper
Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven Looper and Kenneth Winters, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Steven Looper	Chief Executive Officer, President and Director	November 12, 2024
Steven Looper	(Principal Executive Officer)
/s/ Kenneth Winters	Chief Financial Officer	November 12, 2024
Kenneth Winters	(Principal Financial and Accounting Officer)
/s/ David Hobbs	Executive Chairman and Director	November 12, 2024
David Hobbs
/s/ Peter Wagner	Director	November 12, 2024
Peter Wagner
/s/ Douglas Heller	Director	November 12, 2024
Douglas Heller
/s/ Tralisa Maraj	Director	November 12, 2024
Tralisa Maraj